                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-14041
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 22, 1997)

                                 $215,000,000
                                (Approximate)

                         BLOCK MORTGAGE FINANCE, INC.
                                  DEPOSITOR

                         BLOCK FINANCIAL CORPORATION
                               MASTER SERVICER

                        COMPANION MORTGAGE CORPORATION
                                    SELLER

                   ASSET BACKED CERTIFICATES, SERIES 1997-2

                           ------------------------

    The Block Mortgage Finance Asset Backed Certificates, Series 1997-2 (the 'Certificates'), will consist of (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the 'Fixed Rate Certificates'), (ii) the Class A-6 Certificates (the 'Adjustable Rate Certificates'; the Adjustable Rate Certificates and the Fixed Rate Certificates are collectively referred to as the 'Class A Certificates') and (iii) the residual certificates (the 'Class R Certificates'). Only the Class A Certificates are offered hereby.

                           ------------------------

    On or before the issuance of the Certificates, the Master Servicer will obtain from MBIA Insurance Corporation (the 'Certificate Insurer') two certificate guaranty insurance policies relating to the Class A Certificates (the 'Certificate Insurance Policies') in favor of the Trustee. The Certificate Insurance Policies will provide coverage of the ultimate principal amount of, and interest due on, the Fixed Rate Certificates and the Adjustable Rate Certificates pursuant to the terms of the Certificate Insurance Policies.

                                     MBIA

                           ------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION
     OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE
         CERTIFICATE INSURER OR ANY OF THEIR AFFILIATES. NEITHER THE
              CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
                   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
                   INSTRUMENTALITY OR BY THE DEPOSITOR, THE
                   SELLER, THE MASTER SERVICER, THE TRUSTEE
                         OR ANY OF THEIR AFFILIATES.

                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                   ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                           ------------------------

 PROSPECTIVE INVESTORS SHOULD CONSIDER THE RISK FACTORS SET FORTH UNDER 'RISK
    FACTORS' IN THIS PROSPECTUS SUPPLEMENT COMMENCING ON PAGE S-18 HEREIN
             AND IN THE PROSPECTUS COMMENCING ON PAGE 12 THEREIN.

                           ------------------------

                   INITIAL
                    CLASS        PASS-
                 CERTIFICATE    THROUGH       PRICE TO      UNDERWRITING   PROCEEDS TO
                  BALANCE(1)     RATE          PUBLIC         DISCOUNT     DEPOSITOR(3)
                 ------------   -------      ----------     ------------   ------------
Per Class A-1
  Certificate... $ 45,336,000     6.51%      100.000000%(2)     0.1700%     99.830000%(2)
Per Class A-2
  Certificate... $ 24,279,000     6.62%       99.968750%(2)     0.2650%     99.703750%(2)
Per Class A-3
  Certificate... $ 12,505,000     6.84%       99.984375%(2)     0.4000%     99.584375%(2)
Per Class A-4
  Certificate... $ 16,951,000     7.09%(4)    99.968750%(2)     0.5253%     99.443450%(2)
Per Class A-5
  Certificate... $ 11,007,000     6.75%(4)   100.000000%(2)     0.4520%     99.548000%(2)
Per Class A-6
  Certificate... $104,922,000      (5)       100.000000%(6)     0.3000%     99.700000%(6)
                 ------------                ------------      --------    ------------
Total........... $215,000,000                $214,985,162      $644,992    $214,340,170

------------
(1) Subject to the permitted variance described herein.
(2) Plus accrued interest from July 1, 1997.
(3) Before deducting expenses payable by the Depositor, estimated to be $250,000.
(4) On each Distribution Date that occurs after the Optional Termination Date, the Pass-Through Rate on the Class Class A-4 and Class A-5 Certificates will be increased by 0.75% per annum.
(5) The Pass-Through Rate of the Class A-6 Certificates is adjustable based on One-Month LIBOR, as described herein.
(6) Plus accrued interest, if any, from July 30, 1997.

                           ------------------------

    The Class A Certificates are offered by Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (each, an 'Underwriter') subject to prior sale, when, as and if issued and accepted by each Underwriter and subject to each Underwriter's right to reject orders in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Class A Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System against payment therefor in immediately available funds on or about July 30, 1997.

                           ------------------------

MORGAN STANLEY DEAN WITTER                                  SALOMON BROTHERS INC

July 29, 1997

(continuation of cover page)

     The Certificates will represent the entire undivided ownership interest in a trust fund (the 'Trust Fund') to be created pursuant to a Pooling and Servicing Agreement, dated as of July 1, 1997 (the 'Pooling and Servicing Agreement') among the Depositor, the Seller, the Master Servicer and Bankers Trust Company of California, N.A. as trustee (the 'Trustee'). The Trust Fund will consist primarily of a pool (the 'Mortgage Pool') of mortgage loans (the 'Mortgage Loans') secured by mortgages, deeds of trust or other instruments (each, a 'Mortgage') creating a first or second lien on one- to four-family dwellings (each, a 'Mortgaged Property') and certain other assets described herein. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a 'Loan Group') based on whether the interest rate for the related Mortgage Loans is fixed or adjustable. The Fixed Rate Certificates will represent an undivided ownership interest in a Loan Group of fixed-rate Mortgage Loans (the 'Fixed Rate Group'). The Adjustable Rate Certificates will represent an undivided ownership interest in a Loan Group of adjustable-rate Mortgage Loans (the 'Adjustable Rate Group'). The Class A Certificates will also represent undivided ownership interests in (i) all monies received on the Mortgage Loans after the Cut-off Date (as defined herein), other than amounts due on or before the Cut-off Date with respect to the Actuarial Loans, (ii) the Certificate Insurance Policies, (iii) amounts on deposit in the Distribution Account and the Collection Account and (iv) certain other property. The Mortgage Loans will be purchased by the Depositor from Companion Mortgage Corporation (the 'Seller') and will be master serviced by Block Financial Corporation (the 'Master Servicer').

     Distributions on the Class A Certificates will be made, to the extent of funds available therefor, on the 25th day of each month, or, if such day is not a Business Day, then on the next Business Day, commencing in August 1997 (each, a 'Distribution Date'). Interest will be passed through on each Distribution Date to the holders of the Class A Certificates (the 'Class A Certificateholders') based on the related Class Certificate Balance (as defined herein) at the rate applicable to each Class of the Class A Certificates (each, a 'Pass-Through Rate'). The Pass-Through Rate for each Class of Fixed Rate Certificates is set forth on the cover hereof. The Pass-Through Rate for the Adjustable Rate Certificates adjusts monthly based, subject to certain limitations described herein, upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions of principal in reduction of the Class Certificate Balance of the Class A Certificates will be made on each Distribution Date in the manner and the amounts described herein.

     THE YIELD TO INVESTORS ON THE CLASS A CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AND, IN CERTAIN CIRCUMSTANCES, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE OTHER LOAN GROUP. THE YIELD TO INVESTORS ON THE ADJUSTABLE RATE CERTIFICATES WILL ALSO BE SENSITIVE TO THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ('ONE-MONTH LIBOR'), THE LEVEL OF THE MORTGAGE INDICES AND THE ADDITIONAL LIMITATIONS ON THE PASS-THROUGH RATE FOR THE ADJUSTABLE RATE CERTIFICATES, AS DESCRIBED HEREIN. ALTHOUGH ALL OF THE MORTGAGE LOANS IN THE ADJUSTABLE RATE GROUP WILL BEAR INTEREST AT ADJUSTABLE RATES ('ARMS'), THE MORTGAGE RATES ON APPROXIMATELY 61.74% AND 4.95% (BY AGGREGATE LOAN BALANCE AS OF THE CUT-OFF DATE) OF THE ARMS IN THE ADJUSTABLE RATE GROUP AS OF THE CUT-OFF DATE WILL NOT ADJUST FOR TWO AND THREE YEARS, RESPECTIVELY, FOLLOWING ORIGINATION. IN ADDITION, THE YIELD TO MATURITY OF THE CLASS A CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS THEREON. CLASS A CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY CLASS A CERTIFICATE PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE

(continuation of cover page)

ANTICIPATED YIELD AND, IN THE CASE OF ANY CLASS A CERTIFICATE PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN WHOLE OR IN PART AT ANY TIME; HOWEVER, BECAUSE CERTAIN OF THE MORTGAGE LOANS WILL PROVIDE FOR PREPAYMENT PENALTIES, THE RATE OF PRINCIPAL PAYMENTS MAY BE LESS THAN THE RATE OF PRINCIPAL PAYMENTS FOR MORTGAGE LOANS WHICH DO NOT PROVIDE FOR PREPAYMENT PENALTIES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF LOSSES THEREON, THE LEVEL OF ONE-MONTH LIBOR OR THE MORTGAGE INDICES OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     The Trust Fund is subject to optional termination and a termination auction under the limited circumstances described herein. Any such optional termination or termination auction, if exercised, will result in an early retirement of the Certificates.

     There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates, but neither is obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

     As described herein, an election will be made to treat the Trust Fund as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. The Class A Certificates will constitute 'regular interests' in the REMIC as described herein. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see 'Federal Income Tax Consequences' herein and in the Prospectus.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS DATED JANUARY 22, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, the Seller, the Master Servicer, the Certificate Insurer or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any date since the date of this Prospectus Supplement.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A

(continuation of cover page)

PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under 'Incorporation of Certain Documents by Reference' in the Prospectus, the consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles ('GAAP'), included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements for the Certificate Insurer and its subsidiaries as of March 31, 1997 and for each of the three month periods ended March 31, 1996 and March 31, 1997, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the '1934 Act') subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of MBIA Inc. referred to above and filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Class A Certificates offered hereby, and the offering of such Class A Certificates at that time shall be deemed to be the initial bona fide offering thereof.

     THE DEPOSITOR ON BEHALF OF THE TRUST FUND WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE AND IN THE PROSPECTUS UNDER 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE' THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN OR IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS INCORPORATES). SUCH REQUESTS SHOULD BE DIRECTED TO THE ADDRESS OF THE DEPOSITOR AT ONE MAIN PLAZA, 4435 MAIN STREET, SUITE 500, KANSAS CITY, MISSOURI 64111, TELEPHONE:
(816) 751-6090, FACSIMILE NUMBER: (816) 561-0673, ATTENTION: BRET G. WILSON.

                               TABLE OF CONTENTS

                          PROSPECTUS SUPPLEMENT                   PAGE

          Incorporation of Certain Documents by Reference......   S-iv
          Summary of Terms.....................................   S-1
          Risk Factors.........................................   S-18
          Description of the Mortgage Pool.....................   S-21
          Certain Yield and Prepayment Considerations..........   S-36
          The Depositor, the Seller and the Master Servicer....   S-46
          NF Investments, Inc..................................   S-46
          Option One Mortgage Corporation......................   S-48
          Formation of the Trust Fund and Trust Property.......   S-56
          Description of the Certificates......................   S-56
          Credit Enhancement...................................   S-63
          The Pooling and Servicing Agreement..................   S-69
          The Trustee..........................................   S-76
          Federal Income Tax Consequences......................   S-77
          State Taxes..........................................   S-79
          ERISA Considerations.................................   S-79
          Legal Investment Considerations......................   S-80
          Underwriting.........................................   S-80
          Use of Proceeds......................................   S-81
          Report of Experts....................................   S-81
          Legal Matters........................................   S-81
          Ratings..............................................   S-81
          Index of Definitions.................................   S-83

                               PROSPECTUS

          Available Information................................     2
          Reports to Holders...................................     2
          Incorporation of Certain Documents by Reference......     2
          Summary of Prospectus................................     3
          Risk Factors.........................................    12
          Description of the Primary Assets....................    18
          Certain Yield and Prepayment Considerations..........    22
          The Trusts...........................................    23
          The Depositor........................................    29
          The Seller...........................................    30
          The Master Servicer..................................    30
          Use of Proceeds......................................    30
          The Primary Asset Program............................    30
          Description of the Certificates......................    34
          Certain Legal Aspects of the Primary Assets..........    51
          Legal Investment Matters.............................    60
          Federal Income Tax Consequences......................    60
          State and Other Tax Consequences.....................    79
          ERISA Considerations.................................    79
          Plan of Distribution.................................    82
          Ratings..............................................    83
          Legal Matters........................................    83
          Index of Definitions.................................    84

                      [This page intentionally left blank]

                                SUMMARY OF TERMS

     The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. The Index of Definitions included in this Prospectus Supplement on page S-83 hereof sets forth the pages on which the definitions of certain capitalized terms appear. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

Title of Certificates... Block Mortgage Finance Asset Backed Certificates,
                         Series 1997-2 (the 'Certificates').

Certificates Offered.... $215,000,000 (approximate) Block Mortgage Finance Asset
                         Backed Certificates, Series 1997-2, to be issued in the following Classes (each, a 'Class'):

                             INITIAL CLASS       PASS-THROUGH
                         CERTIFICATE BALANCE(1)      RATE      CLASS
                         ----------------------  ------------  -----
                               $ 45,336,000          6.51%      A-1
                               $ 24,279,000          6.62%      A-2
                               $ 12,505,000          6.84%      A-3
                               $ 16,951,000          7.09%(2)   A-4
                               $ 11,007,000          6.75%(2)   A-5
                               $104,922,000            (3)      A-6

                         (1) The aggregate Initial Class Certificate Balances of the Class A Certificates will be subject to a permitted variance in the aggregate of plus or minus 5%.

                         (2) On each Distribution Date that occurs after the Optional Termination Date, the Pass-Through Rate on the Class A-4 and Class A-5 Certificates will be increased by 0.75% per annum.

                         (3) On each Distribution Date, the Pass-Through Rate on the Class A-6 Certificates will be equal to the lesser of (i) the rate equal to the London interbank offered rate for one-month United States dollar deposits ('One-Month LIBOR') (calculated as described under 'Description of the Certificates--Calculation of One-Month LIBOR' herein) plus (a) 0.21% per annum on or prior to the Optional Termination Date, or (b) 0.42% per annum after the Optional Termination Date (such percentage, the 'Adjustable Rate Margin'), and (ii) the weighted average of the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period (taking into account Curtailments, Net Liquidiation Proceeds and Prepayments received during the immediately preceding Prepayment

                         Period and, with respect to the Actuarial Loans in the Adjustable Rate Group, scheduled monthly payments due during the prior Due Period and in the Collection Account as of the prior Determination Date), less the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the Insurance Premium Rate and (d) commencing on the seventh Distribution Date, 0.50% per annum (such net weighted average, the 'Available Funds Cap'). With respect to either Loan Group, the sum of the Servicing Fee Rate, the Trustee Fee Rate and the

                         Insurance Premium Rate will be approximately 0.75% per annum. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are collectively referred to herein as the 'Fixed Rate Certificates.' The Class A-6 Certificates are referred to herein as the 'Adjustable Rate Certificates.' The Fixed Rate Certificates and Adjustable Rate Certificates are collectively referred to herein as the 'Class A Certificates'. Only the Class A Certificates are offered hereby. On any date after the Closing Date, the 'Class Certificate Balance' of a specific Class is the 'Initial Class Certificate Balance' for such Class as set forth on the cover page hereof, less all amounts previously distributed to such Class of Class A Certificates on account of principal.

Depositor............... Block Mortgage Finance, Inc., a Delaware corporation
                         (the 'Depositor') and a wholly-owned, limited purpose subsidiary of the Seller.

Seller.................. Companion Mortgage Corporation, a Delaware corporation
                         (the 'Seller') and a wholly-owned subsidiary of the Master Servicer.

Master Servicer......... Block Financial Corporation, a Delaware corporation
                         (the 'Master Servicer').

Trustee................. Bankers Trust Company of California, N.A., a national banking association having its principal place of business in Irvine, California, not in its individual capacity but solely as trustee on behalf of the Certificateholders and the Certificate Insurer (the 'Trustee'). See 'The Trustee' herein.

Certificate Insurer..... MBIA Insurance Corporation (the 'Certificate Insurer').
                         See 'Credit Enhancement--The Certificate Insurer' herein.

Cut-off Date............ As of the close of business on July 1, 1997 (the
                         'Cut-off Date').

Closing Date............ On or about July 30, 1997 (the 'Closing Date' or
                         'Start-up Day').

Distribution Date....... The 25th calendar day of each month or, if such day is not a Business Day, the first Business Day following such 25th calendar day, commencing in August, 1997 (each, a 'Distribution Date').

The Mortgage Loans...... The Mortgage Loans deposited into the Trust Fund (the
                         'Mortgage Loans') consist of mortgage loans which bear interest at either a fixed rate or an adjustable rate (the 'Mortgage Rates'), were purchased by the Seller and are evidenced by promissory notes or other evidence of indebtedness (the 'Notes') secured by mortgages, deeds of trust or other instruments (each, a 'Mortgage') creating a first or second lien on one-to four-family dwellings (each, a 'Mortgaged Property').

                         Unless otherwise noted, all numeric information in this Prospectus Supplement is based on the Mortgage Pool as of the close of business on the Cut-off Date and all statistical percentages in this Prospectus Supplement are approximate and measured by the aggregate outstanding Loan Balance of the Mortgage Loans in the Mortgage Pool as of the close of business on the Cut-off Date (the 'Original Pool Principal Balance') or in the respective Loan Groups as of the close of business on the Cut-off Date (as to each Loan Group, the 'Original Loan Group Balance'), in each case taking into account with respect to Actuarial Loans scheduled monthly payments due, but not received, on or prior to the Cut-off Date. With respect to the Actuarial Loans, payments due other than on the first day of a month are deemed to be due on the first day of the month for all purposes, including determining the Original Pool Principal Balance and servicing such Mortgage Loans.

                         The Mortgaged Properties securing the Mortgage Loans are located in 45 states and the District of Columbia. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties. No Combined Loan-to-Value Ratio of a Mortgage Loan (generally based upon appraisals made at or within six months before the time of origination) exceeded 100% as of the Cut-off Date. Generally, the Mortgage Loans will not be insured by either primary mortgage insurance policies or pool mortgage insurance policies; however, certain distributions due the holders of the Class A Certificates (the 'Class A Certificateholders') are insured by the Certificate Insurer pursuant to the

                         Certificate Insurance Policies. The Mortgage Loans will not be guaranteed by the Depositor, the Master Servicer, the Seller or any affiliate thereof. The Mortgage Loans are required to be serviced generally in accordance with the standards and procedures specified in the Pooling and Servicing Agreement.

                         All of the Mortgage Loans were originated in accordance with the underwriting standards as described in the Prospectus under 'The Primary Asset Program' or herein under 'Option One Mortgage Corporation--Underwriting Standards.' See 'Description of the Mortgage Pool' herein.

                         FIXED RATE GROUP. As of the Cut-off Date, the average Loan Balance of the Mortgage Loans in the Fixed Rate Group was $46,782; the Mortgage Rates ranged from 7.600% per annum to 16.990% per annum; the weighted average Combined Loan-to-Value Ratio at origination was 81.63%; the weighted average Mortgage Rate was 11.365% per annum; and the weighted average remaining term to maturity was approximately 235 months. The remaining terms to maturity as of the Cut-off Date of the Mortgage Loans in the Fixed Rate Group ranged from 20 months to 360 months. The maximum Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date was $472,322. The aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group containing 'balloon' payments as of the Cut-off Date represented not more than 34.37% of the Original Loan Group Balance of the Fixed Rate Group. No Mortgage Loan in the Fixed Rate Group is scheduled to mature later than August 1, 2027. As of the Cut-off Date, $77,128,144 in aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group are secured by first mortgages representing in the aggregate 70.07% of the Original Loan Group Balance of the Fixed Rate Group and $32,950,727 in aggregate Loan Balance of the Mortgage Loans in the Fixed Rate Group are secured by second lien mortgages representing in the aggregate 29.93% of the Original Loan Group Balance of the Fixed Rate Group. See 'Description of the Mortgage Pool--Mortgage Loans--Fixed Rate Group' herein.

                         ADJUSTABLE RATE GROUP. In general, the Mortgage Loans in the Adjustable Rate Group bear interest at rates that adjust (each, an 'Adjustment Date') (a) annually based upon One-Month LIBOR, as set forth in The Wall Street Journal as of the first Business Day of the month in which the related Adjustment Date occurs, (b) semi-annually based upon the average of the London interbank offered rates for six-month U.S. dollar deposits in the London Market, as set forth in The Wall Street Journal ('Six-Month LIBOR') as of the first Business Day of the month in which the related Adjustment Date occurs or (c) annually based upon the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board ('One-Year CMT' and together with One-Month LIBOR and Six-Month LIBOR, the 'Mortgage Indices'). The Mortgage Rates with respect to all of the Mortgage Loans in the Adjustable Rate Group are subject to periodic and lifetime interest rate adjustment caps. See 'Description of the Mortgage Pool--Mortgage Loans-- Adjustable Rate Group' herein.

                         As of the Cut-off Date, the average Loan Balance of the Mortgage Loans in the Adjustable Rate Group was $103,269; the Mortgage Rates ranged from 6.750% per annum to 14.400% per annum; the weighted average Loan-to-Value Ratio at origination was 78.25%; the weighted average Mortgage Rate was 10.255% per annum; and the weighted average remaining term to maturity was approximately 353 months. The remaining terms to maturity as of the Cut-off Date of the Mortgage Loans in the Adjustable Rate Group ranged from 173 months to 360 months. The maximum Loan Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date was $499,000. The aggregate Loan Balance of the Mortgage Loans in the Adjustable Rate Group containing 'balloon' payments as of the Cut-off Date represented not more than 2.50% of the Original Loan Group Balance of the Adjustable Rate Group. No Mortgage Loan in the Adjustable Rate Group is scheduled to mature later than August 1, 2027. All of the Mortgage Loans in the Adjustable Rate Group are secured by first mortgages. See 'Description of the Mortgage Pool--Mortgage Loans-- Adjustable Rate Group' herein.

                         All of the Mortgage Loans in the Adjustable Rate Group have maximum Mortgage Rates. The weighted average maximum Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date is 16.535% per annum, with maximum Mortgage Rates that range from approximately 12.750% per annum to 20.650% per annum. The Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin as of the Cut-off Date of 5.801% per annum with gross margins that range from 2.750% per annum to 9.750% per annum. Although all the Mortgage Loans in the Adjustable Rate Group bear interest at adjustable rates, the Mortgage Rates on 61.74% and 4.95% (by aggregate Loan Balance as of the Cut-off Date) will not adjust for two and three years, respectively, following origination.

Registration of the
Class A Certificates.... The Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate Owners') may elect to hold their Class A Certificate interests through The Depository Trust Company ('DTC'), in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') or the Euroclear System ('Euroclear'), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates (as defined herein), each Class of such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC or one of the relevant depositaries (collectively, the 'European Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede. The interests of the Class A Certificate Owners will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described under 'Description of the Certificates--Book-Entry Certificates' herein. All references in this Prospectus Supplement to any Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC.

Final Scheduled
Distribution Dates...... The Final Scheduled Distribution Date for each Class of
                         Class A Certificates is set forth below, although it is anticipated that the actual final Distribution Date for each Class may occur earlier than its Final Scheduled Distribution Date. See 'Certain Yield and Prepayment Considerations' herein.

                                                   FINAL SCHEDULED
                                                  DISTRIBUTION DATE
                                                  -----------------
                         Class A-1 Certificates:     April 2012
                         Class A-2 Certificates:   September 2013
                         Class A-3 Certificates:     April 2021
                         Class A-4 Certificates:    January 2027
                         Class A-5 Certificates:     April 2012
                         Class A-6 Certificates:      May 2027

The Certificates
A. General.............. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date among the Master Servicer, the Depositor, the Seller and the Trustee (the 'Pooling and Servicing Agreement').

                         The Certificates will consist of (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the 'Fixed Rate Certificates'), (ii) the Class A-6 Certificates (the 'Adjustable Rate Certificates,' and together with the Fixed Rate Certificates, the 'Class A Certificates') and (iii) the Class R Certificates (the 'Class R Certificates'). Only the Class A Certificates are offered hereby.

                         Distributions on the Class R Certificates will be subordinate to distributions on the Class A Certificates to the extent described herein and in the Pooling and Servicing Agreement.

B.
Distributions--
General................. On the 25th day of each month, or, if such day is not a
                         Business Day, then the next succeeding Business Day, commencing in August 1997 (each such day being a 'Distribution Date'), the Trustee will be required to distribute to the holders of the Fixed Rate Certificates of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs and to the holders of the Adjustable Rate Certificates of record as of the calendar day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the first calendar day of the month in which such Distribution Date occurs) (each such date, the 'Record Date'), to the extent of funds available, the 'Class A Distribution Amount', which shall be the sum of (x) Current Interest and (y) the Principal Distribution Amount (each as defined below).

                         For each Distribution Date, interest due with respect to the Fixed Rate Certificates will be interest which has accrued on the related Class Certificate Balance during the calendar month immediately preceding the month in which such Distribution Date occurs. The interest due with respect to the Adjustable Rate Certificates will be the interest which has accrued on the related Class Certificate Balance from the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each such period relating to the accrual of interest is an 'Accrual Period' for the related Class of Class A Certificates. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Adjustable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                         A 'Business Day' is any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York City, the states of California, Georgia, Missouri or Pennsylvania or in the city in which the corporate trust office of the Trustee is located or the principal offices of the Certificate Insurer are authorized or obligated by law or executive order to close.

C. Allocations of
Interest and
Principal............... The Class A Distribution Amount relating to each of the
                         Fixed Rate Certificates and the Adjustable Rate Certificates (each, a 'Certificate Group') for each Distribution Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates for such Certificate Group in the following amounts and in the following order of priority:

                         (i) First, with respect to each Certificate Group, to the holders of the Class A Certificates of such Certificate Group, the related Current Interest for such Class or Classes of Certificates on a pro rata basis without any priority among such Class A Certificates;

                         (ii) Second, with respect to each Certificate Group, to the holders of the Class A Certificates of such Certificate Group, the Principal Distribution Amount. The Principal Distribution Amount (A) applicable to the Fixed Rate Group shall be distributed as follows: first, to the holders of the Class A-5 Certificates, the Class A-5 Lockout Distribution Amount until the Class Certificate Balance thereof is reduced to zero; and second, to the holders of the Fixed Rate Certificates in sequential order beginning with the Class A-1 Certificates, until the Class Certificate Balance of each Class of the Fixed Rate Certificates has been reduced to zero; and (B) applicable to the Adjustable Rate Group shall be distributed to the holders of the Class A-6 Certificates until the Class Certificate Balance thereof is reduced to zero; and

                         (iii) Third, with respect to the Adjustable Rate Group, to the holders of the Adjustable Rate Certificates, the Basis Risk Carryover Amount (as defined below), if any.

                         'Current Interest' with respect to each Class of Class A Certificates means, with respect to any Distribution Date (i) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class Certificate Balance of the related Class A Certificates immediately prior to such Distribution Date (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act) plus (ii) the interest portion of any Preference Amount previously paid on such Class of the Class A Certificates prior to such Distribution Date plus (iii) the portion of the Carry Forward Amount relating to interest, if any, with respect to such Class of Class A Certificates (net of Net Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act).

                         The 'Carry Forward Amount' with respect to any Class of the Class A Certificates for any Distribution Date is the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount allocable to such Class as of the immediately preceding Distribution Date exceeded
                         (ii) the amount of the actual distribution made to the holders of such Class of Class A Certificates on such immediately preceding Distribution Date plus (y) 30 days' interest on such amount, calculated at the related Pass-Through Rate in effect with respect to such Class of Class A Certificates.

                         If on any Distribution Date, the Pass-Through Rate for the Adjustable Rate Certificates is based on the Available Funds Cap, the excess (the 'Basis Risk Excess') of (i) the amount of interest the Adjustable Rate Certificates would be entitled to receive on such Distribution Date at the lesser of (a) the Net Lifetime Cap for such Distribution Date and (b) the then-applicable Pass-Through Rate on the Adjustable Rate Certificates without reference to the Available Funds Cap, over (ii) the amount of interest such Adjustable Rate Certificates will receive on such Distribution Date at the Available Funds Cap shall not be paid on such date to the holders of the Adjustable Rate Certificates. If, on any Distribution Date, the Available Funds Cap equals the Net Lifetime Cap, the Basis Risk Excess for such Distribution Date will equal zero. The Basis Risk Excess for such Distribution Date, together with any Basis Risk Excess from prior Distribution Dates, is referred to herein as the 'Basis Risk Carryover Amount'. Any Basis Risk Carryover Amount will be paid, to the extent of funds, if any, available to make such payment, on any Distribution Date, as set forth under 'Description of the Certificates-- Distributions' herein. No interest will accrue on the Basis Risk Carryover Amount; however, the Class A-6 Certificates will be entitled to recover any Basis Risk Carryover Amount outstanding after the Class Certificate Balance thereof has been reduced to zero. The Certificate Insurance Policies will not cover the payment of, and the ratings assigned to the Adjustable Rate Certificates do not address the likelihood of the payment of, any Basis Risk Carryover Amount. The 'Net Lifetime Cap' on any Distribution Date is equal to the weighted average of the maximum Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period and, with respect to Actuarial Loans in the Adjustable Rate Group, any scheduled monthly payments due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period) less the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the Insurance Premium Rate and (d) commencing on the seventh Distribution Date, 0.50% per annum.

                         The credit enhancement provisions of the Trust Fund result in a limited acceleration of principal payments to the Class A Certificateholders; such provisions are more fully described under 'Credit Enhancement-- Overcollateralization Provisions' and 'Credit Enhancement--Crosscollateralization Provisions' herein.
                         Such credit enhancement provisions also have an effect on the weighted average lives of the Class A Certificates; see 'Certain Yield and Prepayment Considerations' herein. In addition, the following discussion makes use of a number of defined terms which are defined under 'Credit Enhancement-- Overcollateralization Provisions' and 'Credit Enhancement--Crosscollateralization Provisions' herein.

D. Principal............ The Fixed Rate Certificates (other than the Class A-5
                         Certificates) are 'sequential pay' Classes such that the holders of the

                         Class A-4 Certificates will receive no payments of principal until the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero, the holders of the Class A-3 Certificates will receive no payments of principal until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero, and the holders of the Class A-2 Certificates will receive no payments of principal until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero; provided, however, that in the event of a Certificate Insurer Default (as defined in the Pooling and Servicing Agreement), if there is a Subordination Deficit with respect to the Fixed Loan Group, the Principal Distribution Amount for the Fixed Rate Certificates shall be distributed pro rata to the holders of the Fixed Rate Certificates then outstanding.

                         The holders of the Class A-5 Certificates are entitled to receive payments of the Class A-5 Lockout Distribution Amount specified herein; provided, that if on any Distribution Date the Class A-4 Certificate Balance is zero, the Owners of the Class A-5 Certificates will be entitled to receive the entire Fixed Rate Group Principal Distribution Amount for such Distribution Date.

                         The 'Class A-5 Lockout Distribution Amount' for any Distribution Date will be the product of (i) the applicable Class A-5 Lockout Percentage for such Distribution Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Distribution Date.

                         The 'Class A-5 Lockout Percentage' for each
                         Distribution Date shall be as follows:

                             DISTRIBUTION DATES      LOCKOUT PERCENTAGE
                         --------------------------  ------------------
                         August 1997--July 2000               0%
                         August 2000--July 2002              45%
                         August 2002--July 2003              80%
                         August 2003--July 2004             100%
                         August 2004 and thereafter         300%

                         The 'Class A-5 Lockout Pro Rata Distribution Amount' for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all Classes of the Fixed Rate Certificates immediately prior to such Distribution Date and (y) the Principal Distribution Amount for the Fixed Rate Group for such Distribution Date.

                         On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Class A Certificates will be made in the amounts described herein. The 'Principal Distribution Amount' for each of the Fixed Rate Certificates and the Adjustable Rate Certificates on each Distribution Date shall be the lesser of:

                         (a) the Total Available Funds (as defined below) for the related Certificate Group plus any related Insured Payments minus the related Current Interest with respect to the related Certificate Group;

                         and

                         (b) the excess, if any, of (i) the sum of (without duplication):

                         (A) the Preference Amount with respect to principal owed to the Class A Certificates for the related Loan Group that remains unpaid as of such Distribution Date;

                         (B) the principal (other than the principal portion of Curtailments, Net Liquidation Proceeds or Prepayments) collected by the Master Servicer with respect to Simple Interest Loans during the related Due Period;

                         (C) the principal portion of Curtailments, Net Liquidation Proceeds and Prepayments collected by the Master Servicer during the related Prepayment Period;

                         (D) the principal portion of scheduled monthly payments due on the Actuarial Loans after the Cut-off Date and on or before the end of the related Due Period to the extent such scheduled monthly payments are in the Collection Account as of the related Determination Date;

                         (E) the principal portion of any Loan Purchase Price for each Mortgage Loan in the related Loan Group that was repurchased by the Seller or purchased by the Master Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Purchase Price is actually received by the Trustee on or prior to the related Monthly Remittance Date;

                         (F) the principal portion of any Substitution Adjustments (i.e., the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding Loan Balance of a replacement Mortgage
                         Loan) delivered by the Seller on or prior to the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the related Loan Group, to the extent such Substitution Adjustments are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                         (G) the amount of any Subordination Deficit with respect to the related Loan Group for such Distribution Date;

                         (H) the portion of the proceeds received with respect to the related Loan Group by the Trustee upon termination of the Trust Fund (to the extent such proceeds relate to principal);

                         (I) the amount of any Subordination Increase Amount with respect to the related Loan Group for such Distribution Date to the extent of any Net Monthly Excess Cash Flow available for such purpose; and

                         (J) the portion of any Carry Forward Amount relating to principal with respect to the related Loan Group for such Distribution Date;

                                                  over

                         (ii) the amount of any Subordination Reduction Amount with respect to the related Loan Group for such Distribution Date.

                         The 'Due Period' with respect to any Monthly Remittance Date is (a) with respect to Simple Interest Loans (other than Prepayments, Curtailments and Net Liquidation Proceeds), the calendar month immediately preceding the calendar month in which the Monthly Remittance Date occurs; provided that with respect to the first Monthly Remittance Date, the Due Period will be from July 2 to July 31, 1997, and (b) with respect to scheduled monthly payments on Actuarial Loans, the period from the second day of the preceding calendar month to the first day of the month in which the Monthly Remittance Date occurs. A 'Monthly Remittance Date' is any date on which funds on deposit in the Collection Account are remitted by the Master Servicer to the Trustee for deposit into the Distribution Account, which is the fourth Business Day following the related Determination Date commencing in August 1997.

                         With respect to any Distribution Date, the 'Determination Date' is the 13th day of the month of such Distribution Date, or if such day is not a Business Day, the Business Day immediately preceding such 13th day of the month, commencing in August 1997.

                         With respect to any Distribution Date, the 'Prepayment Period' is the period commencing on the calendar day after the prior Determination Date and ending on the related Determination Date; provided, however, that with respect to the first Distribution Date, the Prepayment Period will be from July 2, 1997 to August 13, 1997.

                         A 'Liquidated Mortgage Loan' is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                         The Class A Certificateholders are entitled to receive ultimate recovery of Realized Losses which occur in the related Loan Group to the extent such Realized Losses create a Subordination Deficit in the related Loan Group, and payment in recovery of such losses will be in the form of an Insured Payment payable in accordance with the terms of the applicable Certificate Insurance Policy if not covered through Net Monthly Excess Cashflow from the related Loan Group or crosscollateralization from the other Loan Group.

                         A 'Subordination Deficit' with respect to a Loan Group and a Distribution Date is the amount, if any, by which
                         (x) the aggregate of the Class Certificate Balances relating to such Loan Group, after taking into account all distributions to be made on such Distribution Date, exceeds (y) the aggregate Loan Balances of the Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period, and with respect to Actuarial Loans in the related Mortgage Loan Group, the principal portion of all scheduled monthly payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination
                         Date).

                         A 'Subordination Increase Amount' with respect to a Loan Group and Distribution Date is the amount, if any, of Net Monthly Excess Cashflow (as defined herein) actually applied as an accelerated payment of principal on the Class A Certificates relating to the applicable Loan Group. A 'Subordination Reduction Amount' with respect to a Loan Group and Distribution Date is the amount, if any, distributed to the Class R Certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount (as defined herein) and
                         (y) the amount available for distribution on account of principal with respect to the Class A Certificates relating to the applicable Loan Group on such Distribution Date. See 'Credit Enhancement-- Overcollateralization Provisions' herein.
                         'Preference Amount' means any amount previously distributed to a Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code, as amended from time to time, in accordance with a final, nonappealable order of a court having competent jurisdiction.

Servicing............... The Master Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Master Servicer will be permitted to service the Mortgage Loans through subservicers, and will initially do so through NF Investments, Inc. ('NFI') and Option One Mortgage Corporation ('Option One') as subservicers. See 'The Pooling and Servicing Agreement --Servicing and Sub-Servicing' herein. The Master Servicer will receive a monthly servicing fee (the 'Servicing Fee'), payable out of the interest amounts collected by the Master Servicer on each Mortgage Loan, as compensation for acting as Master Servicer, and will be responsible for all fees payable to NFI, Option One and any subsequent subservicers. The Servicing Fee for each Mortgage Loan will be paid on each Distribution Date for the related Due Period, and will be equal to 0.50% per annum (the 'Servicing Fee Rate') of the then outstanding Loan Balance of each such Mortgage Loan as of the first day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments received during the immediately preceding Prepayment Period and, with respect to Actuarial Loans, any scheduled monthly payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period). The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under 'The Pooling and Servicing Agreement--Servicing and Sub-Servicing'. As part of its servicing responsibilities, the Master Servicer will be required to cause to be deposited, in the manner and at the times described herein, into an account or accounts (the 'Collection Account'), which must be an Eligible Account, all payments received with respect to the Mortgage Loans after the Cut-off Date (other than with respect to Actuarial Loans, amounts due on or before the Cut-off Date), but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Mortgage Loan, plus (II) accrued and unpaid interest on such Mortgage Loan (net of the Servicing Fee) to the date of such liquidation, (iii) reimbursements for Delinquency Advances from late collections or Liquidation Proceeds on the Mortgage Loans which gave rise to such Delinquency Advances and (iv) reimbursement for amounts deposited in the Collection Account representing payments of principal and/or interest on a Mortgage

                         Loan by a Mortgagor which are subsequently returned by a depository institution as unpaid. The Master Servicer is entitled to receive investment earnings on amounts in the Collection Account and shall be responsible for investment losses thereon without the right to reimbursement thereof. See 'Description of the Certificates--Investment of Amounts on Deposit in the Collection Account' and 'The Pooling and Servicing Agreement--Servicing and Sub-Servicing' herein.

Delinquency Advances and
Compensating Interest... The Master Servicer will be obligated to make
                         Delinquency Advances no later than the fourth Business Day following the Determination Date to the extent that such Delinquency Advances, in the Master Servicer's judgment, are reasonably recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) late collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for the Mortgage Loan which gave rise to the Delinquency Advance and (iii) from certain excess cash flows not applied for any other purpose. 'Delinquency Advances' will equal, on any Distribution Date, interest on the Mortgage Loans due during the related Due Period (net of the Servicing Fee) but uncollected
                         (i) with respect to Simple Interest Loans, as of the end of the related Due Period, and (ii) with respect to Actuarial Loans, as of the related Determination Date. For purposes of calculating the amount of a Delinquency Advance for a Simple Interest Loan, the amount 'due' during the Due Period will be deemed to be 30 days interest at the Mortgage Rate for such Mortgage Loan. The Master Servicer will not be obligated to make advances for principal due on a Mortgage Loan for any Due Period.

                         In addition, the Master Servicer will also be required to pay Compensating Interest with respect to any Prepayment received on a Mortgage Loan during the related Prepayment Period as and to the extent described herein under 'The Pooling and Servicing Agreement--Servicing and Sub-Servicing'. The Master Servicer will not be required to pay Compensating Interest with respect to any Distribution Date in an amount in excess of one-half of the Servicing Fee received by the Master Servicer for such Mortgage Loan on such Distribution Date.

Credit Enhancement...... The credit enhancement provided for the benefit of the
                         Class A Certificateholders consists of (x) the overcollateralization and crosscollateralization mechanics, which utilize the internal cash flows of the Trust Fund, and (y) the Certificate Insurance Policies.

                         Overcollateralization. The credit enhancement provisions of the Trust Fund result in a limited acceleration of the Classes of Class A Certificates then entitled to receive distributions of principal relative to the amortization of the related Mortgage Loans in the related Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the Fixed Rate Certificates and Adjustable Rate Certificates. This

                         acceleration feature creates, with respect to each Loan Group, overcollateralization (i.e., the excess of the aggregate Loan Balance of the Mortgage Loans in the related

                         Loan Group over the aggregate Class Certificate Balance of the Class A Certificates in the related Certificate Group). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

                         The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Classes of Class A Certificates then entitled to receive distributions of principal to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                         As a result of the 'sequential pay' feature of the Fixed Rate Certificates, any such accelerated principal will be paid to that Class of the Fixed Rate Certificates then entitled to receive distributions of principal on the related Distribution Date.

                         Crosscollateralization. In addition to the foregoing, the Pooling and Servicing Agreement provides for crosscollateralization through the application of excess amounts generated by one Loan Group to fund shortfalls in Available Funds and the required overcollateralization level in the other Loan Group, subject to certain prior debt service and credit enhancement requirements of such Loan Group.

                         See 'Certain Yield and Prepayment Considerations,' 'Credit Enhancement--Overcollateralization Provisions' and 'Credit Enhancement--Crosscollateralization
                         Provisions' herein and 'Description of the Certificates --Description of Credit Enhancement' in the Prospectus.

                         Certificate Insurance Policies. MBIA Insurance Corporation (the 'Certificate Insurer'), will provide two Certificate Insurance Policies with respect to the Class A Certificates, one with respect to the Fixed Rate Certificates and the other with respect to the Adjustable Rate Certificates.

                         Subject to the terms thereof, each Certificate Insurance Policy unconditionally and irrevocably guarantees the obligation of the Trust Fund to pay Current Interest (net of any Prepayment Interest Shortfalls and the interest portion of reductions due to the Relief Act) and any Subordination Deficit with respect to the related Certificate Group in accordance with the terms of such Certificate Insurance Policy.

                         The Certificate Insurance Policies are not cancellable for any reason.

                         'Insured Payments' means, with respect to the Related Loan Group and any Distribution Date, without duplication, (A) the excess, if any, of (i) the sum of
                         (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act), (b) the Preference

                         Amount as it relates to interest previously paid on each Class of the related Class A Certificates prior to such Distribution Date, (c) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (d) the then existing Subordination Deficit for the Related Loan Group, if any over (ii) Total Available Funds (net of the Insurance Premium Amount for the Related Loan Group) after taking into account any Principal Distribution Amount to be actually distributed on such Distribution Date and the cross-collateralization provisions of the Trust Fund plus (B) an amount equal to the principal portion of the Preference Amount with respect to the Related Loan Group.

                         'Certificate Principal Balance' means, as of the Start-up Day as to each Class of the Class A Certificates, the principal balance thereof.

                         'Class A Certificate Principal Balance' means, as of any time of determination, the Certificate Principal Balance as of the Start-up Day of all Class A Certificates less any amounts actually distributed on the Class A Certificates with respect to the Class A Distribution Amount pursuant to clause (iii)(D) under 'Description of the Certificates--Distributions' with respect to principal thereon on all prior Distribution Dates (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made in respect of principal).

                         Insured Payments do not cover Realized Losses except to the extent that a Subordination Deficit exists. Insured Payments do not cover the Master Servicer's failure to make Delinquency Advances, except to the extent that a Subordination Deficit would otherwise result therefrom. Nevertheless, the effect of each Certificate Insurance Policy is to guarantee the timely payment of Current Interest (net of Prepayment Shortfalls and the interest portion of reductions due to the Relief Act) on all Classes of the Class A Certificates and the ultimate payment of the principal amount of the Class A Certificates.

                         The Certificate Insurance Policies do not guarantee any specified rate of prepayments, nor do the Certificate Insurance Policies provide funds to redeem the Class A Certificates on any specified date. The Certificate Insurer's obligation under the Certificate Insurance Policies will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders. See 'Credit Enhancement-- Certificate Insurance Policies' herein.

Ratings................. It is a condition to the issuance of the Class A
                         Certificates that each be rated AAA by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies ('S&P') and Aaa by Moody's Investors Service, Inc. ('Moody's', and each of S&P and Moody's, a 'Rating Agency'). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Class of Class A Certificates and, accordingly, there can be no assurance that the rating assigned to any Class of Class A

                         Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Class of Class A Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. In addition, the Rating Agencies do not address the likelihood of payment of any Basis Risk Carryover Amount. See 'Risk Factors--Limited Liquidity' in the Prospectus and 'Ratings' herein and in the Prospectus.

Optional Termination.... On any Distribution Date on or after the first
                         Distribution Date on which the aggregate Loan Balance of the Mortgage Loans in the Trust Fund has declined to less than 10% of the Original Pool Principal Balance (such first Distribution Date, the 'Optional Termination Date'), the Holder of the 99.999% Percentage Interest in the Class R Certificates (the 'Class R Optionholder') will have the option, subject to certain conditions set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and other assets of the Trust Fund, at the purchase price described herein. The payment of such purchase price will effect retirement of the Certificates which are outstanding on the date of purchase and may have an effect on an investor's yield on such Certificates.

                         On any Distribution Date on or after the date on which the aggregate Loan Balance of the Mortgage Loans in the Trust Fund has declined to less than 5% of the Original Pool Principal Balance, the Master Servicer will also have the option, subject to certain conditions set forth in the Pooling and Servicing Agreement, to purchase all, but not less than all, of the Mortgage Loans and other assets of the Trust Fund, at the purchase price described herein. The payment of such purchase price will effect retirement of the Certificates which are outstanding on the date of purchase and may have an effect on an investor's yield on such Certificates.

                         See 'The Pooling and Servicing Agreement--Termination; Retirement of the Certificates' herein.

Termination Auction..... Within 90 days following the Optional Termination Date, the Trustee shall solicit bids for the Mortgage Loans remaining in the Trust Fund. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sales proceeds will be distributed to the holders of the outstanding

                         Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If bids which meet the requirements set forth in the Pooling and Servicing Agreement are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust Fund must constitute a 'qualified liquidation' of the Trust Fund under Section 860F of the Code, including the requirement that the qualified liquidation take place over a period not to exceed 90 days. See 'The Pooling and Servicing Agreement--Termination Auction' herein and 'The Trusts --Mandatory Disposition of Primary Assets' in the Prospectus. Any early termination of the Trust Fund and early retirement of the Certificates that results from a successful termination auction may have an effect on an investor's yield on such Certificates. See 'Certain Yield and Prepayment Considerations' herein and in the Prospectus.

Certain Legal Aspects
of the Mortgage Loans... 29.93% of the Mortgage Loans in the Fixed Rate Group
                         (by Original Loan Group Balance of the Fixed Rate Group) and none of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date are secured by second lien Mortgages which are subordinate to a mortgage lien on the related Mortgaged Property prior to the lien of such Mortgage Loan (such senior lien, if any, a 'Senior Lien'). A primary risk with respect to second lien Mortgages is that foreclosure funds received in connection therewith may not be sufficient to satisfy fully both the Senior Lien and the Mortgage relating to the Mortgage Loan. See 'Risk Factors' herein and in the Prospectus and 'Certain Legal Aspects of the Primary Assets' in the Prospectus.

Federal Income Tax
Consequences............ For federal income tax purposes, an election will be made to treat the Trust Fund as a 'real estate mortgage investment conduit' ('REMIC'). The Class A Certificates will constitute 'regular interests' in the REMIC. The Class R Certificates will represent the sole class of 'residual interest' in the REMIC.

                         Upon the issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ('Tax Counsel') and counsel to the Underwriters, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the 'Code').

                         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see 'Federal Income Tax Consequences' herein and in the Prospectus.

ERISA Considerations.... See 'ERISA Considerations' herein and in the
                         Prospectus.

Legal Investment........ Although upon their initial issuance each Class of the
                         Class A Certificates will be rated AAA by S&P and Aaa by Moody's, the Class A Certificates will not constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal advisers in determining whether and to what extent the Class A Certificates constitute legal investments for such investors.

Use of Proceeds......... The Depositor will apply the net proceeds of the sale of the Class A Certificates to purchase the Mortgage Loans from the Seller.

                                  RISK FACTORS

     Investors should consider, among other things, the risk factors discussed under 'Risk Factors' in the Prospectus and the following risk factors in connection with the purchase of the Class A Certificates:

RISKS OF THE MORTGAGE LOANS

     Underwriting Standards. The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by mortgage loan purchase programs such as those administered by FNMA or by FHLMC. For example, the Mortgage Loans may have been made to Mortgagors having credit histories with incidents ranging from minor delinquencies to bankruptcies, or Mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. As of the Cut-off Date, none of the Mortgage Loans are more than 59 days delinquent in payment of principal or interest and no more than 1.00% of the Mortgage Loans are more than 30 days delinquent in payment of principal or interest. The Mortgage Loans with higher Loan-to-Value Ratios and Combined Loan-to-Value Ratios may also present a greater risk of loss. See 'Description of the Mortgage Pool' and 'Option One Mortgage Corporation--Underwriting Standards' herein.

     Second Liens. Approximately 29.93% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) and none of the Mortgage Loans in the Adjustable Rate Group are secured by second lien Mortgages. Although little data is available, the rate of loss and delinquency of junior mortgage loans may be greater than that of mortgage loans secured by Senior Liens on comparable properties. See 'Risk Factors--Nature of Security' in the Prospectus.

     Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In particular, 19.14%, 12.88%, 12.84% and 9.34% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) are secured by Mortgaged Properties located in the States of Florida, Georgia, Colorado and Illinois, respectively, and 17.58%, 8.48%, 8.36% and 8.24% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) are secured by Mortgaged Properties located in the States of Georgia, Colorado, Florida and California, respectively. In addition, any deterioration of the real estate market or weakening of the economy in a region of the country could result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans, which may be reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. See 'Description of the Mortgage Pool' herein for further information regarding the geographic concentration of the Mortgage Loans.


     Occupancy Types. As of the Cut-off Date, 94.41% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) and 92.40% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) were secured by Mortgaged Properties that are the primary residence of the owner, and 5.59% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) and 7.60% of such Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) were secured by Mortgaged Properties that are vacation, second home or investor owned properties. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied or investor properties could be higher than mortgage loans secured by the primary residence of the borrower.

     Risk of Early Defaults. 97.77% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) and all of the Mortgage Loans in the Adjustable Rate Group were originated after July 1, 1995. The weighted average remaining term to maturity of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group as of the Cut-off Date is approximately 235 and 353 months, respectively.

Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

     Risk of Higher Default Rates for Mortgage Loans with Balloon
Payments. 34.37% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) are 'balloon loans' that provide for the payment of the unamortized loan balance of such Mortgage Loan in a single payment at maturity ('Balloon Loans'). 2.50% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) are Balloon Loans. Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

LEGAL CONSIDERATIONS

     State law generally regulates interest rates and other charges, requires certain disclosures, and, unless an exemption is available, requires licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

     The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the notes or other documents or agreements evidencing the borrower's indebtedness in respect of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the Fair Debt Collection Practices Act and the Federal Trade Commission rule on Credit Practices, which regulates practices used to effect collections on consumer loans. Certain of the Mortgage Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act'), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related mortgage loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The application of state and federal consumer protection laws to particular circumstances is not always certain and in some cases courts and regulatory authorities have shown a willingness to adopt novel interpretations of these laws. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws may limit the ability of an assignee (including the Trust Fund) to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the assignee to damages and administrative sanctions. In some instances, particularly in actions involving fraud or deceptive practices, damage awards have been large. If the Trust Fund were obligated to pay any such damages, its assets would be reduced, resulting in a possible loss to Certificateholders.

     The Seller will represent and warrant in the Pooling and Servicing Agreement that each Mortgage Loan was originated in compliance with applicable law in all material respects. See 'Risk Factors--Legal Considerations' and 'Certain Legal Aspects of the Primary Assets' in the Prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     Although all of the Mortgage Loans may be prepaid in whole or in part at any time, generally the Mortgage Loans provide for prepayment penalties during the first three years following origination, to the extent permitted by law. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced, will result in prepayment of such Mortgage Loans. Mortgage Loans in the Mortgage Pool may also be repurchased or substituted as a result of a breach of a representation or warranty, as provided in the Pooling and Servicing Agreement. The rate of prepayments on fixed-rate mortgage loans, (and to a lesser extent, adjustable rate mortgage loans), is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans, notwithstanding any prepayment penalty on such Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Class A Certificates, and, if purchased at other than par, the yields realized by Class A Certificateholders, will be sensitive to levels of payment (including prepayments in full relating to the Mortgage Loans ('Prepayments') and partial prepayments relating to the Mortgage Loans ('Curtailments')) on the Mortgage Loans. In general, the yield on a Class A Certificate that is purchased at a premium from the Class Certificate Balance thereof will be adversely affected by a higher than anticipated level of Prepayments and Curtailments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class A Certificate that is purchased at a discount from the Class Certificate Balance thereof will be enhanced by a higher than anticipated level of Prepayments and Curtailments and adversely affected by a lower than anticipated level.

     In addition to the foregoing, the Class R Optionholder and the Master Servicer have the right to purchase, and the Trustee has the obligation to conduct an auction for, all, but not less than all, of the Mortgage Loans then outstanding, at the purchase price described herein, on any Distribution Date on or after the date on which the aggregate Loan Balances of the Mortgage Loans in the Trust Fund has declined to less than a certain percentage of the Original Pool Principal Balance. The payment of such purchase price or sale price will effect retirement of the Certificates which are outstanding on the date of purchase or sale. Any reinvestment risks resulting from the optional termination or termination auction will be borne entirely by the Certificateholders remaining at the time of such termination. See 'The Pooling and Servicing Agreement--Termination; Retirement of the Certificates' and '--Termination Auction' herein.

     In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the overcollateralization provisions of the Trust Fund may result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Class Certificate Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. See 'Credit Enhancement-- Overcollateralization Provisions'.

RISK OF MORTGAGE RATES REDUCING THE CLASS A-6 PASS-THROUGH RATE

     The calculation of the Class A-6 Pass-Through Rate is based upon (i) the value of One-Month LIBOR, which is different from the value of the Mortgage Indices applicable to the Mortgage Loans in the Adjustable Rate Group (either as a result of the use of a different index, a different rate determination date or a different rate adjustment date), and (ii) the weighted average of the Mortgage

Rates of the Mortgage Loans in the Adjustable Rate Group, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. In general, the Mortgage Loans in the Adjustable Rate Group adjust based upon either One-Month LIBOR, Six-Month LIBOR or One-Year CMT, as applicable, whereas the Pass-Through Rate on the Class A-6 Certificates adjusts monthly based upon One-Month LIBOR, as described under 'Description of the Certificates-- Calculation of One-Month LIBOR' herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Mortgage Loans in the Adjustable Rate Group (net of the Servicing Fee, the Insurance Premium Amount, the Trustee Fee and certain reductions required by the Certificate Insurer) during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the Adjustable Rate Margin on the Class A-6 Certificates during the related Accrual Period. In particular, the Class A-6 Pass-Through

Rate adjusts monthly, while the Mortgage Rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently with the result that the Available Funds Cap may limit increases in the Class A-6 Pass-Through Rate for extended periods in a rising interest rate environment. The Mortgage Rates on 61.74% and 4.95% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) will not adjust for two and three years, respectively, following origination. In addition, the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may respond to different economic and market factors than the Class A-6 Pass-Through Rate and there is not necessarily a correlation between them. Thus, it is possible, for example, that the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may fall during periods in which One-Month LIBOR is stable or is rising or that, even if both the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group and One-Month LIBOR fall during the same period, the Mortgage Rates on certain of the Mortgage Loans in the Adjustable Rate Group may fall more rapidly than One-Month LIBOR. Furthermore, if the Available Funds Cap is used to determine the Class A-6 Pass-Through Rate for a Distribution Date, the value of the Class A-6 Certificates may be temporarily or permanently reduced.

     If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on the Class A-6 Certificates based on the applicable level of One-Month LIBOR plus the Adjustable Rate Margin is less than the weighted average (calculated as described herein) of the Mortgage Rates on the Mortgage Loans in the Adjustable Rate Group as of the first day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period and, with respect to Actuarial Loans in the Adjustable Rate Group, any scheduled monthly payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period), less the sum of
(a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the combined rate at which the premiums payable with respect to the Certificate Insurance Policies are calculated (the 'Insurance Premium Rate') and (d) commencing on the seventh Distribution Date, 0.50% per annum, and the Pass-Through Rate on the Class A-6 Certificates is therefore based on the Available Funds Cap, a Basis Risk Excess will, except as provided below, arise. However, no assurance can be given that there will be sufficient Net Monthly Excess Cashflow generated from the Mortgage Loans in the Adjustable Rate Group (or, with respect to any crosscollateralization provisions, from the Mortgage Loans in the Fixed Rate Group) to pay the Basis Risk Carryover Amount on any given Distribution Date. Interest will not accrue on or be paid on the Basis Risk Carryover Amount and the Certificate Insurance Policies will not cover any Basis Risk Carryover Amount. Moreover, to the extent that the Available Funds Cap for any Distribution Date equals the Net Lifetime Cap, the Basis Risk Excess for such Distribution Date will equal zero.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Loans will consist of fixed-rate and adjustable-rate Mortgage Loans with remaining terms to maturity as of the Cut-off Date of not more than 360 months (including both fully amortizing Mortgage Loans and Balloon Loans). The Mortgage Loans have the characteristics set forth below as of the close of business on the Cut-off Date.

     Each Mortgage Loan in the Trust Fund will be assigned to one of two Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Fixed Rate Group. The Adjustable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group, and distributions on the Adjustable Rate Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in the Adjustable Rate Group. On the Closing Date, the aggregate Class Certificate Balance of the Fixed Rate Certificates will equal approximately 100% of the Loan Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date and the Class Certificate Balance of the Adjustable Rate Certificates will equal approximately 100% of the Loan Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan, together with the outstanding balance of any first mortgage, if applicable, becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Most of the Mortgage Loans in the Fixed Rate Group and in the Adjustable Rate Group with Loan-toValue Ratios at origination greater than 80%, will not be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company. Such policies generally provide coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgage property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses.

     The Loan-to-Value Ratios and Combined Loan-to-Value Ratios shown below were calculated based upon (i) the appraisal, if any, drive-by evaluation or other method made at or within six months before the time of origination of the Mortgage Loan (ii), in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Mortgaged Property at such time or origination, if such sale price is less than such appraised value or (iii) in the case of a Mortgage Loan secured by a Mortgaged Property acquired by a Mortgagor under a 'lease option purchase', the lower of the appraised value at the time of origination of such Mortgage Loan or the sale price of the related Mortgaged Property if the 'lease option purchase price' was set less than 12 months prior to origination or the appraised value at the time of origination if the 'lease option purchase price' was set less than 12 months or more prior to origination (the 'Appraised Values'). No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their Appraised Values on the dates of origination of the related Mortgage Loans.

     The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Mortgage Loans as of the close of business on Cut-off Date, taking into account with respect to Actuarial Loans scheduled monthly payments due, but not received, on or prior to the Cut-off Date. Certain Mortgage Loans included in the Trust Fund as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements, and may not be included in the Trust Fund. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the Trust Fund may vary from the statistical distribution of such characteristics as of the Cut-off Date as presented in this Prospectus Supplement. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein expressed as a percentage (other than rates of interest) are approximate percentages based on the Original Pool Principal Balance or Original Loan Group Balance, as applicable, as of the Cut-off Date.

MORTGAGE LOANS--FIXED RATE GROUP

     As of the Cut-off Date, the average loan balance of the Mortgage Loans in the Fixed Rate Group was $46,782; the Mortgage Rates ranged from 7.600% per annum to 16.990% per annum; the weighted average Combined Loan-to-Value Ratio at origination was 81.63%; the weighted average Mortgage Rate was 11.365% per annum; the weighted average remaining term to maturity was approximately 235 months; and the weighted average original term to maturity was approximately 239 months. The remaining terms to maturity as of the Cut-off Date of the Mortgage Loans in the Fixed Rate Group ranged from 20 months to 360 months. The minimum and maximum Loan Balances of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date were $9,281 and $472,322, respectively. As of the Cut-off Date, Mortgage Loans in the Fixed Rate Group containing 'balloon' payments represented not more than 34.37% of the Original Loan Group Balance of the Fixed Rate Group. No Mortgage Loan in the Fixed Rate Group is scheduled to mature later than August 1, 2027. As of the Cut-off Date, none of the Mortgage Loans in the Fixed

Rate Group were more than 59 days delinquent.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date. The percentages set forth in the tables below may not always add to 100% due to rounding.

                          REMAINING PRINCIPAL BALANCES

                                                    % OF FIXED
                                                   RATE GROUP BY
                                   AGGREGATE         AGGREGATE      NUMBER OF
                                   PRINCIPAL         PRINCIPAL      MORTGAGE
RANGE OF PRINCIPAL BALANCES         BALANCE           BALANCE         LOANS
-----------------------------   ---------------    -------------    ---------
  $5,000.00- $14,999.99......   $  3,318,162.83          3.01%          272
 $15,000.00- $24,999.99......     10,261,789.91          9.32           514
 $25,000.00- $34,999.99......     11,021,877.55         10.01           373
 $35,000.00- $44,999.99......     11,502,999.57         10.45           289
 $45,000.00- $54,999.99......     11,319,736.81         10.28           228
 $55,000.00- $64,999.99......     10,758,608.32          9.77           181
 $65,000.00- $74,999.99......      9,438,307.10          8.57           136
 $75,000.00- $84,999.99......      7,653,017.77          6.95            96
 $85,000.00- $94,999.99......      4,689,072.96          4.26            52
 $95,000.00-$104,999.99......      4,560,428.47          4.14            46
$105,000.00-$114,999.99......      3,506,393.99          3.19            32
$115,000.00-$124,999.99......      3,578,983.78          3.25            30
$125,000.00-$134,999.99......      2,698,085.34          2.45            21
$135,000.00-$144,999.99......      1,123,555.35          1.02             8
$145,000.00-$154,999.99......      2,544,863.59          2.31            17
$155,000.00-$164,999.99......      2,228,188.94          2.02            14
$165,000.00-$174,999.99......        683,186.29          0.62             4
$175,000.00-$184,999.99......      1,257,076.46          1.14             7
$185,000.00-$194,999.99......      1,517,453.57          1.38             8
$205,000.00-$214,999.99......      1,055,280.30          0.96             5
$215,000.00-$224,999.99......        433,019.78          0.39             2
$225,000.00-$234,999.99......        928,606.09          0.84             4
$235,000.00-$244,999.99......        476,589.57          0.43             2
$245,000.00-$254,999.99......        506,831.76          0.46             2
$255,000.00-$264,999.99......        776,385.86          0.71             3
$265,000.00-$274,999.99......        267,996.84          0.24             1
Greater than $275,000.00.....      1,972,372.11          1.79             6
                                ---------------    -------------    ---------
     Total...................   $110,078,870.91        100.00%        2,353
                                ---------------    -------------    ---------
                                ---------------    -------------    ---------

                                 MORTGAGE RATES

                                                % OF FIXED
                                               RATE GROUP BY
                               AGGREGATE         AGGREGATE      NUMBER OF
                               PRINCIPAL         PRINCIPAL      MORTGAGE
RANGE OF MORTGAGE RATES         BALANCE           BALANCE         LOANS
-------------------------   ---------------    -------------    ---------
 7.501%- 7.750%..........   $    175,217.79          0.16%            2
 7.751%- 8.000%..........        251,829.76          0.23             2
 8.001%- 8.250%..........        310,059.64          0.28             4
 8.251%- 8.500%..........      1,183,954.85          1.08            11
 8.501%- 8.750%..........      1,231,650.16          1.12            16
 8.751%- 9.000%..........      3,820,835.94          3.47            63
 9.001%- 9.250%..........      1,624,140.10          1.48            25
 9.251%- 9.500%..........      4,678,744.38          4.25            83
 9.501%- 9.750%..........      3,134,285.43          2.85            48
 9.751%-10.000%..........     10,821,429.50          9.83           196
10.001%-10.250%..........      6,067,470.56          5.51            94
10.251%-10.500%..........      3,723,516.79          3.38            56
10.501%-10.750%..........      5,861,496.74          5.32           111
10.751%-11.000%..........      8,434,167.26          7.66           117
11.001%-11.250%..........      5,560,427.95          5.05            89
11.251%-11.500%..........      7,472,579.98          6.79           164
11.501%-11.750%..........      7,096,912.46          6.45           130
11.751%-12.000%..........      5,976,267.53          5.43           138
12.001%-12.250%..........      5,296,591.86          4.81           143
12.251%-12.500%..........      4,041,642.68          3.67            82
12.501%-12.750%..........      2,853,733.86          2.59            52
12.751%-13.000%..........      3,065,498.85          2.78            75
13.001%-13.250%..........      1,663,281.23          1.51            34
13.251%-13.500%..........      1,843,477.93          1.67            73
13.501%-13.750%..........      1,195,551.12          1.09            38
13.751%-14.000%..........      4,267,026.13          3.88           168
14.001%-14.250%..........      3,335,220.32          3.03           140
14.251%-14.500%..........      1,399,478.70          1.27            56
14.501%-14.750%..........        488,690.95          0.44            22
14.751%-15.000%..........      1,767,716.67          1.61            64
15.001%-15.250%..........        431,838.97          0.39            17
15.251%-15.500%..........        410,022.47          0.37            15
15.501%-15.750%..........        265,242.65          0.24            12
15.751%-16.000%..........         93,994.41          0.09             5
16.001%-16.250%..........        124,820.16          0.11             4
16.251%-16.500%..........         49,255.13          0.04             2
16.501%-16.750%..........         44,300.00          0.04             1
16.751%-17.000%..........         16,500.00          0.01             1
                            ---------------    -------------    ---------
  Total..................   $110,078,870.91        100.00%        2,353
                            ---------------    -------------    ---------
                            ---------------    -------------    ---------


                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                 % OF FIXED
                                                RATE GROUP BY
     RANGE OF MONTHS            AGGREGATE         AGGREGATE      NUMBER OF
       REMAINING TO             PRINCIPAL         PRINCIPAL      MORTGAGE
    SCHEDULED MATURITY           BALANCE           BALANCE         LOANS
--------------------------   ---------------    -------------    ---------
Less than 50 months.......   $     51,531.66          0.05%            1
50 to 59..................        150,791.72          0.14             7
60 to 119.................      1,010,347.65          0.92            43
120 to 179................     63,903,021.43         58.05         1,640
180 to 239................      9,472,416.14          8.61           184
240 to 299................        424,405.20          0.39            10
300 to 359................     29,565,450.11         26.86           386
360.......................      5,500,907.00          5.00            82
                             ---------------    -------------    ---------
     Total................   $110,078,870.91        100.00%        2,353
                             ---------------    -------------    ---------
                             ---------------    -------------    ---------

                          DISTRIBUTION OF LOAN PURPOSE

                                                 % OF FIXED
                                                RATE GROUP BY
                                AGGREGATE         AGGREGATE      NUMBER OF
                                PRINCIPAL         PRINCIPAL      MORTGAGE
LOAN PURPOSE                     BALANCE           BALANCE         LOANS
--------------------------   ---------------    -------------    ---------
Cashout Refinance.........   $ 57,061,811.56         51.84%        1,578
Rate/Term Refinance.......     29,989,451.17         27.24           477
Purchase..................     23,027,608.18         20.92           298
                             ---------------    -------------    ---------
     Total................   $110,078,870.91        100.00%        2,353
                             ---------------    -------------    ---------
                             ---------------    -------------    ---------

                        DISTRIBUTION OF OCCUPANCY STATUS

                                                 % OF FIXED
                                                RATE GROUP BY
                                AGGREGATE         AGGREGATE      NUMBER OF
                                PRINCIPAL         PRINCIPAL      MORTGAGE
     OWNER OCCUPANCY             BALANCE           BALANCE         LOANS
--------------------------   ---------------    -------------    ---------
Owner Occupied............   $103,923,019.41         94.41%        2,228
Non-Owner Occupied........      6,155,851.50          5.59           125
                             ---------------    -------------    ---------
     Total................   $110,078,870.91        100.00%        2,353
                             ---------------    -------------    ---------
                             ---------------    -------------    ---------

                         DISTRIBUTION OF PROPERTY TYPES

                                                 % OF FIXED
                                                RATE GROUP BY
                                AGGREGATE         AGGREGATE      NUMBER OF
                                PRINCIPAL         PRINCIPAL      MORTGAGE
PROPERTY TYPE                    BALANCE           BALANCE         LOANS
--------------------------   ---------------    -------------    ---------
Single Family Residence...   $105,178,633.78         95.55%        2,270
2 to 4 Family.............      2,565,593.12          2.33            34
PUD.......................      1,346,346.79          1.22            25
Condominium...............        988,297.22          0.90            24
                             ---------------    -------------    ---------
     Total................   $110,078,870.91        100.00%        2,353
                             ---------------    -------------    ---------
                             ---------------    -------------    ---------

                           GEOGRAPHICAL DISTRIBUTION

                                              % OF FIXED
                                             RATE GROUP BY
                             AGGREGATE         AGGREGATE      NUMBER OF
                             PRINCIPAL         PRINCIPAL      MORTGAGE
STATE                         BALANCE           BALANCE         LOANS
-----------------------   ---------------    -------------    ---------
Florida................   $ 21,065,763.70         19.14%          509
Georgia................     14,177,287.70         12.88           245
Colorado...............     14,139,380.29         12.84           297
Illinois...............     10,284,124.32          9.34           248
Tennessee..............      7,930,993.41          7.20           169
North Carolina.........      6,865,424.11          6.24           138
South Carolina.........      6,399,968.62          5.81           141
Virginia...............      5,337,769.24          4.85           134
California.............      4,968,081.57          4.51            60
Indiana................      3,665,771.28          3.33           102
Ohio...................      1,667,386.51          1.51            19
Maryland...............      1,530,367.04          1.39            40
Utah...................      1,457,217.37          1.32            35
Kentucky...............      1,102,315.44          1.00            23
Pennsylvania...........      1,091,037.26          0.99            27
New Jersey.............        884,239.59          0.80            24
New York...............        767,489.96          0.70            12
Massachusetts..........        744,554.81          0.68            22
Louisiana..............        521,025.00          0.47             8
Arizona................        518,719.91          0.47             8
Mississippi............        463,420.68          0.42            12
Washington.............        451,417.86          0.41             6
Michigan...............        426,498.85          0.39             6
Texas..................        414,883.72          0.38             4
Missouri...............        408,253.06          0.37             9
Wisconsin..............        345,926.66          0.31            10
Maine..................        326,190.47          0.30             7
Connecticut............        320,807.78          0.29             5
Oregon.................        290,350.00          0.26             5
Nevada.................        239,167.48          0.22             4
Rhode Island...........        188,000.00          0.17             3
District of Columbia...        185,500.97          0.17             3
Delaware...............        147,884.89          0.13             2
New Hampshire..........        132,945.24          0.12             3
New Mexico.............        132,763.84          0.12             3
Iowa...................        117,070.80          0.11             2
Idaho..................         88,222.54          0.08             2
Montana................         80,000.00          0.07             1
Oklahoma...............         66,049.88          0.06             2
Arkansas...............         60,000.00          0.05             1
South Dakota...........         39,349.06          0.04             1
Wyoming................         35,250.00          0.03             1
                          ---------------    -------------    ---------

     Total.............   $110,078,870.91        100.00%        2,353
                          ---------------    -------------    ---------
                          ---------------    -------------    ---------

                          CALENDAR YEAR OF ORIGINATION

                                             % OF FIXED
                                            RATE GROUP BY
                            AGGREGATE         AGGREGATE       NUMBER OF
                            PRINCIPAL         PRINCIPAL       MORTGAGE
CALENDAR YEAR                BALANCE           BALANCE          LOANS
----------------------   ---------------    -------------     ---------
1993..................   $     13,825.26          0.01%             1
1994..................      1,113,957.67          1.01             16
1995..................      1,848,574.73          1.68             27
1996..................      8,011,817.09          7.28            156
1997..................     99,090,696.16         90.02          2,153
                         ---------------    -------------     ---------
     Total............   $110,078,870.91        100.00%         2,353
                         ---------------    -------------     ---------
                         ---------------    -------------     ---------

                  COMBINED LOAN-TO-VALUE RATIOS AT ORIGINATION

                                             % OF FIXED
                                            RATE GROUP BY
                            AGGREGATE         AGGREGATE       NUMBER OF
RANGE OF COMBINED           PRINCIPAL         PRINCIPAL       MORTGAGE
LOAN-TO-VALUE RATIOS         BALANCE           BALANCE          LOANS
----------------------   ---------------    -------------     ---------
 5.001%- 10.000%......   $     68,571.13          0.06%             4
10.001%- 20.000%......        361,085.87          0.33             17
20.001%- 30.000%......        493,966.78          0.45             16
30.001%- 40.000%......        823,911.47          0.75             21
40.001%- 50.000%......      1,200,431.27          1.09             33
50.001%- 60.000%......      2,679,815.51          2.43             67
60.001%- 70.000%......     11,182,262.75         10.16            192
70.001%- 80.000%......     31,495,209.46         28.61            537
80.001%- 90.000%......     50,952,965.39         46.29          1,134
90.001%-100.000%......     10,820,651.28          9.83            332
                         ---------------    -------------     ---------
     Total............   $110,078,870.91        100.00%         2,353
                         ---------------    -------------     ---------
                         ---------------    -------------     ---------

                                      S-27

                               JUNIOR LOAN RATIOS

                                          % SECOND LIEN
                                          MORTGAGE LOANS
                                           IN THE FIXED
                                            RATE GROUP
                         AGGREGATE         BY AGGREGATE      NUMBER OF
                         PRINCIPAL          PRINCIPAL        MORTGAGE
JUNIOR LOAN RATIOS        BALANCE            BALANCE           LOANS
--------------------   --------------    ----------------    ---------
 0.001%- 5.000%.....   $    16,930.06           0.05%              1
 5.001%-10.000%.....       698,547.46           2.12              42
10.001%-15.000%.....     3,862,671.84          11.72             206
15.001%-20.000%.....     7,345,791.41          22.29             322
20.001%-25.000%.....     5,309,129.20          16.11             211
25.001%-30.000%.....     4,669,056.30          14.17             168
30.001%-35.000%.....     3,835,491.71          11.64             107
35.001%-40.000%.....     2,765,042.84           8.39              76
40.001%-45.000%.....     1,462,274.57           4.44              35
45.001%-50.000%.....       848,340.36           2.57              21
50.001%-55.000%.....       474,265.67           1.44              10
55.001%-60.000%.....       429,085.77           1.30              10
60.001%-65.000%.....       197,972.41           0.60               5
65.001%-70.000%.....       295,533.08           0.90               6
70.001%-75.000%.....       500,723.11           1.52              10
80.001%-85.000%.....       149,393.12           0.45               2
90.001%-95.000%.....        90,478.23           0.27               2
                       --------------        -------         ---------
  Total.............   $32,950,727.14         100.00%          1,234
                       --------------        -------         ---------
                       --------------        -------         ---------

MORTGAGE LOANS--ADJUSTABLE RATE GROUP

     As of the Cut-off Date, the average Loan Balance of the Mortgage Loans in the Adjustable Rate Group was $103,269; the Mortgage Rates ranged from 6.750% per annum to 14.400% per annum; the weighted average Loan-to-Value Ratio at origination was 78.25%; the weighted average Mortgage Rate was 10.255% per annum; the weighted average remaining term to maturity was approximately 353 months; and the weighted average original term to maturity was approximately 355 months. The remaining terms to maturity as of the Cut-off Date of the Mortgage Loans in the Adjustable Rate Group ranged from 173 months to 360 months. The minimum and maximum Loan Balances of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date were $12,000 and $499,000, respectively. As of the Cut-off Date, Mortgage Loans in the Adjustable Rate Group containing 'balloon' payments represented not more than 2.50% of the Original Loan Group Balance of the Adjustable Rate Group. No Mortgage Loan in the Adjustable Rate Group will mature later than August 1, 2027. As of the Cut-off Date, none of the Mortgage Loans in the Adjustable Rate Group were more than 30 days delinquent.


     All of the Mortgage Loans in the Adjustable Rate Group Rate Group have maximum Mortgage Rates. The weighted average maximum Morgage Rate of the Mortgage Loans in the Adjustable Rate Group was 16.535% per annum, with maximum Mortgage Rates that range from 12.750% to 20.650% per annum. The Mortgage Loans in the Adjustable Rate Group have a weighted average gross margin as of the Cut-off Date of 5.801% per annum. The gross margin for the Mortgage Loans in the Adjustable Rate Group ranges from 2.750% per annum to 9.750% per annum.

     The Mortgage Loans in the Adjustable Rate Group bear interest at rates that adjust based on either One-Month LIBOR, Six-Month LIBOR or One-Year CMT. All of the Mortgage Loans in the Adjustable Rate Group have periodic rate adjustment caps. 54.37%, 0.53% and 0.81% of the Original Loan Group Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date have a rate adjustment cap of 3.00% per annum for the first adjustment and 1.00%, 1.50% and 2.00% per annum, respectively, thereafter. 7.83% of the Original Loan Group Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date have a rate adjustment cap of 2.00% per annum for the first adjustment and 1.00% per annum thereafter. 1.71% of the Original Loan Group Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date have a rate adjustment cap of 6.00% per annum for the first adjustment and 1.00% per annum thereafter. The remaining Mortgage Loans in the Adjustable Rate Group have periodic rate adjustment caps that range from 1.00% per annum to 4.00% per annum for the first adjustment and range from 1.00% per annum to 2.00% per annum thereafter. Notwithstanding the foregoing, the Mortgage Rates on 61.74% and 4.95% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) will not adjust for two and three years, respectively, following origination.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date. The percentages set forth in the table below may not always add to 100% due to rounding.

                          REMAINING PRINCIPAL BALANCES

                                                   % OF ADJUSTABLE
                                                    RATE GROUP BY
                                   AGGREGATE          AGGREGATE       NUMBER OF
                                   PRINCIPAL          PRINCIPAL       MORTGAGE
RANGE OF PRINCIPAL BALANCES         BALANCE            BALANCE          LOANS
-----------------------------   ---------------    ---------------    ---------
$ 10,000.00-$ 19,999.99......   $     48,964.24           0.05%             3
$ 20,000.00-$ 29,999.99......        538,261.47           0.51             21
$ 30,000.00-$ 39,999.99......      1,778,079.64           1.69             51
$ 40,000.00-$ 49,999.99......      2,959,950.51           2.82             66
$ 50,000.00-$ 59,999.99......      4,549,770.22           4.34             83
$ 60,000.00-$ 69,999.99......      6,042,436.31           5.76             93
$ 70,000.00-$ 79,999.99......      9,174,793.23           8.74            123
$ 80,000.00-$ 89,999.99......      7,662,758.62           7.30             91
$ 90,000.00-$ 99,999.99......      7,791,929.01           7.43             82
$100,000.00-$109,999.99......      6,788,788.11           6.47             65
$110,000.00-$119,999.99......      6,974,499.32           6.65             61
$120,000.00-$129,999.99......      5,875,927.85           5.60             47
$130,000.00-$139,999.99......      4,028,606.61           3.84             30
$140,000.00-$149,999.99......      3,467,016.51           3.30             24
$150,000.00-$159,999.99......      4,636,383.56           4.42             30
$160,000.00-$169,999.99......      4,399,542.74           4.19             27
$170,000.00-$179,999.99......      1,922,952.46           1.83             11
$180,000.00-$189,999.99......      2,958,710.96           2.82             16
$190,000.00-$199,999.99......      3,703,886.52           3.53             19
$200,000.00-$224,999.99......      5,052,452.35           4.82             24
$225,000.00-$249,999.99......      2,820,263.29           2.69             12
$250,000.00-$274,999.99......      4,238,974.65           4.04             16
$275,000.00-$299,999.99......        584,941.06           0.56              2
$300,000.00-$324,999.99......      1,234,341.38           1.18              4
$325,000.00-$349,999.99......      1,361,900.00           1.30              4
Greater than $350,000.00.....      4,325,030.24           4.12             11
                                ---------------        -------        ---------
     Total...................   $104,921,160.86         100.00%         1,016
                                ---------------        -------        ---------
                                ---------------        -------        ---------

                                 MORTGAGE RATES

                                         % OF ADJUSTABLE
                                          RATE GROUP BY
                         AGGREGATE          AGGREGATE       NUMBER OF
 RANGE OF MORTGAGE       PRINCIPAL          PRINCIPAL       MORTGAGE
  INTEREST RATES          BALANCE            BALANCE          LOANS
-------------------   ---------------    ---------------    ---------
 6.501%- 6.750%....   $     70,000.00           0.07%             1
 7.501%- 7.750%....         98,000.00           0.09              1
 7.751%- 8.000%....        841,100.00           0.80              6
 8.001%- 8.250%....        651,902.40           0.62              6
 8.251%- 8.500%....      2,630,579.69           2.51             22
 8.501%- 8.750%....      3,637,984.18           3.47             27
 8.751%- 9.000%....      6,246,486.14           5.95             53
 9.001%- 9.250%....      6,240,271.99           5.95             56
 9.251%- 9.500%....      5,758,669.77           5.49             54
 9.501%- 9.750%....     10,227,242.07           9.75             93
 9.751%-10.000%....     10,262,980.34           9.78             86
10.001%-10.250%....      8,348,527.21           7.96             86
10.251%-10.500%....      8,323,327.30           7.93             81
10.501%-10.750%....      8,763,929.72           8.35             88
10.751%-11.000%....      9,525,956.20           9.08             93
11.001%-11.250%....      6,307,034.08           6.01             62
11.251%-11.500%....      4,849,777.42           4.62             56
11.501%-11.750%....      4,081,602.28           3.89             45
11.751%-12.000%....      3,934,773.89           3.75             44
12.001%-12.250%....      1,746,884.79           1.66             19
12.251%-12.500%....        582,105.11           0.55             13
12.501%-12.750%....      1,083,486.00           1.03             11
12.751%-13.000%....        318,935.00           0.30              6
13.251%-13.500%....         72,482.81           0.07              2
13.501%-13.750%....        180,622.47           0.17              1
13.751%-14.000%....         71,500.00           0.07              2
14.251%-14.500%....         65,000.00           0.06              2
                      ---------------        -------        ---------
     Total.........   $104,921,160.86         100.00%         1,016
                      ---------------        -------        ---------
                      ---------------        -------        ---------

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                 % OF ADJUSTABLE
                                                  RATE GROUP BY
      RANGE OF MONTHS            AGGREGATE          AGGREGATE       NUMBER OF
       REMAINING TO              PRINCIPAL          PRINCIPAL       MORTGAGE
    SCHEDULED MATURITY            BALANCE            BALANCE          LOANS
---------------------------   ---------------    ---------------    ---------
150 to 179.................   $  2,849,501.45           2.72%            32
180 to 239.................        279,800.00           0.27              8
300 to 359.................     40,705,949.21          38.80            369
360........................     61,085,910.20          58.22            607
                              ---------------        -------        ---------
     Total.................   $104,921,160.86         100.00%         1,016
                              ---------------        -------        ---------
                              ---------------        -------        ---------

                          DISTRIBUTION OF LOAN PURPOSE

                                                  % OF ADJUSTABLE
                                                   RATE GROUP BY
                               AGGREGATE             AGGREGATE       NUMBER OF
                               PRINCIPAL             PRINCIPAL       MORTGAGE
     LOAN PURPOSE               BALANCE               BALANCE          LOANS
----------------------   ---------------------    ---------------    ---------
Purchase..............      $ 50,123,013.49             47.77%           497
Cashout Refinance.....        33,586,202.53             32.01            326
Rate/Term Refinance...        21,211,944.84             20.22            193
                         ---------------------        -------        ---------
     Total............      $104,921,160.86            100.00%         1,016
                         ---------------------        -------        ---------
                         ---------------------        -------        ---------

                        DISTRIBUTION OF OCCUPANCY STATUS

                                                 % OF ADJUSTABLE
                                                  RATE GROUP BY
                              AGGREGATE             AGGREGATE       NUMBER OF
                              PRINCIPAL             PRINCIPAL       MORTGAGE
   OWNER OCCUPANCY             BALANCE               BALANCE          LOANS
---------------------   ---------------------    ---------------    ---------
Owner Occupied.......      $ 96,949,059.69             92.40%           912
Non-Owner Occupied...         7,972,101.17              7.60            104
                        ---------------------        -------        ---------
     Total...........      $104,921,160.86            100.00%         1,016
                        ---------------------        -------        ---------
                        ---------------------        -------        ---------

                         DISTRIBUTION OF PROPERTY TYPES

                                                 % OF ADJUSTABLE
                                                  RATE GROUP BY
                                 AGGREGATE          AGGREGATE       NUMBER OF
                                 PRINCIPAL          PRINCIPAL       MORTGAGE
PROPERTY TYPE                     BALANCE            BALANCE          LOANS
---------------------------   ---------------    ---------------    ---------
Single Family Residence....   $ 91,041,089.83          86.77%           872
PUD........................      6,295,367.17           6.00             50
2 to 4 Family..............      5,034,569.46           4.80             60
Condominium................      2,550,134.40           2.43             34
                              ---------------        -------        ---------
     Total.................   $104,921,160.86         100.00%         1,016
                              ---------------        -------        ---------
                              ---------------        -------        ---------

                           GEOGRAPHICAL DISTRIBUTION

                                             % OF ADJUSTABLE
                                              RATE GROUP BY
                             AGGREGATE          AGGREGATE       NUMBER OF
                             PRINCIPAL          PRINCIPAL       MORTGAGE
STATE                         BALANCE            BALANCE          LOANS
-----------------------   ---------------    ---------------    ---------
Georgia................   $ 18,446,952.47          17.58%           182
Colorado...............      8,901,296.79           8.48             70
Florida................      8,772,768.75           8.36             92
California.............      8,649,381.05           8.24             58
Illinois...............      6,825,274.34           6.51             71
Arizona................      4,625,140.87           4.41             43
Massachusetts..........      4,214,451.00           4.02             32
Michigan...............      3,085,600.00           2.94             36
Virginia...............      2,973,574.92           2.83             24
Utah...................      2,850,217.74           2.72             25
Texas..................      2,688,122.23           2.56             20
Pennsylvania...........      2,645,738.09           2.52             28
Nevada.................      2,397,184.68           2.28             21
Maryland...............      2,322,302.02           2.21             21
Ohio...................      2,313,013.16           2.20             33
Washington.............      2,217,331.21           2.11             21
Connecticut............      2,151,700.33           2.05             23
Indiana................      1,668,142.79           1.59             25
South Carolina.........      1,602,753.55           1.53             17
New York...............      1,569,220.53           1.50             19
Minnesota..............      1,294,000.00           1.23             13
Rhode Island...........      1,273,799.19           1.21             14
New Hampshire..........      1,238,803.75           1.18             13
Missouri...............      1,109,845.07           1.06             17
Kentucky...............      1,085,418.66           1.03             14
North Carolina.........      1,047,719.21           1.00             11
Maine..................        960,946.95           0.92             13
Oregon.................        858,432.33           0.82              6
Wisconsin..............        749,252.72           0.71              9
New Mexico.............        649,358.76           0.62              8
New Jersey.............        620,800.00           0.59              6
Tennessee..............        617,006.24           0.59              7
Delaware...............        550,000.00           0.52              2
Mississippi............        482,716.56           0.46              4
West Virginia..........        367,944.90           0.35              6
Louisiana..............        329,850.00           0.31              3
Idaho..................        270,800.00           0.26              3
District of Columbia...        258,800.00           0.25              4
Hawaii.................        153,000.00           0.15              1
Kansas.................         82,500.00           0.08              1
                          ---------------        -------        ---------

     Total.............   $104,921,160.86         100.00%         1,016
                          ---------------        -------        ---------
                          ---------------        -------        ---------

                          CALENDAR YEAR OF ORIGINATION

                                                % OF ADJUSTABLE
                                                 RATE GROUP BY
                                AGGREGATE          AGGREGATE       NUMBER OF
                                PRINCIPAL          PRINCIPAL       MORTGAGE
CALENDAR YEAR                    BALANCE            BALANCE          LOANS
--------------------------   ---------------    ---------------    ---------
1995......................   $    387,314.69           0.37%             3
1996......................      8,968,901.36           8.55             75
1997......................     95,564,944.81          91.08            938
                             ---------------        -------        ---------
     Total................   $104,921,160.86         100.00%         1,016
                             ---------------        -------        ---------
                             ---------------        -------        ---------

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                              % OF ADJUSTABLE
                                               RATE GROUP BY
                              AGGREGATE          AGGREGATE        NUMBER OF
RANGE OF LOAN-TO-VALUE        PRINCIPAL          PRINCIPAL        MORTGAGE
RATIOS                         BALANCE            BALANCE           LOANS
------------------------   ---------------    ---------------     ---------
10.001%- 20.000%........   $     31,000.00           0.03%              1
20.001%- 30.000%........        167,500.00           0.16               3
30.001%- 40.000%........        534,500.00           0.51              11
40.001%- 50.000%........        945,022.66           0.90              14
50.001%- 60.000%........      3,118,046.06           2.97              33
60.001%- 70.000%........     16,596,411.66          15.82             179
70.001%- 80.000%........     52,280,820.04          49.83             490
80.001%- 90.000%........     28,909,040.62          27.55             269
90.001%-100.000%........      2,338,819.82           2.23              16
                           ---------------        -------         ---------
     Total..............   $104,921,160.86         100.00%          1,016
                           ---------------        -------         ---------
                           ---------------        -------         ---------

                            DISTRIBUTION OF MARGINS

                                              % OF ADJUSTABLE
                                               RATE GROUP BY
                              AGGREGATE          AGGREGATE        NUMBER OF
                              PRINCIPAL          PRINCIPAL        MORTGAGE
RANGE OF MARGINS               BALANCE            BALANCE           LOANS
------------------------   ---------------    ---------------     ---------
2.501%- 3.000%..........   $    209,894.15           0.20%              3
3.501%- 4.000%..........        105,035.44           0.10               1
4.001%- 4.500%..........      1,781,540.00           1.70              22
4.501%- 5.000%..........     18,981,444.43          18.09             163
5.001%- 5.500%..........     31,149,559.33          29.69             296
5.501%- 6.000%..........     19,224,482.95          18.32             183
6.001%- 6.500%..........     12,009,474.76          11.45             143
6.501%- 7.000%..........     12,229,291.71          11.66             116
7.001%- 7.500%..........      3,890,704.74           3.71              40
7.501%- 8.000%..........      4,799,134.11           4.57              43
8.001%- 8.500%..........        359,976.77           0.34               5
9.501%-10.000%..........        180,622.47           0.17               1
                           ---------------        -------         ---------
     Total..............   $104,921,160.86         100.00%          1,016
                           ---------------        -------         ---------
                           ---------------        -------         ---------

                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES

                                                  % OF ADJUSTABLE
                                                   RATE GROUP BY
                               AGGREGATE             AGGREGATE       NUMBER OF
RANGE OF MAXIMUM               PRINCIPAL             PRINCIPAL       MORTGAGE
MORTGAGE RATES                  BALANCE               BALANCE          LOANS
----------------------   ---------------------    ---------------    ---------
12.501%-13.000%.......      $     70,000.00              0.07%             1
13.501%-14.000%.......           783,000.00              0.75              6
14.001%-14.500%.......         2,357,558.84              2.25             20
14.501%-15.000%.......         7,026,355.63              6.70             51
15.001%-15.500%.......         9,834,402.86              9.37             89
15.501%-16.000%.......        18,305,649.91             17.45            159
16.001%-16.500%.......        15,354,845.37             14.63            151
16.501%-17.000%.......        18,069,531.07             17.22            175
17.001%-17.500%.......        12,050,052.09             11.48            131
17.501%-18.000%.......        10,663,188.51             10.16            116
18.001%-18.500%.......         5,154,577.74              4.91             60
18.501%-19.000%.......         4,230,975.79              4.03             43
19.001%-19.500%.......           703,900.58              0.67              9
19.501%-20.000%.......            71,500.00              0.07              2
20.001%-20.500%.......            65,000.00              0.06              2

20.501%-21.000%.......           180,622.47              0.17              1
                         ---------------------        -------        ---------
     Total............      $104,921,160.86            100.00%         1,016
                         ---------------------        -------        ---------
                         ---------------------        -------        ---------

                     DISTRIBUTION OF NEXT RATE CHANGE DATES

                                           % OF ADJUSTABLE
                                            RATE GROUP BY
                           AGGREGATE          AGGREGATE       NUMBER OF
                           PRINCIPAL          PRINCIPAL       MORTGAGE
NEXT RATE CHANGE DATE       BALANCE            BALANCE          LOANS
---------------------   ---------------    ---------------    ---------
August, 1997.........   $    206,867.69           0.20%             3
September, 1997......      1,124,618.89           1.07             14
October, 1997........      1,470,749.96           1.40             13
November, 1997.......        677,757.86           0.65              7
December, 1997.......      2,562,194.46           2.44             23
January, 1998........     13,286,560.45          12.66            107
February, 1998.......      1,307,621.14           1.25             15
March, 1998..........      5,371,173.99           5.12             50
April, 1998..........      3,732,219.51           3.56             37
May, 1998............      1,968,437.10           1.88             17
June, 1998...........      1,705,801.17           1.63             18
July, 1998...........      1,507,175.00           1.44             15
August, 1998.........         69,509.39           0.07              1
September, 1998......         25,445.03           0.02              1
January, 1999........        659,286.06           0.63              5
February, 1999.......        659,820.69           0.63              7
March, 1999..........        498,577.41           0.48              5
April, 1999..........      2,829,282.46           2.70             29
May, 1999............      3,562,465.19           3.40             32
June, 1999...........      5,928,248.52           5.65             52
July, 1999...........     50,589,707.35          48.22            526
August, 1999.........         52,800.00           0.05              1
December, 1999.......        412,783.30           0.39              2
January, 2000........        961,012.29           0.92              6
February, 2000.......        640,750.94           0.61              5
March, 2000..........        744,989.16           0.71              6
May, 2000............         49,981.18           0.05              1
June, 2000...........        260,387.67           0.25              2
July, 2000...........      2,054,937.00           1.96             16
                        ---------------        -------        ---------
     Total...........   $104,921,160.86         100.00%         1,016
                        ---------------        -------        ---------
                        ---------------        -------        ---------

INTEREST PAYMENTS ON THE MORTGAGE LOANS

     Most of the Mortgage Loans in the Fixed Rate Group are mortgage loans on which interest is charged to the obligor (the 'Mortgagor') at the interest rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Mortgage Loans, 'Simple Interest Loans'). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagors of these Simple Interest Loans generally are required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date (or with respect to Mortgage Loans containing 'balloon' payments, reduce the principal balance of such Mortgage Loan to a pre-determined remaining principal balance), payments that are made by the Mortgagors after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Simple Interest Loans were to pay on the latest date possible without the Simple Interest Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Mortgage Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Mortgage Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-off Date. Accordingly, the timing of principal payments to the Class A Certificates may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.

     Most of the Mortgage Loans in the Adjustable Rate Group are not Simple Interest Loans (such Mortgage Loans, the 'Actuarial Loans'). The Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to the Actuarial Loans, payments due other than on the first day of a month are deemed to be due on the first day of the month for all purposes herein, including determining the Original Pool Principal Balance and servicing of such Mortgage Loans.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates are related to the rate and timing of payments of principal on the Mortgage Loans, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including those discussed below. Defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to the related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the Mortgage Loans in the Trust Fund.

     The Class R Optionholder may purchase from the Trust Fund, and the Trustee has the obligation to conduct an auction for, all of the outstanding Mortgage Loans, and thus effect the early retirement of the Class A Certificates, following an Optional Termination Date. In addition, the Master Servicer may purchase from the Trust Fund all of the outstanding Mortgage Loans, and thus effect the early retirement of the Class A Certificates, after the aggregate Loan Balance of the Mortgage Loans in the Trust Fund has declined to less than 5% of the Original Pool Principal Balance. See 'The Pooling and Servicing Agreement--Termination; Retirement of the Certificates' and '--Termination Auction' herein.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in the Fixed Rate Group is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. 44.56% of the Mortgage Loans in the Fixed Rate Group (by Original Loan Group Balance of the Fixed Rate Group) provide for prepayment penalties.

     All of the Mortgage Loans in the Adjustable Rate Group will be adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant, because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loan to 'lock in' a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. 58.35% of the Mortgage Loans in the Adjustable Rate Group (by Original Loan Group Balance of the Adjustable Rate Group) provide for prepayment penalties.

     In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the overcollateralization provisions of the Trust Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Class Certificate Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

     The Final Scheduled Distribution Dates for the Class A Certificates are as follows:

                                       FINAL SCHEDULED
                                      DISTRIBUTION DATE
                                      -----------------
          Class A-1 Certificates.....    April 2012
          Class A-2 Certificates.....  September 2013
          Class A-3 Certificates.....    April 2021
          Class A-4 Certificates.....   January 2027
          Class A-5 Certificates.....    April 2012
          Class A-6 Certificates.....     May 2027

     The Final Scheduled Distribution Date for each Class of Class A Certificates is the date on which the Initial Class Certificate Balance set forth on the cover page hereof for such Class would be reduced to zero on account of distribution of principal, assuming that no prepayments are received on the Mortgage Loans, that monthly payments of principal and interest on each of the Mortgage Loans are timely received in order to amortize each such Mortgage Loan in accordance with its terms, and that no Net Monthly Excess Cashflow will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to the holders of the Class A Certificates.

     The weighted average life of each Class of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions and the date on which the final payment on any Class of Class A Certificate could occur is significantly earlier than its respective Final Scheduled Distribution Date, because, among other things, (i) prepayments are likely to occur, (ii) defective Mortgage Loans may be purchased or substituted from the Trust Fund under certain circumstances described herein, (iii) Net Monthly Excess Cash Flow may be used to make accelerated payments of principal to holders of the Class A Certificates and
(iv) the Class R Optionholder, the Master Servicer or the Trustee may cause the early termination of the Trust Fund on or after the dates specified herein.

     The 'weighted average life' of a Class A Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Class A Certificate is repaid. The weighted average life of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans in the related Loan Group.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model for the Fixed Rate Loans used in this Prospectus Supplement is the prepayment assumption (the 'Prepayment Assumption'), which represents an assumed rate of prepayment each month relative to the then outstanding loan balance of the pool of mortgage loans for the life of such mortgage loans. For the Fixed Rate Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 3% per annum of the outstanding Loan Balance of the Mortgage Loans in the Fixed Rate Group in the first month of the life of such Mortgage Loans, an additional 1.55% per annum (precisely 17/11% per annum) in each month thereafter until the twelfth month and beginning in the twelfth month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum. For the Adjustable Rate Certificates, prepayments on the Mortgage Loans in the Adjustable Rate Group are modeled assuming a specified CPR percentage. As used in the table below, 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics which differ from those assumed in preparing the tables set forth below, distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables. For example, it is very unlikely that the Mortgage Loans in the Fixed Rate Group will prepay at the rates assumed by any level of the Prepayment Assumption until maturity or that all of the Mortgage Loans in the Adjustable Rate Group will prepay at a constant rate until maturity. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables relating to the percentage of the Initial Class Certificate Balance outstanding for each of the Class A Certificates at the various constant percentages of the Prepayment Assumption specified therein, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of original Class Certificate Balances outstanding over time and the weighted average lives of the Class A Certificates.

     The tables set forth below have been prepared on the basis of certain assumptions, including the assumptions that:

            (i) the Mortgage Loans consist of synthetic mortgage loans having the characteristics set forth in the second and third tables below,

           (ii) the Closing Date is July 30, 1997,

          (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in August 1997, in accordance with the priorities described herein,

           (iv) all prepayments are prepayments in full and include 30 days' interest thereon,

            (v) no early termination of the Trust Fund occurs, unless
                specifically stated therein,

           (vi) the 'Specified Subordinated Amounts' (as defined under 'Credit Enhancement--Overcollateralization Provisions') are set initially as specified by the Certificate Insurer, and thereafter decrease as permitted by the Certificate Insurer,

          (vii) no Mortgage Loan is ever delinquent,

         (viii) the assumed levels of One-Month LIBOR, Six-Month LIBOR, and One-Year CMT are 5.64844% per annum, 5.8125% per annum and 5.52% per annum, respectively,

           (ix) the initial Class Certificate Balance and Pass-Through Rate of each Class of Certificates are as set forth on the cover page hereof,

            (x) the Mortgage Rate for each Mortgage Loan in the Adjustable Rate
                Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) the assumed constant level of the applicable Index and
                (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will generally equal the initial coupon)), and

           (xi) all Mortgage Loans pay on their respective dates in accordance with their respective terms.

                              PREPAYMENT SCENARIOS

                SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
                ----------    ----------    ----------    ----------    ----------    ----------
Fixed Rate
  Group(1).....      0%           50%           75%           100%          150%          200%
Adjustable Rate
  Group(2).....      0%           12%           18%            25%           32%           40%

------------------
(1) As a percentage of the Prepayment Assumption.
(2) CPR.

                                FIXED RATE GROUP

                                    STATED
                                   REMAINING      ORIGINAL        BALLOON
         OUTSTANDING     GROSS       TERM           TERM           TERM
           BALANCE       COUPON   (IN MONTHS)    (IN MONTHS)    (IN MONTHS)
        --------------   ------   -----------    -----------    -----------
        $37,836,085.80   11.133%       356            359           177
        $   111,658.83   11.386%        56             60           N/A
        $   940,540.21   11.756%       113            118           N/A
        $32,063,929.26   12.233%       177            180           N/A
        $ 3,855,792.63   11.608%       235            240           N/A
        $   203,913.59   12.534%       295            298           N/A
        $35,066,079.68   10.776%       354            359           N/A

                             ADJUSTABLE RATE GROUP

                                 STATED
                                REMAINING       ORIGINAL         BALLOON
 OUTSTANDING       GROSS          TERM            TERM            TERM
   BALANCE         COUPON      (IN MONTHS)     (IN MONTHS)     (IN MONTHS)          INDEX
--------------    --------     -----------     -----------     -----------      -------------
$   128,015.33    11.0760%          353             360            N/A          6 Month Libor
$   774,196.62     9.1190%          355             360            N/A          6 Month Libor
$ 1,450,897.32     9.9370%          357             360            N/A          6 Month Libor
$   321,239.99    10.0060%          354             360            N/A          6 Month Libor
$   250,475.10     9.8470%          176             180            N/A          6 Month Libor
$ 1,347,870.88     9.9400%          351             352            N/A          6 Month Libor
$ 8,008,288.09     9.7470%          358             359            N/A          6 Month Libor
$64,753,350.59    10.4260%          358             358            N/A          6 Month Libor
$ 3,337,548.03    10.2060%          358             360            N/A          6 Month Libor
$    78,854.01    10.2500%          349             360            N/A           1 Year CMT
$   161,330.58    10.3000%          350             360            N/A           1 Year CMT
$    19,864.40    11.8750%          339             360            N/A           1 Year CMT
$   169,869.26    10.6250%          358             360            N/A           1 Year CMT
$   943,987.29     9.6410%          353             360            N/A           1 Year CMT
$   161,070.07    10.4110%          173             180            N/A           1 Year CMT
$ 4,859,367.81     9.8130%          354             360            N/A           1 Year CMT
$13,238,497.40    10.1990%          354             357            N/A           1 Year CMT
$ 1,840,134.93    10.1940%          355             360            N/A           1 Year CMT
$   117,100.11    10.0800%          350             360            N/A          1 Month Libor
$    87,656.14     9.0800%          352             360            N/A          1 Month Libor
$    78,560.47     9.7300%          353             360            N/A          1 Month Libor
$    58,443.88     9.5800%          354             360            N/A          1 Month Libor
$   311,816.54    10.1770%          174             180            N/A          1 Month Libor
$ 2,423,565.16     9.6840%          233             236            120          1 Month Libor

                                          INITIAL
                             GROSS        PERIODIC       PERIODIC      MONTHS TO
 OUTSTANDING      GROSS     LIFETIME     ADJUSTMENT     ADJUSTMENT     NEXT RATE        RESET
   BALANCE        MARGIN      CAP           CAP            CAP         ADJUSTMENT     FREQUENCY
--------------    ------    --------     ----------     ----------     ----------     ----------
$   128,015.33    6.991%     17.836%        1.000%         1.000%             1             6
$   774,196.62    5.347%     15.332%        1.000%         1.000%             2             6
$ 1,450,897.32    6.059%     16.334%        1.000%         1.000%             3             6
$   321,239.99    5.483%     15.361%        1.000%         1.000%             4             6
$   250,475.10    4.625%     16.869%        2.186%         1.395%             4             6
$ 1,347,870.88    5.529%     16.319%        1.000%         1.000%             5             6
$ 8,008,288.09    5.610%     15.810%        1.018%         1.018%             6             6
$64,753,350.59    5.581%     16.537%        2.863%         1.009%            24             6
$ 3,337,548.03    5.365%     16.296%        4.612%         1.030%            34             6
$    78,854.01    5.875%     17.250%        2.000%         2.000%             1            12
$   161,330.58    6.075%     17.300%        2.000%         2.000%             2            12
$    19,864.40    6.250%     17.500%        2.000%         2.000%             3            12
$   169,869.26    6.875%     17.625%        2.000%         2.000%             4            12

$   943,987.29    5.885%     15.641%        2.000%         2.000%             5            12
$   161,070.07    5.451%     17.411%        2.000%         2.000%             5            12
$ 4,859,367.81    6.674%     16.700%        1.979%         2.000%             6            12
$13,238,497.40    6.767%     17.103%        2.005%         1.994%             9            12
$ 1,840,134.93    5.871%     16.310%        2.384%         2.000%            31            12
$   117,100.11    6.375%     17.080%        2.000%         2.000%             2            12
$    87,656.14    5.375%     16.080%        2.000%         2.000%             4            12
$    78,560.47    6.025%     16.730%        2.000%         2.000%             5            12
$    58,443.88    5.875%     16.580%        2.000%         2.000%             6            12
$   311,816.54    6.768%     17.177%        2.000%         2.000%             6            12
$ 2,423,565.16    5.795%     16.648%        2.000%         2.000%             9            12

     The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled 'Prepayment Scenarios'. The percentages have been rounded to the nearest 1%.

        PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2     SCENARIO 3     SCENARIO 4     SCENARIO 5     SCENARIO 6
---------------------   ----------    -----------    -----------    -----------    -----------    -----------
Initial..............        100           100            100            100            100            100
July 1998............         87            68             59             49             30             10
July 1999............         82            41             22              4              0              0
July 2000............         78            19              0              0              0              0
July 2001............         74             0              0              0              0              0
July 2002............         70             0              0              0              0              0
July 2003............         65             0              0              0              0              0
July 2004............         60             0              0              0              0              0
July 2005............         56             0              0              0              0              0
July 2006............         51             0              0              0              0              0
July 2007............         45             0              0              0              0              0
July 2008............         39             0              0              0              0              0
July 2009............         31             0              0              0              0              0
July 2010............         22             0              0              0              0              0
July 2011............         12             0              0              0              0              0
July 2012............          0             0              0              0              0              0
July 2013............          0             0              0              0              0              0
July 2014............          0             0              0              0              0              0
July 2015............          0             0              0              0              0              0
July 2016............          0             0              0              0              0              0
July 2017............          0             0              0              0              0              0
July 2018............          0             0              0              0              0              0
July 2019............          0             0              0              0              0              0
July 2020............          0             0              0              0              0              0
July 2021............          0             0              0              0              0              0
July 2022............          0             0              0              0              0              0
July 2023............          0             0              0              0              0              0
July 2024............          0             0              0              0              0              0
July 2025............          0             0              0              0              0              0
July 2026............          0             0              0              0              0              0
July 2027............          0             0              0              0              0              0
Weighted Average Life
  (years):(1)........       8.25          1.81           1.31           1.05           0.77           0.62
Weighted Average Life
  (years):(2)........       8.25          1.81           1.31           1.05           0.77           0.62

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

        PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
---------------------   ----------    ----------    ----------    ----------    ----------    ----------
Initial..............        100           100           100           100           100           100
July 1998............        100           100           100           100           100           100
July 1999............        100           100           100           100            45             0
July 2000............        100           100            87            45             0             0
July 2001............        100           100            46             3             0             0
July 2002............        100            69            14             0             0             0
July 2003............        100            43             0             0             0             0
July 2004............        100            23             0             0             0             0
July 2005............        100            11             0             0             0             0
July 2006............        100             0             0             0             0             0
July 2007............        100             0             0             0             0             0
July 2008............        100             0             0             0             0             0
July 2009............        100             0             0             0             0             0
July 2010............        100             0             0             0             0             0
July 2011............        100             0             0             0             0             0
July 2012............          0             0             0             0             0             0
July 2013............          0             0             0             0             0             0
July 2014............          0             0             0             0             0             0
July 2015............          0             0             0             0             0             0
July 2016............          0             0             0             0             0             0
July 2017............          0             0             0             0             0             0
July 2018............          0             0             0             0             0             0
July 2019............          0             0             0             0             0             0
July 2020............          0             0             0             0             0             0
July 2021............          0             0             0             0             0             0
July 2022............          0             0             0             0             0             0
July 2023............          0             0             0             0             0             0
July 2024............          0             0             0             0             0             0
July 2025............          0             0             0             0             0             0
July 2026............          0             0             0             0             0             0
July 2027............          0             0             0             0             0             0
Weighted Average Life
  (years):(1)........      14.74          5.97          4.00          3.00          2.00          1.50
Weighted Average Life
  (years):(2)........      14.74          5.97          4.00          3.00          2.00          1.50

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

        PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
---------------------   ----------    ----------    ----------    ----------    ----------    ----------
Initial..............       100           100           100           100           100           100
July 1998............       100           100           100           100           100           100
July 1999............       100           100           100           100           100            80
July 2000............       100           100           100           100            58             0
July 2001............       100           100           100           100             0             0
July 2002............       100           100           100            45             0             0
July 2003............       100           100            80             3             0             0
July 2004............       100           100            42             0             0             0
July 2005............       100           100            25             0             0             0
July 2006............       100            96             4             0             0             0
July 2007............       100            70             0             0             0             0
July 2008............       100            45             0             0             0             0
July 2009............       100            21             0             0             0             0
July 2010............       100             0             0             0             0             0
July 2011............       100             0             0             0             0             0
July 2012............        70             0             0             0             0             0
July 2013............        70             0             0             0             0             0
July 2014............        68             0             0             0             0             0
July 2015............        58             0             0             0             0             0
July 2016............        46             0             0             0             0             0
July 2017............        34             0             0             0             0             0
July 2018............        23             0             0             0             0             0
July 2019............        11             0             0             0             0             0
July 2020............         0             0             0             0             0             0
July 2021............         0             0             0             0             0             0
July 2022............         0             0             0             0             0             0
July 2023............         0             0             0             0             0             0
July 2024............         0             0             0             0             0             0
July 2025............         0             0             0             0             0             0
July 2026............         0             0             0             0             0             0
July 2027............         0             0             0             0             0             0
Weighted Average Life
  (years):(1)........     18.37         10.86          7.09          5.00          3.15          2.22
Weighted Average Life
  (years):(2)........     18.37         10.86          7.09          5.00          3.15          2.22

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

        PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
---------------------   ----------    ----------    ----------    ----------    ----------    ----------
Initial..............        100           100           100           100           100           100
July 1998............        100           100           100           100           100           100
July 1999............        100           100           100           100           100           100
July 2000............        100           100           100           100           100            71
July 2001............        100           100           100           100            88            29
July 2002............        100           100           100           100            52             6
July 2003............        100           100           100           100            33             0
July 2004............        100           100           100            79            22             0
July 2005............        100           100           100            72            21             0
July 2006............        100           100           100            61            15             0
July 2007............        100           100            88            48             9             0
July 2008............        100           100            73            36             4             0
July 2009............        100           100            59            26             0             0
July 2010............        100            98            47            18             0             0
July 2011............        100            82            35            12             0             0
July 2012............        100            31            10             0             0             0
July 2013............        100            26             7             0             0             0
July 2014............        100            22             4             0             0             0
July 2015............        100            18             2             0             0             0
July 2016............        100            14             0             0             0             0
July 2017............        100            11             0             0             0             0
July 2018............        100             8             0             0             0             0
July 2019............        100             5             0             0             0             0
July 2020............         98             3             0             0             0             0
July 2021............         87             1             0             0             0             0
July 2022............         74             0             0             0             0             0
July 2023............         61             0             0             0             0             0
July 2024............         44             0             0             0             0             0
July 2025............         26             0             0             0             0             0
July 2026............          5             0             0             0             0             0
July 2027............          0             0             0             0             0             0
Weighted Average Life
  (years):(1)........      26.47         15.80         12.82         10.08          5.99          3.64
Weighted Average Life
  (years):(2)........      26.36         14.47         11.21          8.18          5.15          3.56

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

        PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
---------------------   ----------    ----------    ----------    ----------    ----------    ----------
Initial..............        100          100           100           100           100           100
July 1998............        100          100           100           100           100           100
July 1999............        100          100           100           100           100           100
July 2000............        100          100           100           100           100           100
July 2001............         99           94            92            90            85            79
July 2002............         98           89            84            80            72            62
July 2003............         96           79            73            66            53            37
July 2004............         94           69            60            51            35            18
July 2005............         85           46            33            24            10             6
July 2006............         76           30            18            11             2             0
July 2007............         66           19            10             5             0             0
July 2008............         57           12             5             2             0             0
July 2009............         48            7             3             1             0             0
July 2010............         38            4             1             0             0             0
July 2011............         29            2             1             0             0             0
July 2012............          0            0             0             0             0             0
July 2013............          0            0             0             0             0             0
July 2014............          0            0             0             0             0             0
July 2015............          0            0             0             0             0             0
July 2016............          0            0             0             0             0             0
July 2017............          0            0             0             0             0             0
July 2018............          0            0             0             0             0             0
July 2019............          0            0             0             0             0             0
July 2020............          0            0             0             0             0             0
July 2021............          0            0             0             0             0             0
July 2022............          0            0             0             0             0             0
July 2023............          0            0             0             0             0             0
July 2024............          0            0             0             0             0             0
July 2025............          0            0             0             0             0             0
July 2026............          0            0             0             0             0             0
July 2027............          0            0             0             0             0             0
Weighted Average Life
  (years):(1)........      11.43         8.03          7.29          6.77          6.06          5.51
Weighted Average Life
  (years):(2)........      11.43         8.03          7.25          6.62          5.41          4.32

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

        PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE BALANCE OUTSTANDING

        DATES           SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5    SCENARIO 6
---------------------   ----------    ----------    ----------    ----------    ----------    ----------
Initial..............        100          100           100           100           100           100
July 1998............         95           84            78            71            64            56
July 1999............         94           72            62            51            41            31
July 2000............         94           62            50            38            28            19
July 2001............         93           54            40            28            19            11
July 2002............         92           47            33            21            13             7
July 2003............         92           41            27            16             9             3
July 2004............         91           35            22            12             5             2
July 2005............         90           31            17             8             3             1
July 2006............         89           27            14             6             2             0
July 2007............         86           23            11             4             1             0
July 2008............         84           20             9             3             0             0
July 2009............         83           17             7             2             0             0
July 2010............         81           15             5             1             0             0
July 2011............         79           13             4             0             0             0
July 2012............         77           11             3             0             0             0
July 2013............         75            9             2             0             0             0
July 2014............         72            8             2             0             0             0
July 2015............         70            6             1             0             0             0
July 2016............         66            5             1             0             0             0
July 2017............         63            4             0             0             0             0
July 2018............         59            3             0             0             0             0
July 2019............         55            3             0             0             0             0
July 2020............         50            2             0             0             0             0
July 2021............         44            1             0             0             0             0
July 2022............         38            1             0             0             0             0
July 2023............         32            0             0             0             0             0
July 2024............         25            0             0             0             0             0
July 2025............         16            0             0             0             0             0
July 2026............          7            0             0             0             0             0
July 2027............          0            0             0             0             0             0
Weighted Average Life
  (years):(1)........      20.45         6.45          4.39          3.10          2.35          1.79
Weighted Average Life
  (years):(2)........      20.34         5.94          4.14          2.96          2.20          1.67

------------------
(1) To the Final Scheduled Distribution Date.

(2) This assumes that the optional termination is exercised by the Class R Optionholder on the Optional Termination Date.

     The weighted average life of each indicated Class of Class A Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum of the initial respective Class Certificate Balance for the related Class A Certificates as of the Closing Date.

               THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

     For a general discussion of the Depositor, the Seller and the Master Servicer, see 'The Depositor', 'The Seller' and 'The Master Servicer' in the Prospectus. The Master Servicer does not presently perform primary servicing for mortgage loans. Initially, primary servicing of the Mortgage Loans will be provided by NFI and Option One pursuant to subservicing agreements with the Master Servicer. See 'NF Investments, Inc.' and 'Option One Mortgage Corporation'.

                              NF INVESTMENTS, INC.

GENERAL

     Mortgage Loans representing approximately $134,164,613 (62.40% of the Original Pool Balance) (the 'NFI Mortgage Loans') were acquired by the Seller from NFI, National Consumer Services Corp. and Block Mortgage Company. NF Investments, Inc., a Georgia corporation ('NFI'), will subservice the NFI Mortgage Loans pursuant to a subservicing agreement with the Master Servicer. NFI is a FNMA/FHLMC approved seller/servicer which is actively engaged in the servicing of various financial instruments, including first and second lien mortgage loans. NFI services several securitized and whole loan portfolios comprised of single-family mortgage products. NFI's corporate offices are located at 1669 Phoenix Parkway, Suite 100, Atlanta, Georgia 30349. NFI commenced mortgage servicing operations in 1987 and since then has managed and serviced third-party mortgage loan portfolios.

     The information contained herein with regard to NFI has been provided to the Depositor or compiled from information provided to the Depositor by NFI. None of the Depositor, the Trustee, the Certificate Insurer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth, as of December 31, 1996 and as of March 31, 1997 certain information relating to the delinquency experience (including imminent foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in NFI's non-conforming servicing portfolio of mortgage loans originated under the guidelines described in 'The Primary Asset Program--Underwriting Procedures' in the Prospectus (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. NFI did not service any such Mortgage Loans prior to 1996. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                         DECEMBER 31, 1996                               AT MARCH 31, 1997
                            --------------------------------------------    --------------------------------------------
                                                   PERCENT    PERCENT BY                           PERCENT    PERCENT BY
                             BY NO.    BY DOLLAR    BY NO.      DOLLAR       BY NO.    BY DOLLAR    BY NO.      DOLLAR
                            OF LOANS    AMOUNT     OF LOANS     AMOUNT      OF LOANS    AMOUNT     OF LOANS     AMOUNT
                            --------   ---------   --------   ----------    --------   ---------   --------   ----------
Total Portfolio...........    2,079    $ 108,223      N/A         N/A         2,992    $ 155,560      N/A         N/A
Period of Delinquency
     31-59 Days...........       40    $   2,299     1.92        2.12            57    $   3,245     1.90        2.09
     60-89 Days...........       10          609     0.48        0.56            22        1,298     0.74        0.83
     90 Days or more......       18          408     0.87        0.38            33          744     1.10        0.48
                            --------   ---------   --------     -----       --------   ---------   --------     -----
Total Delinquent Loans....       68    $   3,316     3.27        3.06           112    $   5,287     3.74        3.40
                            --------   ---------   --------     -----       --------   ---------   --------     -----
                            --------   ---------   --------     -----       --------   ---------   --------     -----
Loans in Foreclosure(1)...       10    $     716     0.48        0.66            26    $   1,610     0.87        1.03

---------------
(1) Loans in Foreclosure are also included under the heading 'Total Delinquent Loans'.

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                           AT DECEMBER, 1996    AT MARCH 31, 1997
                          -------------------  -------------------
                          BY NO.    BY DOLLAR  BY NO.    BY DOLLAR
                            OF      AMOUNT OF    OF      AMOUNT OF
                           LOANS      LOANS     LOANS      LOANS
                          -------   ---------  -------   ---------
Total Portfolio.........   2,079     $108,223   2,992     $155,560
Foreclosed Loans (1)....       2          140       5          332
Foreclosure Ratio (2)...    0.10         0.13    0.20         0.21

------------------
(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by NFI, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.


(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                         LOAN LOSS EXPERIENCE ON NFI'S
                     SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                                             THREE MONTHS
                                   YEAR ENDED                    ENDED
                               DECEMBER 31, 1996            MARCH 31, 1997
                              --------------------         -----------------
Total Portfolio(1)...........       $108,223                   $ 155,560

Gross Losses(2)..............              0                          73
Recoveries(3)................              0                          65
                                 -----------               -----------------
Net Losses(4)................       $      0                   $       8
                                 -----------               -----------------
                                 -----------               -----------------
Net Losses as a Percentage of
  Total Portfolio(5).........            N/A                        0.02%

------------------
(1) 'Total Portfolio' on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) 'Gross Losses' are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.

(3) 'Recoveries' are recoveries from liquidated proceeds and deficiency judgments.

(4) 'Net Losses' means Gross Losses minus Recoveries.

(5) For the three months ending March 31, 1997 'Net Losses as a Percentage of Total Portfolio' was annualized by multiplying 'Net Losses' by four before calculating the Percentage of Net Losses as a Percentage of Total Portfolio.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of NFI's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for NFI's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by NFI. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                        OPTION ONE MORTGAGE CORPORATION

GENERAL

     Mortgage Loans representing approximately $80,835,419 (37.60% of the Original Pool Principal Balance) (the 'Option One Mortgage Loans') were acquired by the Seller from Option One Mortgage Corporation, a California corporation and a wholly owned subsidiary of the Master Servicer ('Option One'). The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans. As of June 30, 1997, Option One had three loan origination centers in California, two loan origination centers in Wisconsin, and one loan origination center in each of Florida, Georgia, Illinois, Ohio, Texas, Virginia, Connecticut and Rhode Island. Option One will subservice the Option One Mortgage Loans pursuant to a subservicing agreement with the Master Servicer. Option One is a FNMA approved servicer.

     Option One was incorporated in 1992 as a wholly owned subsidiary of Plaza Home Corporation ('PHMC') and commenced its regular lending program in February 1993. On December 31, 1994, PHMC transferred 100% of the outstanding stock in Option One to its wholly owned subsidiary Plaza Home Mortgage Bank. On March 3, 1995, Fleet National Bank, Rhode Island acquired 100% of the outstanding stock of PHMC. On June 17, 1997, Block Financial Corporation acquired 100% of the outstanding stock of Option One.

     The information contained herein with regard to Option One has been provided to the Depositor or compiled from information provided to the Depositor by Option One. None of the Depositor, the Trustee, the Certificate Insurer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth, as of December 31, 1994, 1995 and 1996 and as of March 31, 1997 certain information relating to the delinquency experience (including imminent foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's servicing portfolio of mortgage loans originated under the Option One Guidelines (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Option One assumed full servicing responsibilities for the non-conforming mortgage loan servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such date, Option

One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One.

                             OPTION ONE ORIGINATED
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                                    AT DECEMBER 31,
                        -------------------------------------------------------------------------------------------------------
                                               1994                                                 1995
                        ---------------------------------------------------   -------------------------------------------------
                                                                                                                     PERCENT BY
                         BY NO.    BY DOLLAR    PERCENT BY     PERCENT BY      BY NO.    BY DOLLAR     PERCENT BY      DOLLAR
                        OF LOANS    AMOUNT     NO. OF LOANS   DOLLAR AMOUNT   OF LOANS     AMOUNT     NO. OF LOANS     AMOUNT
                        --------   ---------   ------------   -------------   --------   ----------   ------------   ----------
Total Portfolio......     6,115    $615,488         N/A             N/A        12,686    $1,153,199        N/A           N/A
Period of Delinquency
  31-59 Days.........        32    $  3,247        0.52            0.53           126    $   11,364       0.99          0.99
  60-89 Days.........        17       1,637        0.28            0.27            87         8,138       0.69          0.71
  90 Days or more....        28       3,556        0.46            0.58           294        28,982       2.32          2.51
                        --------   ---------       ----            ----       --------   ----------       ----          ----
Total Delinquent
  Loans..............        77    $  8,440        1.26            1.38           507    $   48,484       4.00          4.21
                        --------   ---------       ----            ----       --------   ----------       ----          ----
                        --------   ---------       ----            ----       --------   ----------       ----          ----
Loans in
  Foreclosure(1).....        50    $  5,328         .82             .87           301    $   28,874       2.37          2.50

------------------------
(1) Loans in foreclosure are also included under the heading 'Total Delinquent Loans'.

                                          AT DECEMBER 31,                                      AT MARCH 31, 1997
                        ----------------------------------------------------   -------------------------------------------------
                                                1996                                                 1997
                        ----------------------------------------------------   -------------------------------------------------
                                                                                                                      PERCENT BY
                         BY NO.    BY DOLLAR     PERCENT BY     PERCENT BY      BY NO.    BY DOLLAR     PERCENT BY      DOLLAR
                        OF LOANS     AMOUNT     NO. OF LOANS   DOLLAR AMOUNT   OF LOANS     AMOUNT     NO. OF LOANS     AMOUNT
                        --------   ----------   ------------   -------------   --------   ----------   ------------   ----------
Total Portfolio......    17,940    $1,599,929        N/A             N/A        19,903    $1,771,620        N/A           N/A
Period of Delinquency
  31-59 Days.........       291    $   26,000       1.62            1.62           295    $   27,311       1.48          1.54
  60-89 Days.........       137        11,919       0.76            0.74           154        13,741       0.77          0.78
  90 Days or more....       662    $   55,214       3.69            3.45           748        61,580       3.76          3.48
                        --------   ----------       ----            ----       --------   ----------       ----          ----
Total Delinquent
  Loans..............     1,090    $   93,133       6.07            5.81         1,197    $  102,632       6.01          5.80
                        --------   ----------       ----            ----       --------   ----------       ----          ----
                        --------   ----------       ----            ----       --------   ----------       ----          ----
Loans in
  Foreclosure(1).....       594    $   49,881       3.31            3.12           653    $   55,051       3.28          3.11

------------------------
(1) Loans in foreclosure are also included under the heading 'Total Delinquent Loans'.

                             OPTION ONE ORIGINATED
                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                   AT DECEMBER 31,
                         --------------------------------------------------------------------
                                 1994                   1995                    1996               AT MARCH 31, 1997
                         --------------------   ---------------------   ---------------------    ----------------------
                                    BY DOLLAR              BY DOLLAR               BY DOLLAR                 BY DOLLAR
                          BY NO.    AMOUNT OF    BY NO.    AMOUNT OF     BY NO.    AMOUNT OF      BY NO.     AMOUNT OF
                         OF LOANS     LOANS     OF LOANS     LOANS      OF LOANS     LOANS       OF LOANS      LOANS
                         --------   ---------   --------   ----------   --------   ----------    --------    ----------
Total Portfolio........    6,115    $ 615,488    12,686    $1,153,199    17,940    $1,599,929     19,903     $1,771,620
Foreclosed Loans(1)....       12        1,512        80         7,634       233        19,870        237         22,045
Foreclosure Ratio(2)...     0.20         0.25      0.63          0.66      1.30          1.24       1.19           1.24

------------------
(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                             OPTION ONE ORIGINATED
                      LOAN LOSS EXPERIENCE ON OPTION ONE'S
                     SERVICING PORTFOLIO OF MORTGAGE LOANS

                             (DOLLARS IN THOUSANDS)

                                                                                 THREE MONTHS
                                          YEAR ENDED DECEMBER 31,               ENDED MARCH 31,
                                  ----------------------------------------      ---------------
                                    1994           1995            1996              1997
                                  --------      ----------      ----------      ---------------
Total Portfolio(1)...........     $615,488      $1,153,199      $1,599,929         $1,771,620
Gross Losses(2)..............     $     17      $    1,291      $    5,412         $    3,150
Recoveries(3)................            0               0               0                  0
                                  --------      ----------      ----------      ---------------
Net Losses(4)................     $     17      $    1,291      $    5,412         $    3,150
                                  --------      ----------      ----------      ---------------
                                  --------      ----------      ----------      ---------------
Net Losses as a Percentage of
  Total Portfolio(5).........        0.003%           0.11%           0.34%              0.71%

------------------
(1) 'Total Portfolio' on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) 'Gross Losses' are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.

(3) 'Recoveries' are recoveries from liquidated proceeds and deficiency judgments.

(4) 'Net Losses' means Gross Losses minus Recoveries.

(5) For the three months ending March 31, 1997 'Net Losses as a Percentage of Total Portfolio' was annualized by multiplying 'Net Losses' by four before calculating the Percentage of Net Losses as a Percentage of Total Portfolio.

     The following tables set forth, as of December 31, 1994, 1995 and 1996 and as of March 31, 1997, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Option One assumed full servicing responsibilities for the non-conforming mortgage loan servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such date, Option One acted as subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One.

                           TOTAL OPTION ONE PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES

                             (DOLLARS IN THOUSANDS)

                                                                     AT DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                                              1994                                                    1995
                       ---------------------------------------------------    ----------------------------------------------------
                        BY NO.    BY DOLLAR    PERCENT BY     PERCENT BY       BY NO.    BY DOLLAR     PERCENT BY     PERCENT BY
                       OF LOANS    AMOUNT     NO. OF LOANS   DOLLAR AMOUNT    OF LOANS     AMOUNT     NO. OF LOANS   DOLLAR AMOUNT
                       --------   ---------   ------------   -------------    --------   ----------   ------------   -------------
Total Portfolio......    6,115    $ 615,488        N/A             N/A         14,625    $1,367,031        N/A             N/A
Period of Delinquency
  31-59 Days.........       32    $   3,247       0.52            0.53            161    $   16,501       1.10            1.21
  60-89 Days.........       17        1,637       0.28            0.27            104        10,117       0.71            0.74
  90 Days or more....       28        3,556       0.46            0.58            388        40,275       2.65            2.95
                       --------   ---------       ----            ----        --------   ----------       ----            ----
Total Delinquent
  Loans..............       77    $   8,440       1.26            1.38            653        66,893       4.46            4.90
                       --------   ---------       ----            ----        --------   ----------       ----            ----
                       --------   ---------       ----            ----        --------   ----------       ----            ----
Loans in
  Foreclosure(1).....       50        5,328       0.82            0.87            388        38,985       2.65            2.85

------------------
(1) Loans in foreclosure are also included under the heading 'Total Delinquent Loans'.

                                       AT DECEMBER 31, 1996                                     AT MARCH 31, 1997
                       ----------------------------------------------------    ----------------------------------------------------
                        BY NO.    BY DOLLAR     PERCENT BY     PERCENT BY       BY NO.    BY DOLLAR     PERCENT BY     PERCENT BY
                       OF LOANS     AMOUNT     NO. OF LOANS   DOLLAR AMOUNT    OF LOANS     AMOUNT     NO. OF LOANS   DOLLAR AMOUNT
                       --------   ----------   ------------   -------------    --------   ----------   ------------   -------------
Total Portfolio......   20,107    $1,865,636        N/A             N/A         22,732    $2,124,646        N/A             N/A
Period of Delinquency
  31-59 Days.........      329    $   29,980       1.64            1.61            337    $   32,434       1.48            1.53
  60-89 Days.........      161        14,972       0.80            0.80            169        15,636       0.74            0.74
  90 Days or more....      773        70,607       3.84            3.78            864        76,613       3.80            3.61
                       --------   ----------       ----            ----        --------   ----------       ----            ----
Total Delinquent
  Loans..............    1,263    $  115,559       6.28            6.19          1,370    $  124,683       6.02            5.88
                       --------   ----------       ----            ----        --------   ----------       ----            ----
                       --------   ----------       ----            ----        --------   ----------       ----            ----
Loans in
  Foreclosure(1).....      677        61,555       3.37            3.30            729    $   64,587       3.21            3.04

------------------
(1) Loans in foreclosure are also included under the heading 'Total Delinquent Loans'.

                           TOTAL OPTION ONE PORTFOLIO
                               REAL ESTATE OWNED

                             (DOLLARS IN THOUSANDS)

                                                   AT DECEMBER 31,
                     ---------------------------------------------------------------------------
                             1994                       1995                       1996               AT MARCH 31, 1997
                     ---------------------    ------------------------    ----------------------    ----------------------
                                 BY DOLLAR                  BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                      BY NO.     AMOUNT OF      BY NO.      AMOUNT OF      BY NO.     AMOUNT OF      BY NO.     AMOUNT OF
                     OF LOANS      LOANS       OF LOANS       LOANS       OF LOANS      LOANS       OF LOANS      LOANS
                     --------    ---------    ----------    ----------    --------    ----------    --------    ----------
Total Portfolio...     6,115     $ 615,488        14,625    $1,367,031     20,107     $1,865,636     22,732     $2,124,646
Foreclosed
  Loans (1).......        12         1,512           100         9,632        323         30,677        321         32,040
Foreclosure
  Ratio (2).......      0.20          0.25          0.68          0.70       1.61           1.64       1.41           1.51

------------------
(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           TOTAL OPTION ONE PORTFOLIO
                      LOAN LOSS EXPERIENCE ON OPTION ONE'S
                     SERVICING PORTFOLIO OF MORTGAGE LOANS

                             (DOLLARS IN THOUSANDS)

                                          YEAR ENDED DECEMBER 31,
                                  ----------------------------------------      THREE MONTHS ENDED
                                    1994           1995            1996           MARCH 31, 1996
                                  --------      ----------      ----------      ------------------
Total Portfolio(1)...........     $615,488      $1,367,031      $1,865,636          $2,124,646

Gross Losses(2)..............     $     17      $    1,506      $    8,451          $    5,214
Recoveries(3)................     $      0      $        0      $        0          $        0
                                  --------      ----------      ----------      ------------------
Net Losses(4)................     $     17      $    1,506      $    8,451          $    5,214
                                  --------      ----------      ----------      ------------------
                                  --------      ----------      ----------      ------------------
Net Losses as a Percentage of
  Total Portfolio(5).........        0.003%           0.11%           0.45%               0.98%

------------------
(1) 'Total Portfolio' on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) 'Gross Losses' are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.

(3) 'Recoveries' are recoveries from liquidated proceeds and deficiency judgments.

(4) 'Net Losses' means Gross Losses minus Recoveries.

(5) For the three months ending March 31, 1997 'Net Losses as a Percentage of Total Portfolio' was annualized by multiplying 'Net Losses' by four before calculating the Percentage of Net Losses as a Percentage of Total Portfolio.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage

Pool will depend on the results obtained over the life of the Mortgage Pool. Option One commenced receiving applications for mortgage loans in February 1993, and therefore its experience in originating, acquiring and servicing mortgage loans has been recently gained. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

UNDERWRITING STANDARDS

     The Option One Mortgage Loans were originated or acquired by Option One generally in accordance with the underwriting criteria described herein (the 'Option One Guidelines'). On a case-by-case basis, exceptions to the Option One Guidelines are made where compensating factors exist. The Option One Guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Option One Mortgage Loans were also generally underwritten with a view toward the resale thereof in the secondary mortgage market. While Option One's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, Option One also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination), in which case the combined loan-to-value ratios of the related mortgage loans may not exceed 95% with respect to any Option One Mortgage Loan. The Option One Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by Option One upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the Option One Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to FNMA and FHLMC. The Option One Guidelines require a review of the appraisal by a qualified appraiser employed or retained by Option One.

     The Option One Mortgage Loans were originated consistent with and generally conform to the Option One Guidelines 'Full Documentation' and 'Stated Income Documentation' residential loan programs. Under each of the programs, Option One reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay a six month adjustable rate loan, a rate (the 'Qualifying Rate') has been created under the Option One Guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Option One Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $325,000. Mortgage loans may, however, be originated up to $750,000 if certain additional underwriting criteria are satisfied, including lower maximum LTVs. The Option One Guidelines permit one- to four-family mortgage loans to have LTV's at origination of generally up to 95%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans where the review of the appraisal results in a valuation of the mortgaged property that is more than (i) 10% less than the value reflected in the appraisal in the case of mortgage loans with LTV's less than or equal to 80% or (ii) 5% less than the value reflected in the appraisal in the case of mortgage loans with LTV's in excess of 80%, the LTV of the related mortgage loan is based on the valuation determined by the appraisal reviewer. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a 'lease option purchase', the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the 'lease option purchase price' was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the 'lease option purchase price' was set 12 months or more prior to origination.

     The Option One Guidelines require that income be verified for each applicant under its various programs as follows: Under the Full Documentation program, applicants generally are required to submit two written forms of verification of stable income for 12 months. Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Both of the foregoing programs require telephone verification of employment for salaried employees. The Full Documentation program generally also requires verification of the source of funds for any required escrow deposits by the applicant in the case of a purchase money loan. No such verification is required under the Stated Income Documentation Program.

                 FORMATION OF THE TRUST FUND AND TRUST PROPERTY

     The Trust Fund will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date, the Seller will convey without recourse (except as otherwise provided herein) the Mortgage Loans to the Depositor and the Depositor will convey without recourse the Mortgage Loans to the Trust Fund and the Trust Fund will issue the Class A Certificates and the Class R Certificates.

     The property of the Trust Fund will include (a) the Mortgage Loans (other than scheduled monthly payments due on the Actuarial Loans on or before the Cut-off Date) together with the related Mortgage Loan documents and the Seller's and Depositor's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Distribution Account and such amounts as may be held by the Master Servicer in the name of the Trustee in the Collection Account, in each case exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties, (c) the Certificate Insurance Policies and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policies relating to the Mortgage Loans, cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all, part of or are included in the proceeds of, any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the 'Trust Fund').

     The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Seller, the Master Servicer or any of their affiliates.

     For federal income tax purposes, an election will be made to treat the Trust as a REMIC. The assets of the REMIC will generally consist of the Mortgage Loans.

     Prior to its formation the Trust Fund will have had no assets or obligations. Upon formation, the Trust Fund will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans and other property of the Trust Fund, issuing the Certificates and distributing payments thereon. To the extent that borrowers make scheduled payments under the Mortgage Loans, the Trust Fund will have sufficient liquidity to make distributions on the Certificates. As the Trust Fund does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust Fund.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Block Mortgage Finance Asset Backed Certificates, Series 1997-2 (the 'Certificates') will consist of (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the 'Fixed Rate Certificates'), (ii) the Class A-6 Certificates (the 'Adjustable Rate Certificates'; the Adjustable Rate Certificates and the Fixed Rate Certificates collectively are referred to as the 'Class A Certificates') and (iii) the Class R Certificates (the 'Class R Certificates'). Only the Class A Certificates are offered hereby.

     The following summary describes certain terms of the Class A Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Class A Certificates and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

INVESTMENT OF AMOUNTS ON DEPOSIT IN THE COLLECTION ACCOUNT

     The Master Servicer will establish and maintain on behalf of the Trustee an account (the 'Collection Account') for the benefit of the holders of the Certificates (the 'Certificateholders') and the Certificate Insurer. The Collection Account will be an Eligible Account. Amounts deposited in the Collection Account may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account on the related Monthly Remittance Date. 'Permitted Investments' are

          (a) Direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) Consolidated senior debt obligations of any Federal Home Loan
     Banks;

          (c) Federal funds, certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 or better by Moody's;


          (d) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB or better by S&P) which has combined capital, surplus and undivided profits of at least $50,000,000 and which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

          (e) Investment agreements approved by the Certificate Insurer, subject to the limitations set forth in the Pooling and Servicing Agreement;

          (f) Repurchase agreements collateralized by securities described in
     (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by S&P, subject to the limitations set forth in the Pooling and Servicing Agreement;

          (g) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of S&P and Moody's; and

          (h) Investments in no load money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's;

provided that no instrument described above shall be a Permitted Investment if
(a) such instrument evidences the right to receive only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all Permitted Investments in the Collection Account shall mature at par on or prior to the next succeeding Monthly Remittance Date and all Permitted Investments in the Distribution Account shall mature at par one Business Day prior to the next succeeding Distribution Date unless otherwise provided in the Pooling and Servicing Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     An 'Eligible Account' is an account that is (i) maintained with a federal or state chartered depository institution or trust company whose short-term unsecured debt obligations at the time of any deposit therein have the highest short-term rating by the Rating Agencies, (ii) one or more accounts with a depository institution or trust company which accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the holders of the Certificates have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained,
(iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to the Certificate Insurer and each Rating Agency as evidenced by a letter from the Certificate Insurer and each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

DISTRIBUTION DATES

     On each Distribution Date, the holders of each Class of the Class A Certificates will be entitled to receive, from amounts then on deposit in the distribution account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the 'Distribution Account') and until the Class Certificate Balance of such Class of Class A Certificates is reduced to zero, the aggregate Class A Distribution Amount as of such Distribution Date, allocated among the Classes of the Class A Certificates as described below. Distributions will be made in immediately available funds to holders of Class A Certificates by wire transfer or otherwise, as provided in the Pooling and Servicing Agreement, to the account of such holders at a domestic bank or other entity having appropriate facilities therefor, if such holders have so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the 'Register') maintained by the Trustee as registrar (the 'Registrar'). Certificate Owners may experience some delay in the receipt of their payments due to the operations of DTC.

     The Pooling and Servicing Agreement will provide that a Certificateholder, upon receiving the final distribution to such Certificateholder, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement and the related Certificate Insurance Policies, except to the extent of a Reimbursement Amount on such Certificate, in which case the Certificate Insurer will be subrogated to the rights of such Certificateholder and the Certificate will not be deemed canceled.

     Each holder of record of the related Class of the Class A Certificates will be entitled to receive such holder's Percentage Interest in the amounts due such Class on such Distribution Date. The 'Percentage Interest' of a Class A Certificate as of any Distribution Date will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the related Distribution Date (prior to giving effect to distribution of principal on such date) by the Class Certificate Balance for the related Class of the Class A Certificates as of the related Distribution Date (prior to giving effect to distribution of principal on such date).

DISTRIBUTIONS

     Upon receipt, the Trustee will be required to deposit into the Distribution Account (i) (a) all payments on Simple Interest Loans (other than all Curtailments, Net Liquidation Proceeds and Prepayments) collected during the related Due Period, (b) scheduled monthly payments on Actuarial Loans due after the Cut-off Date and on or before the end of the related Due Period and in the Collection Account as of the related Determination Date, (c) Curtailments, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period and (d) Delinquency Advances made by the Master Servicer, in each case, as remitted by the Master Servicer on the Monthly Remittance Date, but excluding in each case any amounts that are not required to be deposited in the Collection Account pursuant to the second paragraph under 'The Pooling and Servicing Agreement--Servicing and Sub-Servicing', together with any Substitution Adjustment and any Loan Purchase Price amount received by the Master Servicer on the Monthly Remittance Date (the 'Monthly Remittance'), (ii) any Insured Payment and (iii) the proceeds of any liquidation of the Trust Fund.

     The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a 'Pass-Through Rate') as set forth herein.

     On each Distribution Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Distribution Account as specified below in the following order of priority for each such transfer and disbursement:

          (i) first, the Trustee shall allocate an amount equal to the sum of
     (x) the Total Monthly Excess Spread with respect to such Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to such Loan Group and Distribution Date (such sum being the 'Total Monthly Excess Cashflow' with respect to such Loan Group and Distribution Date) in the following order of priority:

             (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses
        (iii)(C) and (D) below on such Distribution Date with respect to the related Loan Group in an amount equal to the amount, if any, by which
        (x) the Class A Distribution Amount with respect to the related Loan Group (determined for this purpose only by reference to clause (b) of the definition of Principal Distribution Amount and without any

        Subordination Increase Amount) for such Distribution Date exceeds (y) the Available Funds with respect to such Loan Group for such Distribution Date (the amount of such difference with respect to a Loan Group being an 'Available Funds Shortfall' for such Loan Group);

             (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the application described in clause (A) above shall be allocated against any Available Funds Shortfall with respect to the other Loan Group;

             (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount owed to the Certificate Insurer with respect to the related Loan Group; and


             (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clauses (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Loan Group;

          (ii) second, the Trustee shall apply the amount, if any, of the Total Monthly Excess Cashflow with respect to such Loan Group remaining after the allocations described in clause (i) above (the 'Net Monthly Excess Cashflow') with respect to such Loan Group for such Distribution Date in the following order of priority:

             (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the Class A Distribution Amount pursuant to clause
        (iii)(D) below, any Subordination Deficiency Amount (as defined in the Pooling and Servicing Agreement) with respect to such Loan Group as of such Distribution Date;

             (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the allocation of a Subordination Increase Amount pursuant to clause (iii)(D) below, the Subordination Deficiency Amount, if any, with respect to the other Loan Group; and

             (C) third, any Net Monthly Excess Cashflow remaining after the applications described in clauses (A) and (B) above shall be paid to the Master Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances; and

          (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment, the proceeds of which will be applied solely to the payment of the amount specified in clauses (C) and (D) below) then on deposit in the Distribution Account with respect to the related Loan Group, the Trustee shall distribute:

             (A) to the Certificate Insurer, for the related Certificate Group, the pro rated Insurance Premium Amount determined by the relative Class Certificate Balance of the related Classes of Class A Certificates for such Distribution Date;

             (B) to the Trustee, the Trustee Fees (as set forth in the Pooling and Servicing Agreement) with respect to such Loan Group then due;

             (C) to the holders of the Class A Certificates of the related Certificate Group, the related Current Interest, on a pro rata basis without any priority among such Class A Certificates;

             (D) to the holders of the related Class of Class A Certificates,
        (I) the Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed as follows: first, to the holders of the Class A-5 Certificates, in an amount equal to the Class A-5 Lockout Distribution

        Amount, until the Class Certificate Balance thereof is reduced to zero; second, to the holders of the Fixed Rate Certificates, in sequential order beginning with the Class A-1 Certificates, until the Class Certificate Balance of each Class of Fixed Rate Certificates is reduced to zero; and (II) the Principal Distribution Amount applicable to the Adjustable Rate Group shall be distributed to the holders of the Class A-6 Certificates, until the Class Certificate Balance thereof is reduced to zero;

             (E) to the Adjustable Rate Certificates, the Basis Risk Carryover Amount outstanding on such Distribution Date;

             (F) to the holders of the related Class of Class A Certificates, any Net Prepayment Interest Shortfalls or the interest portion of reductions due to the Relief Act incurred by such Class of Certificates which remain outstanding on such Distribution Date, on a pro rata basis among such Classes of Certificates;

             (G) to the Depositor and the Master Servicer to the extent of costs, expenses and liabilities incurred with respect to certain legal actions, subject to the limitations set forth in the Pooling and Servicing Agreement; and

             (H) to the holders of the Class R Certificates, all remaining distributable amounts as specified in the Pooling and Servicing Agreement;

provided however, that in the event of the continuance of a Certificate Insurer Default on any Distribution Date, (i) any amounts otherwise payable to the Certificate Insurer as Insurance Premium Amounts or Reimbursement Amounts shall be retained in the Distribution Account as Total Available Funds and (ii) if there is a Subordination Deficit with respect to the Fixed Rate Group, the Principal Distribution Amount for the Fixed Rate Certificates will be distributed pro rata to the holders of the Fixed Rate Certificates then outstanding.

     'Available Funds' as to any Loan Group and Distribution Date is the amount on deposit in the Distribution Account with respect to such Loan Group on such Distribution Date (net of Total Monthly Excess Cashflow with respect to such Loan Group) and disregarding the amounts of any Insured Payments with respect to such Loan Group to be made on such Distribution Date and any amounts that cannot be distributed to the holders of the Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     'Total Available Funds' as to any Loan Group and Distribution Date is (x) the amount on deposit in the Distribution Account with respect to such Loan Group (net of Total Monthly Excess Cashflow with respect to such Loan Group) on such Distribution Date plus (y) any amounts of Total Monthly Excess Cashflow with respect to either Loan Group to be applied on such Distribution Date to such Loan Group, disregarding, in either case, the amount of any Insured Payment with respect to either Loan Group to be made on such Distribution Date.


     The Trustee shall (i) receive as attorney-in-fact of each holder of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each holder of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of such Class A Certificates, if any, the Certificate Insurer will be subrogated to the rights of such holders of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments plus any amounts due and owing the Certificate Insurer pursuant to the terms of the Pooling and Servicing Agreement (the 'Reimbursement Amount') to the extent provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to holders of Class A Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the related Certificate Insurance Policies.

     Each holder of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, a 'LIBOR Determination Date'), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ('One-Month LIBOR') for such Accrual Period for the Adjustable Rate Certificates as described under 'Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes' in the Prospectus. As used herein, 'LIBOR Business Day' means any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, or the City of London, England are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY CERTIFICATES

     The Class A Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate Owners') may elect to hold their Class A Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each Class of Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for

Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Class A Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC. See 'Description of the Certificates--Registration and Transfer of the Certificates' in the Prospectus.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement) beneficial owners having not less than 51% of the Voting Rights (as defined in the Pooling and Servicing Agreement) evidenced by the Class A Certificates advise the Trustee and DTC through the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of Class A Certificates under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures and those outlined in the Prospectus under 'Description of the Certificates-- Registration and Transfer of the Certificates', in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

REPORTS TO CLASS A CERTIFICATEHOLDERS

     On each Determination Date, the Master Servicer shall provide to the Trustee such information as the Trustee will require, in a format as previously specified by the Trustee, in order for the Trustee to prepare the statement referred to below and to prepare a Notice for the Certificate Insurer, if necessary, for the related Determination Date.

     On each Distribution Date, the Trustee will forward to each Class A Certificateholder and to the Certificate Insurer a statement generally setting forth as to each Loan Group and as to the Trust Fund, as applicable:

          (i) the amount of the related distribution to Class A Certificateholders of such Class of Certificates allocable to principal, separately identifying the aggregate amount of any Prepayments included therein, any principal portion of any Carry Forward Amount included in such distribution and any remaining principal portion of any Carry Forward Amount after giving effect to such distribution;

          (ii) the amount of such distribution to Class A Certificateholders of such Class of Certificates allocable to interest, any Compensating Interest, any interest portion of any Carry Forward Amount included in such distribution, any remaining interest portion of any Carry Forward Amount after giving effect to such distribution, any amount paid on account of any outstanding Basis Risk Carryover Amount and any remaining Basis Risk Carryover Amount after giving effect to such distribution;

          (iii) the Class Certificate Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Distribution Date;

          (iv) the aggregate Loan Balance of the Mortgage Loans in each Loan Group for the following Distribution Date;

          (v) the related amount of the Servicing Fees, Insurance Premium Amount and Trustee Fee paid to or retained by the Master Servicer or paid to the Certificate Insurer or the Trustee;

          (vi) the Pass-Through Rate for such Class of Class A Certificates with respect to the current Accrual Period;

          (vii) the amount of Delinquency Advances and Servicing Advances, stated separately, included in the distribution on such Distribution Date and the aggregate amount of Delinquency Advances and Servicing Advances, stated separately, outstanding as of the close of business on such Distribution Date;

          (viii) the number and aggregate Loan Balance of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 59 days, (3) 60 to 89 days and (4) 90 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 59 days, (3) 60 to 89 days and (4) 90 or more days, as of the close of business on the last day of the related Due Period and, with respect to Actuarial Loans, not collected by the related Determination Date;


          (ix) with respect to any Mortgage Loan that became an REO Property during the related Due Period, the loan number and Loan Balance of such Mortgage Loan as of the last day of the related Due Period preceding such Distribution Date (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period, and with respect to Actuarial Loans, amounts due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date);

          (x) the total number and principal balance of any REO Properties as of the last day of the related Due Period preceding such Distribution Date (taking into account Net Liquidation Proceeds received during the related Prepayment Period, and with respect to Actuarial Loans, amounts due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date);

          (xi) the amount of any Insured Payment included in the amounts distributed to the holders of each Class of the Class A Certificates on such Distribution Date;

          (xii) the aggregate Loan Balance of all Mortgage Loans and the aggregate Loan Balance of the Mortgage Loans in each Loan Group after giving effect to any payment of principal on such Distribution Date;

          (xiii) the Subordinated Amount and Subordination Deficit for each Loan Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

          (xiv) the total of any Substitution Adjustment or Loan Purchase Price amounts included in such distribution with respect to each Certificate Group;

          (xv) the weighted average Mortgage Rate of the Mortgage Loans with respect to each Loan Group;

          (xvi) such other information as the Certificate Insurer may reasonably request with respect to delinquent Mortgage Loans; and

          (xvii) the largest Loan Balance outstanding.

     In addition, Class A Certificateholders may, by faxing a request to the Trustee at 714-224-1579, obtain on a quarterly basis such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the holders of the Class A Certificates in computing their market discount;

     Certain obligations of the Trustee to provide information to the Class A Certificateholders and the Certificate Insurer are conditioned upon such information being received from the Master Servicer.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year and the Certificate Insurer a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                               CREDIT ENHANCEMENT

CERTIFICATE INSURANCE POLICIES

     The following information and the information under '--The Certificate Insurer' herein have been supplied by MBIA Insurance Corporation (the 'Insurer') for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Seller, the Master Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information. Terms defined herein are exclusive to this section and '--The Certificate Insurer' herein.

     The Insurer, in consideration of the payment of the premium and subject to the terms of each of the Certificate Insurance Policies (each, a 'Policy'), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company of California, N.A., or its successor, as trustee for the Owners (the 'Trustee') on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the related Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in such Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable under a Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Payment is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the 'Fiscal Agent') of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under such Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under a Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policies.

     As used in the Policies, the following terms shall have the following meanings:

     'Agreement' means the Pooling and Servicing Agreement dated as of July 1, 1997, among the Depositor, the Seller, the Master Servicer and the Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

     'Business Day' means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

     'Insured Payments' means, with respect to the Related Loan Group and any Distribution Date, without duplication, (A) the excess, if any, of (i) the sum of (a) the aggregate amount of interest accrued at the related Pass-Through Rate during the preceding Accrual Period on the Class A Certificate Principal Balance of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act), (b) the Preference Amount as it relates to interest previously paid on each Class of the related Class A Certificates prior to such Distribution Date, (c) the portion of the Carry Forward Amount related to interest with respect to each Class of the related Class A Certificates (net of any Prepayment Interest Shortfall and the interest portion of reductions due to the Relief Act) and (d) the then existing Subordination Deficit for the Related Loan Group, if any, over (ii) Total Available Funds (net of the Insurance Premium Amount for the Related Loan Group) after taking into account any Principal Distribution Amount to be actually distributed on such Distribution Date and the cross-collateralization provisions of the Trust Fund plus (B) an amount equal to the principal portion of the Preference Amount with respect to the Related Loan Group.

     'Notice' means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     'Owner' means each Owner (as defined in the Agreement) of any Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the Class A Certificates to payment thereunder.

     'Preference Amount' means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     'Related Loan Group' means the Fixed Rate Group or the Adjustable Rate Group, as the case may be.

     Capitalized terms used in each Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement, unless such amendment or modification has been approved in writing by the Insurer.

     Any notice under each Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify in writing to the Trustee.

     Each Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by each Policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.


     Each Policy is not cancelable for any reason. The premium on each Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

THE CERTIFICATE INSURER

     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Insurer and its subsidiaries as of March 31, 1997 and for each of the three month periods ended March 31, 1997 and March 31, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ('SAP') and generally accepted accounting principles ('GAAP').


                                          SAP
                          -----------------------------------
                          DECEMBER 31, 1996    MARCH 31, 1997
                          -----------------    --------------
                              (AUDITED)         (UNAUDITED)
                                     (IN MILLIONS)
Admitted Assets........         $4,476             $4,598
Liabilities............          3,009              3,067
Capital and Surplus....          1,467              1,531

                                         GAAP
                          -----------------------------------
                          DECEMBER 31, 1996    MARCH 31, 1997
                          -----------------    --------------
                              (AUDITED)         (UNAUDITED)
                                     (IN MILLIONS)
Assets.................         $5,066             $5,110
Liabilities............          2,262              2,262
Shareholder's Equity...          2,804              2,848

     Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policies and the Insurer set forth under 'Credit Enhancement--Certificate Insurance Policies' and '--The Certificate Insurer' herein. Additionally, the Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

     Moody's rates the claims paying ability of the Insurer 'Aaa'.

     S&P rates the claims paying ability of the Insurer 'AAA'.

     Fitch Investors Service, L.P. rates the claims paying ability of the Insurer 'AAA'.

     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be reversed or withdrawn.

OVERCOLLATERALIZATION PROVISIONS

     Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related Classes of Class A Certificates then entitled to receive distributions of principal but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the sum of (I) the excess, if any, of (x) the sum of (a) interest (other than the interest portion of Curtailments, Net Liquidation Proceeds and Prepayments) collected on the Simple Interest Loans in such Loan Group during the related Due Period, plus (b) the interest portion of any Curtailments, Net Liquidation Proceeds and Prepayments collected during the related Prepayment Period, plus
(c) the interest portion of scheduled monthly payments due on the Actuarial Loans in such Loan Group after the Cut-off Date and on or before the end of the related Due Period to the extent in the Collection Account as of the related Determination Date, less (d) the Servicing Fee, the Trustee Fee and the Insurance Premium Amount with respect to such Loan Group, plus (e) any Delinquency Advances and Compensating Interest over (y) the sum of the interest which accrues on the related Classes of Class A Certificates during the related Accrual Period (such difference, the 'Total Monthly Excess Spread' with respect to such Loan Group) and (II) the Subordination Reduction Amount with respect to such Loan Group and such Distribution Date, over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover the amounts described in subparagraph (i) under 'Description of the Certificates--Distributions.'

     This has the effect of accelerating the amortization of the related Classes of Class A Certificates then entitled to receive distributions of principal relative to the amortization of the Mortgage Loans in the related Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used (and is not required to satisfy requirements with respect to the other Loan Group), the Pooling and Servicing Agreement provides that it will be used to reimburse the Master Servicer with respect to any amounts owing to it, or paid to the holders of the Class R Certificates.

     Pursuant to the Pooling and Servicing Agreement, each Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Classes of Class A Certificates then entitled to receive distributions of principal until the Subordinated Amount has increased to the level required. 'Subordinated Amount' means, with respect to each Loan Group and Distribution

Date, the excess, if any, of (x) the aggregate Loan Balances of the Mortgage Loans in such Loan Group as of the close of business on the last day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the Prepayment Period and, with respect to Actuarial Loans, any scheduled monthly payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date) over (y) the related Class Certificate Balance of the Class A Certificates as of such Distribution Date after taking into account the payment of the Class A Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount with respect to such Loan Group on such Distribution Date). With respect to each Loan Group, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a 'Subordination Increase Amount'. The required level of the Subordinated Amount for each Loan Group with respect to a Distribution Date is the 'Specified Subordinated Amount'. The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount may, over time, decrease or increase, subject to certain floors, caps and triggers.

     In the event that the required level of the Specified Subordinated Amount with respect to a Loan Group is permitted to decrease or 'step down' on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Class A Certificateholders on such Distribution Date may be distributed to the holders of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Mortgage Loans and of reducing the related Subordinated Amount. With respect to any Loan Group and Distribution Date, the excess, if any, of (x) the Subordinated Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of Subordination Reduction Amounts as described in this paragraph) over (y) the Specified Subordinated Amount is the 'Excess Subordinated Amount' for such Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related Class A Certificates on such Distribution Date may instead be distributed to the holders of the Class R Certificates (subject to certain other prior applications as described below under '--Crosscollateralization Provisions') in an amount equal to the lesser of
(x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates relating to the applicable Loan Group on such Distribution Date; such amount being the 'Subordination

Reduction Amount' with respect to the related Loan Group for such Distribution Date. As a result of the cash flow structure of the Trust Fund, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or 'step down' in the Specified Subordinated Amount. That is because the holders of the Class A Certificates generally will, except for the provisions relating to the Subordination Reduction Amount, be entitled to receive 100% of collected principal with respect to the related Loan Group even though the Class A Class

Certificate Balance, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, will be less than 100% of the related Loan Group's aggregate Loan Balance. Accordingly, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.

     The Pooling and Servicing Agreement provides generally that, on any Distribution Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount and excluding any amounts not required to be deposited into the Collection Account pursuant to the second paragraph under 'The Pooling and Servicing Agreement-- Servicing and Sub-Servicing') during the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date), will be distributed to the Class A Certificateholders then entitled to receive distributions of principal on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during the related Prepayment Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a 'Realized Loss.' In addition, the Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any provisions which require that the amount of any Realized Loss be distributed to the Class A Certificateholders on the Distribution Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the holders of the Class R Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which such holders would otherwise receive.

     Overcollateralization and the Certificate Insurance Policies. The Pooling and Servicing Agreement defines a 'Subordination Deficit' with respect to a Loan Group and Distribution Date to be the amount, if any, by which (x) the aggregate of the Class Certificate Balances relating to such Loan Group after taking into account all distributions to be made on such Distribution Date, exceeds (y) the aggregate Loan Balances of the Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly payments due on or before the last day of the related Due Period and in the Collection Account as of the related Determination Date). The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a

Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the Class A Certificates entitled to such Insured Payment on such Distribution Date. Each Certificate Insurance Policy is similar to the overcollateralization provisions described above insofar as each Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses (to the extent of a Subordination Deficit) to the holders of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the Mortgage Loans, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the holders of the Class A Certificates depends in part on the ability of the

Certificate Insurer to satisfy its obligations under the relevant Certificate Insurance Policy. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the holders of the Class A Certificates are insulated from shortfalls in Available Funds (to the extent such shortfall results in a Subordination Deficit) that may arise.

CROSSCOLLATERALIZATION PROVISIONS

     In addition to the use of Total Monthly Excess Cashflow with respect to a Loan Group to cover related Subordination Increase Amounts, Available Funds Shortfalls and Subordination Deficits, such Total Monthly Excess Cashflow will be available to cover such requirements for the other Loan Group as described under the caption 'Description of the Certificates--Distributions' herein.

                      THE POOLING AND SERVICING AGREEMENT

REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller will make the representations, among others, as to each Mortgage Loan conveyed by the Seller to the Depositor as of the Closing Date described under 'The Trusts--Assignment of the Primary Assets' in the Prospectus and such other representations as are set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Master Servicer, the Certificate Insurer or the Trustee that any representations and warranties with respect to the Mortgage Loans were untrue in any material respect as of the Closing Date with the result that the interests of the holders of the Certificates or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

     Upon the earliest to occur of the Seller's discovery or its receipt of notice of breach from any of the other parties, the Seller will be required promptly to cure such breach in all material respects or, on the second Monthly Remittance Date next succeeding such discovery or receipt of notice, the Seller shall (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage Loan (as such term is defined in the Pooling and Servicing Agreement) and deliver the

Substitution Adjustment to the Master Servicer for deposit in the Collection Account on behalf of the Trust Fund on such Monthly Remittance Date or (ii) purchase such Mortgage Loan from the Trust Fund at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Certificate Insurer to the effect that such a repurchase or substitution would not give rise to a Prohibited Transaction Tax for the Trust Fund or otherwise subject the Trust Fund to tax and would not jeopardize the status of the Trust Fund as a REMIC (a 'REMIC Opinion') addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. The obligation of the Seller so to substitute or purchase any Mortgage Loan constitutes the sole remedy available to the holders of the Certificates, the Trustee and the Certificate Insurer respecting a discovery of any such statement which is untrue in any material respect, except as provided below.

     Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Seller agrees to indemnify the Trust Fund for any breach of a representation or warranty relating to the legality of the Mortgage Loans (including, without limitation, the origination of such Mortgage Loans) and the mortgage loan documents thereto.

     'Loan Purchase Price' means the outstanding loan balance of the related Mortgage Loan as of the beginning of the Due Period immediately preceding the date of purchase (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly principal payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period) (such amount, the 'Loan Balance' of such Mortgage Loan) (assuming that the Master Servicer has already remitted to the Trustee all amounts in the Collection Account on the related Monthly Remittance Date), plus one month's interest at the related Mortgage Rate on the outstanding Loan Balance thereof as of the beginning of the related Due Period, taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly principal payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period together (without duplication) with the aggregate amount of all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, all Delinquency Advances and Servicing Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan and all reimbursed Delinquency Advances to the extent that the reimbursement is not made from the Mortgagor or from proceeds with respect to a Liquidated Loan.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Seller will, pursuant to the Pooling and Servicing Agreement, sell and assign to the Depositor without recourse (except as otherwise provided herein) its entire interest in and to the Mortgage Loans, including the Mortgages on the Mortgaged Properties securing the Mortgage Loans and the right to receive all payments on, and proceeds with respect to, the Mortgage Loans after the Cut-off Date (other than, with respect to Actuarial Loans, amounts due on or prior to the Cut-off Date). On the Closing Date, simultaneously with the sale from the Seller to the Depositor, the Depositor will, pursuant to the Pooling and Servicing Agreement, sell and assign to the Trust Fund, without recourse (except as otherwise provided herein), its entire interest in and to the Mortgage Loans, including the Mortgages on the Mortgaged Properties securing the Mortgage Loans and the right to receive all payments on, and proceeds with respect to, the Mortgage Loans after the Cut-off Date (other than, with respect to Actuarial Loans, amounts due on or prior to the Cut-off
Date). Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. The Trustee will, concurrently with the sale and assignment of the Mortgage Loans pursuant to the Pooling and Servicing Agreement as described above, countersign and deliver the Certificates to or upon the order of the Depositor.

     Under the terms of the Pooling and Servicing Agreement, the Master Servicer will, within six months of the Closing Date, cause to be recorded with respect to each Mortgage Loan the original Assignment of Mortgage, except in the states for which a legal opinion is delivered to the Trustee and the Certificate Insurer (and is approved by the Certificate Insurer) to the effect that the recordation of the Assignment of Mortgage in such states is not necessary under state law to transfer the related Mortgage Loan to the Trust Fund; provided that no more than one such legal opinion will be required with respect to each state.

     All recording of assignments of Mortgages shall be prepared and recorded by and shall be at the expense of the Master Servicer.

     The Loan Files (as defined in the Pooling and Servicing Agreement) will be delivered to the Trustee on the Closing Date. Thereafter, the Trustee will review the Loan Files and if any document required to be included in any Loan File is found to be defective in any material respect and such defect is not cured within 30 days following notification thereof to the Master Servicer by the Trustee, the Seller will be required to repurchase or substitute the related Mortgage Loan.

     The Trustee is authorized to appoint a custodian, which custodian shall not be an affiliate of the Master Servicer and shall meet certain other criteria set forth in the Pooling and Servicing Agreement (the 'Custodian'), to maintain possession of and review the documents with respect to the Mortgage Loans, as the agent of the Trustee. Any such Custodian will be required to release the Loan Files to the Master Servicer or to any subservicers in connection with its servicing activities or for review by licensing authorities. Any such Custodial Agreement will be on such terms as the Trustee, the Master Servicer and the Custodian shall agree.

SERVICING AND SUB-SERVICING

     The Master Servicer is required to service, either directly or through a subservicer, the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The Master Servicer is required to deposit to the Collection Account, within two Business Days following receipt, all principal and interest collections on the Mortgage Loans received after the Cut-off Date (other than, with respect to Actuarial Loans, amounts due on or prior to the Cut-off Date), including any Prepayments, the proceeds of any liquidation of a Mortgage Loan net of expenses and unreimbursed Delinquency Advances ('Net Liquidation Proceeds') and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Mortgage Loan, plus (II) accrued and unpaid interest on such Mortgage Loan (net of the Servicing Fee) to the date of such liquidation, (iii) reimbursements for Delinquency Advances from late collections or Liquidation Proceeds on the Mortgage Loans which gave rise to such Delinquency Advances and (iv) reimbursement for amounts deposited in the Collection Account representing payments of principal and/or interest on a Mortgage Loan by a Mortgagor which are subsequently returned by a depository institution as unpaid.

     The Master Servicer may make withdrawals for its own account from the amounts on deposit in the Collection Account with respect to each Loan Group, for the following purposes:

          (i) to withdraw investment earnings on amounts on deposit in the Collection Account;

          (ii) to reimburse or pay the Master Servicer, the Trustee and/or the Depositor certain amounts owed to such entity pursuant to the Pooling and Servicing Agreement;

          (iii) to withdraw amounts that have been deposited to the Collection Account in error; and

          (iv) to clear and terminate the Collection Account following the termination of the Trust Fund.

     The Master Servicer will remit to the Trustee for deposit in the Distribution Account the Monthly Remittance Amount not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Adjustments two Business Days following the related purchase or substitution, as the case may be.

     The Master Servicer will be obligated to make Delinquency Advances no later than the fourth Business Day following the Determination Date to the extent that such Delinquency Advances, in the Master Servicer's reasonable judgment, are reasonably recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) late collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for the Mortgage Loan, which gave rise to such Delinquency Advance and (iii) from certain excess cash flows not applied for any other purpose. 'Delinquency Advances' will equal, on any Distribution Date, interest on the Mortgage Loans due during the related Due Period (net of the Servicing Fee) but uncollected (i) with respect to Simple Interest Loans, as of the end of the related Due Period, and (ii) with respect to Actuarial Loans, as of the related Determination Date. For purposes of calculating the amount of a Delinquency Advance for a Simple Interest Loan, the amount 'due' during the Due Period will be deemed to be 30 days interest at the Mortgage Rate for such Mortgage Loan. The Master Servicer is only obligated to make a Delinquency Advance if it reasonably believes that such Delinquency Advance will ultimately be recoverable from the related Mortgage Loan. The Master Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer. The Trustee shall promptly furnish a copy of such notice to the holders of the Certificates.

     The Master Servicer will be required to pay all 'out of pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, certain amounts due with respect to Senior Liens, property restoration or preservation ('Preservation Expenses'), (ii) the cost of any enforcement or judicial proceedings, including foreclosures, and (iii) the cost of the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Such costs will constitute 'Servicing Advances.' The Master Servicer may reimburse itself for a Servicing Advance (x) from the Mortgagors to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y) from Net Monthly Excess Cashflow as specified in the Pooling and Servicing Agreement.

     Subject to the terms of the Pooling and Servicing Agreement, the Master Servicer, and in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer, will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited into the Collection Account.

     The Master Servicer is required to cause to be liquidated any Mortgage Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Master Servicer or sub-servicer on behalf of the Trust Fund and which has not been liquidated within 23 months of such effecting of ownership at such price as the Master Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel experienced in federal income tax matters, be permitted under the Code.

     If so required by the terms of any Mortgage Loan, the Master Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property.

     The Master Servicer will be permitted under the Pooling and Servicing Agreement to enter into sub-servicing agreements for any servicing and administration of Mortgage Loans with (i) any institution which is a FHLMC or FNMA approved seller-servicer for mortgage loans and has equity of at least $1,500,000, (ii) any institution which is an affiliate of the Master Servicer,
(iii) NFI or (iv) Option One. The Master Servicer has initially entered into subservicing agreements with NFI and Option One for the servicing and administration of the Mortgage Loans. The Certificate Insurer will have the right to remove a sub-servicer as and to the extent provided in the subservicing agreement.

     Notwithstanding any subservicing agreement, the Master Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Master Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Master Servicer by such sub-servicer and nothing contained in such sub-servicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

     The Master Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies: (1) on or before March 31 of each year, commencing in 1998, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; and (2) on or before March 31 of each year commencing in 1998, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer and dated as of the date of the audit for the Master Servicer's or such sub-servicer's most recent fiscal year stating that such firm has examined the Master Servicer's or such sub-servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     The Master Servicer will be entitled to receive a fee on each Mortgage Loan for each Due Period (the 'Servicing Fee') equal to one twelfth of the product of 0.50% (the 'Servicing Fee Rate') and the Loan Balance of such Mortgage Loan as of the beginning of such Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period and, with respect to Actuarial Loans, any scheduled monthly payment due on or before the last day of the immediately preceding Due Period and in the Collection Account as of the Determination Date for such immediately preceding Due Period), or, with respect to the first Due Period, the principal balance for the Mortgage Loan as of the Cut-off Date. In addition, the Master Servicer will retain any benefit from the investment of funds in the Collection Account and the Distribution Account and will collect and retain, as additional servicing compensation, any late fees, penalty charges, prepayment premiums, bad check fees, extension, modification or extension fees and other administrative fees or similar charges allowed by applicable laws with respect to the Mortgage Loans.

     The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of the Mortgage Loans, including collecting and posting all payments, responding to inquiries of borrowers on the Mortgage Loans, investigating delinquencies, sending coupon books or past due notices to borrowers, and monitoring the collateral. The Servicing Fee also will compensate the Master Servicer for all fees and expenses payable to any subservicer and for administering the Mortgage Loans, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions. The Master Servicer will be required to pay certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Mortgage Loans.

     When a borrower prepays a Mortgage Loan in full ('Prepayment') between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments by borrowers received during a Prepayment Period will be distributed to holders of the Certificates on the related Distribution Date. Pursuant to the Pooling and Servicing Agreement, with respect to any shortfall in an interest payment which arises from such Prepayment (a 'Prepayment Interest Shortfall') the Servicing Fee for any month will be reduced by an amount of not more than one-half of the Servicing Fee for such Mortgage Loan sufficient to pass through to holders of the Certificates the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date to the extent not otherwise covered by amounts otherwise described in the Pooling and Servicing Agreement (such amount is herein referred to as 'Compensating Interest'). To the extent the Compensating Interest does not cover a Prepayment Interest Shortfall, such amount (a 'Net Prepayment Interest Shortfall') shall not, unless covered by distributions discussed in 'Description of the Certificates--Distributions', be paid to Certificateholders. If shortfalls in interest as a result of Prepayments in any month exceed the Compensating Interest for such month, the amount of interest available to be distributed to holders of the Certificates will be reduced by the amount of such excess.

REMOVAL AND RESIGNATION OF MASTER SERVICER

     The Certificate Insurer or the holders of the Class A Certificates as provided in the Pooling and Servicing Agreement, with the consent of the Certificate Insurer, will have the right pursuant to the Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of: (a) certain acts of bankruptcy or insolvency on the part of the Master Servicer; (b) certain failures on the part of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement; (c) the failure to cure material breaches of the Master Servicer's representations in the Pooling and Servicing Agreement; or

(d) the failure of the Seller, so long as the Seller is an affiliate of the Master Servicer, following the breach of a representation or warranty with respect to the Mortgage Loans to either (i) substitute a Qualified Replacement Mortgage Loan and deliver the Substitution Adjustment or (ii) repurchase such Mortgage Loan, as discussed above under '--Representations and Warranties of the Seller'.

     The Pooling and Servicing Agreement also provides that the Certificate Insurer may remove the Master Servicer upon the occurrence of certain additional events.

     The Master Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such conflict being of a type and nature carried on by the Master Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Master Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

     Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor Master Servicer and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee, it if is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by the Federal Home Loan Mortgage Corporation ('FHLMC') or the Federal National Mortgage Association ('FNMA') having equity of not less than $1,500,000 and acceptable to the Certificate Insurer and the holders of the Class R Certificates (provided that if the Certificate Insurer and such holders cannot agree as to the acceptability of such successor Master Servicer, the decision of the Certificate Insurer shall control) as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

     No removal or resignation of the Master Servicer will become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

AMENDMENT

     The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer and the Trustee with the consent of the Certificate Insurer and without the consent of the holders of the Certificates, to cure any ambiguity or error, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to evidence a succession to the Master Servicer, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interest of any holder of the Certificates. The Pooling and Servicing Agreement may also be amended by the Depositor, the Seller, the Master Servicer and the Trustee, with the consent of the Certificate Insurer and the consent of the holders of Certificates evidencing not less than a majority of the aggregate Class Certificate Balance of the Class of Certificates affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of the Certificates or the terms of the Certificate Insurance Policies; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

     The Pooling and Servicing Agreement may also be amended, from time to time, by the Master Servicer, the Depositor, the Seller and the Trustee, with the consent of the Certificate Insurer and without consent of the holders of the Certificates, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (i) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, or (ii) prevent the Trust Fund from entering into any 'prohibited transaction' as defined in the Code.

     Notwithstanding the foregoing, no amendment may be made unless the Trustee shall have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to be disqualified as a REMIC, or subject the Trust to 'prohibited transaction' or 'prohibited contribution' taxes.

     Class A Certificates held by either the Depositor or any affiliate thereof will not be counted as outstanding for purposes of the approval of any amendment, waiver or other consent or vote required by the Pooling and Servicing Agreement.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Master Servicer, the Trustee will provide to the Master Servicer, within 15 days after receipt of such request, a list of the names and addresses of all holders of the Certificates of record as of the most recent Record Date. Upon written request by three or more holders of the Class A Certificates who in the aggregate hold Certificates that evidence not less than 25% of the aggregate Class Certificate Balance of the Class A Certificates and such request is accompanied by a copy of the communication that such holders propose to transmit, the Trustee or the Certificate Registrar will provide the holders of the Class A Certificates with a list of the names and addresses of all of the holders of the Class A Certificates as of the most recent Record Date.

     The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of holders of the Certificates.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon the last action required to be taken by the Trustee upon the latest to occur of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired by foreclosure or deed in lieu of foreclosure of any Mortgage Loan,
(ii) the purchase by the Class R Optionholder or the Master Servicer from the Trust Fund, or the sale pursuant to an auction conducted by the Trustee, of all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund or (iii) the final payment to the Certificate Insurer of all amounts then owing to it. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each holder of a Certificate by the Trustee.

     At its option, the Class R Optionholder or the Master Servicer may purchase on any Distribution Date on which such a purchase is permitted as described below, all (but not fewer than all) remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Fund on terms agreed upon between the Certificate Insurer and such Class R Optionholder or the Master Servicer, as applicable, but in no event less than at a price equal to the greater of (i) the sum of 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during the immediately preceding Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly principal payment due on or before the last day of the Due Period and in the Collection Account as of the related Determination Date), plus one month's interest on such amount computed at the weighted average Mortgage Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances plus Delinquency Advances which the Master Servicer has theretofore failed to remit and (ii) the aggregate Class Certificate Balances of the Class A Certificates on such date of purchase, any shortfall in interest due on the Class A Certificates in respect of prior Distribution Dates, one month's interest at the Pass-Through Rate for each of the outstanding Class A Certificates on the date of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer. The right of the Class R Optionholder or the Master Servicer to make any such purchase is not exercisable until the Distribution Date on which, after giving effect to principal distributions on the Certificates that would otherwise be made on such Distribution Date, the aggregate Loan Balance of the Mortgage Loans has declined to less than 10% (the 'Optional Termination Date') for the Class R Optionholder or 5% for the Master Servicer, respectively, of the sum of the Original Loan Group Balances. The termination of the Trust Fund is required to be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the foregoing, following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust Fund does not and will no longer qualify as a 'REMIC' pursuant to Section 860D of the Code (the 'Final Determination'), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the holders of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

TERMINATION AUCTION

     The Pooling and Servicing Agreement provides that within 90 days following the Optional Termination Date, the Trustee shall solicit bids for the purchase of the Mortgage Loans remaining in the Trust Fund. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sales proceeds will be distributed to holders of Certificates in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Under the Pooling and Servicing Agreement, a satisfactory bid is one in which the purchase price of the Mortgage Loans then outstanding is at least equal to the greater of (i) the sum of 100% of the aggregate Loan Balance of the related Mortgage Loans as of the day of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer minus amounts remitted from the Collection Account to the Distribution Account representing collections of principal on the Mortgage Loans during the current Due Period (taking into account Curtailments, Net Liquidation Proceeds and Prepayments collected during related Prepayment Period, and with respect to Actuarial Loans, any scheduled monthly principal payment due on or before the last day of the Due Period and in the Collection Account as of the related Determination Date), plus one month's interest on such amount computed at the weighted average Mortgage Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances plus Delinquency Advances which the Master Servicer has theretofore failed to remit and (ii) the aggregate Class Certificate Balances of the Class A Certificates on such date of purchase, any shortfall in interest due on the Class A Certificates in respect of prior Distribution Dates, one month's interest at the Pass-Through Rate for each of the outstanding Class A Certificates on the date of purchase and any Reimbursement Amounts not otherwise paid to the Certificate Insurer. Such a bid must be made in accordance with auction procedures set forth in the Pooling and Servicing Agreement, which include a requirement that the Trustee receive good faith bids for the Mortgage Loans by at least two prospective purchasers (at least one of whom is not the

Seller or an affiliate thereof) that are considered by the Trustee, in its sole discretion, to be (i) competitive participants in the market for like mortgage loans and (ii) willing and able purchasers of the Mortgage Loans. Any sale and consequent termination of the Trust Fund pursuant to a Termination Auction must constitute a 'qualified liquidation' of the Trust Fund under Section 860F of the Code, including the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

                                  THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association organized under the laws of the United States of America with its principal place of business in the State of California, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will initially serve as custodian for the mortgage files.

     Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a corporation or association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Master Servicer, the Certificate Insurer and holders of the Certificates and shall resign in the manner and with the effect specified in the Pooling and Servicing Agreement.

     The Trustee will receive a monthly fee payable out of the interest amounts collected by the Master Servicer on each Mortgage Loan, as compensation for acting as Trustee. The Trustee's fee will be paid on each Distribution Date for the related Due Period, and will be equal to a percentage per annum (the 'Trustee Fee Rate') of the then oustanding Loan Balance.

     The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

     If any such event occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld) (x) the Master Servicer or (y) the holders of a majority of the percentage interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the percentage interests represented by the Class R Certificates, may appoint a successor trustee.


     The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Master Servicer, the Certificate Insurer and the holders of the Certificates. Upon receiving notice of resignation, the Master Servicer is required to appoint promptly a successor trustee or trustees, with the consent of the Certificate Insurer, meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. The Class A Certificates will constitute the regular interests in the REMIC. The Class R Certificates will constitute the sole class of 'residual interest' in the REMIC.

     The Class A Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Class A Certificates must be reported under an accrual method of accounting.

     The Classes of Class A Certificates, depending on their respective issue prices (as described in the Prospectus under 'Federal Income Tax Consequences'), may be treated as having been issued with original issue discount ('OID') for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group at a rate equal to 100% of the Prepayment Assumption and 25% CPR, respectively. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rates or any other rate. See 'Certain Yield and Prepayment Considerations' herein and in the Prospectus and 'Federal Income Tax Consequences' in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on such Certificates.

     A reasonable application of the principles of the OID Regulations to the Class A-6 Certificates generally would be to report all income with respect to such Certificates as OID for each period, computing such OID (i) by assuming that the value of One-Month LIBOR will remain constant for purposes of determining the original yield to maturity of such Class of Certificates and projecting future distributions on such Class A-6 Certificates, thereby treating such Class A-6 Certificates as fixed rate instruments to which the OID computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to OID with respect to such period.

     The Internal Revenue Service (the 'IRS') recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent

Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, Treasury regulations issued on January 27, 1994, as amended June 11, 1996, which provide rules for calculating OID (the 'OID Regulations') do not contain provisions specifically interpreting Code Section 1272(a)(6). The Trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus and this Prospectus Supplement. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     If the holders of any Class A Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under 'Federal Income Tax Consequences' in the Prospectus, the Class A Certificates will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Class A Certificates will be 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Class A Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

BACKUP WITHHOLDING

     Certain holders of the Class A Certificates may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the holders of the Class A Certificates, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each holder of the Class A Certificates of record, the amount of interest paid (and OID accrued, if any) on the Class A Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of the 'Class A Certificates' of record is Cede, as nominee for DTC, holders of the Class A Certificates and the IRS will receive tax and other information including the amount of interest paid on such Class A Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt holder of the Class A Certificates will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt holder of the Class A Certificates fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such amounts will be deemed distributed to the affected holders of the Class A Certificates for all purposes of the Class A Certificates, the Pooling and Servicing Agreement and the Certificate Insurance Policies.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States Persons ('Foreign Investors'). The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

     For the Class A Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the holder of a Class A Certificate an executed IRS Form W-8 signed under penalty of perjury by the holder of a Class A Certificate stating that the holder of the Class A Certificate is a Foreign Investor and providing such holder's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A holder of a Class A Certificate that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the holder of a Class A Certificate in the United States,
(ii) in the case of a holder of a Class A Certificate that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.
Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA and the excise tax provisions set forth under
Section 4975 of the Code (a 'Plan') from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the

ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the 'Exemption') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although upon their initial issuance all Classes of Class A Certificates are expected to be rated AAA by S&P and Aaa by Moody's, no Class of the Class A Certificates will constitute 'mortgage related securities' for purposes of SMMEA.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement with the Depositor, the Master Servicer and the Seller (the 'Underwriting Agreement'), the Underwriters have severally agreed to purchase the respective aggregate principal amount of each Class of Class A Certificates, in each case as set forth opposite its name below:

                        CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-5       CLASS A-6
    UNDERWRITER        CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
--------------------   ------------    ------------    ------------    ------------    ------------    ------------
Morgan Stanley & Co.
  Incorporated......    $22,668,000     $12,139,500      $6,252,500      $8,475,500      $5,503,500     $52,461,000
Salomon Brothers
  Inc ..............    $22,668,000     $12,139,500      $6,252,500      $8,475,500      $5,503,500     $52,461,000

     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Class A Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Class A Certificates to be purchased by them if any are taken.

     The Underwriters initially propose to offer all or part of the Class A Certificates directly to the public at the public offering prices for each series set forth on the cover page of this Prospectus Supplement and may offer a portion of the Class A Certificates to dealers at a price which represents a concession not in excess of the amounts (approximate) set forth below for the respective Class of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, a concession not in excess of the amounts set forth below for the respective

Class of the Class A Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriters.

                           CONCESSION TO    REALLOWANCE
                              DEALERS       CONCESSION
                           -------------    -----------
          Class A-1.......      0.10%           0.05%
          Class A-2.......      0.16%           0.08%
          Class A-3.......      0.24%           0.12%
          Class A-4.......      0.32%           0.16%
          Class A-5.......      0.27%           0.14%
          Class A-6.......      0.18%           0.09%

     Block Financial Corporation has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

     The Underwriters intend to make a secondary market in the Class A Certificates, but neither has any obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Class A Certificates with a sufficient level of liquidity of, or trading markets for, the Class A Certificates.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Class A Certificates to purchase the Mortgage Loans from the Seller.

                               REPORT OF EXPERTS

     The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri. Brown & Wood LLP will pass upon certain legal matters on behalf of the Underwriters. In addition, Brown & Wood LLP, as special tax counsel to the Depositor, will pass upon certain federal income tax matters for the Depositor.

                                    RATINGS

     It is a condition to the issuance of the Class A Certificates that they be rated AAA by S&P and Aaa by Moody's.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address (i) the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or (ii) the ability of the Trust Fund to pay any Basis Risk Carryover Amount.

     The security ratings assigned to the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Class A Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Class A Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Class A Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                              INDEX OF DEFINITIONS

  TERM                                                              PAGE
------------------------------------------------------------ -------------------
1934 Act....................................................                S-iv
Accrual Period..............................................                 S-6
Actuarial Loans.............................................                S-36
Adjustable Rate Certificates................................ S-i, S-2, S-6, S-56
Adjustable Rate Group.......................................                S-ii
Adjustable Rate Margin......................................                 S-1
Adjustment Date.............................................                 S-4
Agreement...................................................                S-64
Appraised Values............................................                S-22
ARMs........................................................                S-ii
Available Funds.............................................                S-60
Available Funds Cap.........................................                 S-1
Available Funds Shortfall...................................                S-59
Balloon Loans...............................................                S-19
Basis Risk Carryover Amount.................................                 S-8
Basis Risk Excess...........................................                 S-8
BIF.........................................................                S-57
Book-Entry Certificates.....................................                S-61
Business Day................................................           S-6, S-64
Carry Forward Amount........................................                 S-7
Cede........................................................                 S-5
CEDEL.......................................................                 S-5
Certificate Group...........................................                 S-7
Certificate Insurance Policies..............................                 S-i
Certificate Insurer.........................................      S-i, S-2, S-14
Certificate Owners..........................................           S-5, S-61
Certificate Principal Balance...............................                S-15
Certificateholders..........................................                S-56
Certificates................................................      S-i, S-1, S-56
Chase.......................................................                 S-5
Citibank....................................................                 S-5
Class.......................................................                 S-1
Class A Certificate Principal Balance.......................                S-15
Class A Certificateholders..................................           S-ii, S-3
Class A Certificates........................................ S-i, S-2, S-6, S-56
Class A Distribution Amount.................................                 S-6
Class A-5 Lockout Distribution Amount.......................                 S-9
Class A-5 Lockout Percentage................................                 S-9
Class A-5 Lockout Pro Rata Distribution Amount..............                 S-9
Class Certificate Balance...................................                 S-2
Class R Certificates........................................      S-i, S-6, S-56
Class R Optionholder........................................                S-16
Closing Date................................................                 S-2
Code........................................................                S-17
Collection Account..........................................          S-12, S-56

  TERM                                                              PAGE
------------------------------------------------------------ -------------------
Compensating Interest.......................................                S-73
CPR.........................................................                S-37
Current Interest............................................                 S-7
Curtailments................................................                S-20
Custodian...................................................                S-70
Cut-off Date................................................                 S-2
Definitive Certificate......................................                S-61
Delinquency Advances........................................          S-13, S-71
Depositor...................................................                 S-2
Determination Date..........................................                S-11
Distribution Account........................................                S-58
Distribution Date...........................................      S-ii, S-2, S-6
DTC.........................................................           S-5, S-61
Due Period..................................................                S-10
Eligible Account............................................                S-57
ERISA.......................................................                S-79
Euroclear...................................................                 S-5
European Depositaries.......................................           S-5, S-61
Excess Subordinated Amount..................................                S-67
Exemption...................................................                S-80
FHLMC.......................................................                S-73
Final Determination.........................................                S-75
Fiscal Agent................................................                S-64
Fixed Rate Certificates..................................... S-i, S-2, S-6, S-56
Fixed Rate Group............................................                S-ii
FNMA........................................................                S-73
Foreign Investors...........................................                S-78
GAAP........................................................          S-iv, S-66
Gross Losses................................................    S-47, S-51, S-54
Initial Class Certificate Balance...........................                 S-2
Insurance Premium Rate......................................                S-21
Insured Payments............................................          S-14, S-64
Insurer.....................................................                S-63
IRS.........................................................                S-77
LIBOR Business Day..........................................                S-61
LIBOR Determination Date....................................                S-61
Liquidated Mortgage Loan....................................                S-11
Loan Balance................................................                S-70
Loan Group..................................................                S-ii
Loan Purchase Price.........................................                S-70
Master Servicer.............................................           S-ii, S-2
Monthly Remittance..........................................                S-58
Monthly Remittance Date.....................................                S-11
Moody's.....................................................                S-15
Mortgage....................................................           S-ii, S-2
Mortgage Indices............................................                 S-4
Mortgage Loans..............................................           S-ii, S-2

  TERM                                                              PAGE
------------------------------------------------------------ -------------------
Mortgage Pool...............................................                S-ii
Mortgage Rates..............................................                 S-2
Mortgaged Property..........................................           S-ii, S-2
Mortgagor...................................................                S-35
Net Lifetime Cap............................................                 S-8
Net Liquidation Proceeds....................................                S-71
Net Losses..................................................    S-47, S-51, S-54
Net Losses as a Percentage of Total Portfolio...............    S-47, S-51, S-54
Net Monthly Excess Cashflow.................................                S-59
Net Prepayment Interest Shortfall...........................                S-73
NFI.........................................................                S-46
NFI Mortgage Loans..........................................                S-46
Notes.......................................................                 S-2
Notice......................................................                S-64
OID.........................................................                S-77
OID Regulations.............................................                S-78
One-Month LIBOR.............................................     S-ii, S-1, S-61
One-Year CMT................................................                 S-4
Option One..................................................          S-12, S-48
Option One Guidelines.......................................                S-54
Option One Mortgage Loans...................................                S-48
Optional Termination Date...................................          S-16, S-75
Original Loan Group Balance.................................                 S-2
Original Pool Principal Balance.............................                 S-2
Owner.......................................................                S-65
Participants................................................                S-61
Pass-Through Rate...........................................          S-ii, S-58
Percentage Interest.........................................                S-58
Permitted Investments.......................................                S-57
PHMC........................................................                S-48
Plan........................................................                S-79
Policy......................................................                S-63
Pooling and Servicing Agreement.............................           S-ii, S-6
Preference Amount...........................................          S-12, S-65
Prepayment..................................................                S-73
Prepayment Assumption.......................................                S-37
Prepayment Interest Shortfall...............................                S-73
Prepayment Period...........................................                S-11
Prepayments.................................................                S-20
Preservation Expenses.......................................                S-71
Principal Distribution Amount...............................                 S-9
Qualifying Rate.............................................                S-55
Rating Agency...............................................                S-15
Realized Loss...............................................                S-68
Record Date.................................................                 S-6
Recoveries..................................................    S-47, S-51, S-54
Register....................................................                S-58

  TERM                                                              PAGE
------------------------------------------------------------ -------------------
Registrar...................................................                S-58
Related Loan Group..........................................                S-65
Relevant Depositary.........................................                S-61
Reimbursement Amount........................................                S-60
REMIC.......................................................         S-iii, S-17
REMIC Opinion...............................................                S-69
Riegle Act..................................................                S-19
S&P.........................................................                S-15
SAIF........................................................                S-57
SAP.........................................................                S-66
Seller......................................................           S-ii, S-2
Senior Lien.................................................                S-17
Servicing Advances..........................................                S-71
Servicing Fee...............................................          S-12, S-72
Servicing Fee Rate..........................................          S-12, S-72
Simple Interest Loans.......................................                S-35
Six-Month LIBOR.............................................                 S-4
Specified Subordinated Amount...............................                S-67
Start-up Day................................................                 S-2
Subordinated Amount.........................................                S-67
Subordination Deficit.......................................          S-11, S-68
Subordination Increase Amount...............................          S-11, S-67
Subordination Reduction Amount..............................          S-11, S-67
Tax Counsel.................................................                S-17
Total Available Funds.......................................                S-60
Total Monthly Excess Cashflow...............................                S-58
Total Monthly Excess Spread.................................                S-67
Total Portfolio.............................................    S-47, S-51, S-54
Trust Fund..................................................          S-ii, S-56
Trustee.....................................................     S-ii, S-2, S-63
Trustee Fee Rate............................................                S-76
Underwriter.................................................                 S-i
Underwriting Agreement......................................                S-80

PROSPECTUS

                         BLOCK MORTGAGE FINANCE, INC.
                                   DEPOSITOR

                           ASSET BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)

                          BLOCK FINANCIAL CORPORATION
                                MASTER SERVICER

                        COMPANION MORTGAGE CORPORATION
                                    SELLER

                           ------------------------

 THE ASSET BACKED CERTIFICATES (THE 'CERTIFICATES') OFFERED HEREBY MAY BE SOLD
  FROM TIME TO TIME IN SERIES (EACH, A 'SERIES') AS DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. EACH SERIES OF CERTIFICATES WILL BE ISSUED BY A SEPARATE
                           TRUST (EACH, A 'TRUST').

THE ASSETS OF EACH TRUST (THE 'TRUST ASSETS') WILL CONSIST PRIMARILY OF (I) (A) FIRST LIEN AND JUNIOR LIEN MORTGAGE LOANS (OR PARTICIPATION INTERESTS THEREIN) SECURED BY ONE- TO FOUR-FAMILY RESIDENTIAL PROPERTIES, INCLUDING TITLE I LOANS AND OTHER TYPES OF HOME IMPROVEMENT LOANS (EACH, A 'SINGLE FAMILY LOAN'); AND/OR
   (B) FIRST LIEN AND JUNIOR LIEN MORTGAGE LOANS SECURED BY RESIDENTIAL REAL PROPERTY, TOGETHER WITH THE MANUFACTURED HOUSING UNIT LOCATED THEREON (EACH, A
 'CONTRACT', AND TOGETHER WITH THE SINGLE FAMILY LOANS, THE 'PRIMARY ASSETS'),
(II) MONIES DUE OR RECEIVED ON THE PRIMARY ASSETS AFTER THE RELATED CUT-OFF DATE TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, AND (III) CERTAIN
    OTHER PROPERTY, EACH AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. IN ADDITION TO THE FOREGOING, A TRUST MAY CONTAIN A PREFUNDING
 ACCOUNT TO BE APPLIED TO ACQUIRE ADDITIONAL PRIMARY ASSETS AFTER THE RELATED CLOSING DATE. THE AMOUNT INITIALLY DEPOSITED INTO A PREFUNDING ACCOUNT FOR A
    SERIES OF CERTIFICATES WILL NOT EXCEED TWENTY-FIVE PERCENT (25%) OF THE AGGREGATE PRINCIPAL AMOUNT OF SUCH SERIES OF CERTIFICATES. THE PRIMARY ASSETS
    WILL BE ACQUIRED BY BLOCK MORTGAGE FINANCE, INC. (THE 'DEPOSITOR') FROM COMPANION MORTGAGE CORPORATION (THE 'SELLER') AND/OR OTHER INSTITUTIONS AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT AND CONVEYED BY THE DEPOSITOR TO THE
 RELATED TRUST. THE PRIMARY ASSETS WILL BE MASTER SERVICED BY BLOCK FINANCIAL CORPORATION (THE 'MASTER SERVICER'). THE PRIMARY ASSETS AND OTHER ASSETS OF EACH TRUST AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT WILL BE HELD
     FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES.

 EACH SERIES OF CERTIFICATES WILL BE ISSUABLE IN ONE OR MORE CLASSES (EACH, A 'CLASS'), EACH OF WHICH WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS IN THE
TRUST ASSETS OF THE RELATED TRUST. A SERIES MAY INCLUDE ONE OR MORE CLASSES OF CERTIFICATES ENTITLED TO PRINCIPAL DISTRIBUTIONS AND DISPROPORTIONATE, NOMINAL OR NO INTEREST DISTRIBUTIONS, OR TO INTEREST DISTRIBUTIONS AND DISPROPORTIONATE,
  NOMINAL OR NO PRINCIPAL DISTRIBUTIONS. THE RIGHTS OF ONE OR MORE CLASSES OF CERTIFICATES OF A SERIES MAY BE SENIOR OR SUBORDINATE TO THE RIGHTS OF ONE OR
MORE OF THE OTHER CLASSES OF CERTIFICATES OF SUCH SERIES. A SERIES MAY INCLUDE TWO OR MORE CLASSES OF CERTIFICATES WHICH DIFFER AS TO THE TIMING, SEQUENTIAL
    ORDER, PRIORITY OF PAYMENT, INTEREST RATE OR AMOUNT OF DISTRIBUTIONS OF
                        PRINCIPAL OR INTEREST OR BOTH.

   IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ONE OR MORE CLASSES OF CERTIFICATES OF A SERIES MAY HAVE THE BENEFIT OF ONE OR MORE OF A LETTER OF
CREDIT, FINANCIAL GUARANTY INSURANCE POLICY, RESERVE FUND, SPREAD ACCOUNT, CASH COLLATERAL ACCOUNT, OVERCOLLATERALIZATION, CROSS-COLLATERALIZATION OR OTHER FORM
 OF CREDIT ENHANCEMENT. IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE PRIMARY ASSETS UNDERLYING A SERIES OF CERTIFICATES MAY BE INSURED UNDER ONE OR
  MORE OF A MORTGAGE POOL INSURANCE POLICY, SPECIAL HAZARD INSURANCE POLICY, BANKRUPTCY BOND OR SIMILAR CREDIT ENHANCEMENT. IN ADDITION TO OR IN LIEU OF ANY OR ALL OF THE FOREGOING, CREDIT ENHANCEMENT WITH RESPECT TO ONE OR MORE CLASSES
    OF CERTIFICATES OF A SERIES MAY BE PROVIDED THROUGH SUBORDINATION. SEE 'DESCRIPTION OF THE CERTIFICATES--DESCRIPTION OF CREDIT ENHANCEMENT' HEREIN.

THE YIELD ON EACH CLASS OF CERTIFICATES OF A SERIES WILL BE AFFECTED BY, AMONG
 OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE PRIMARY ASSETS IN THE RELATED TRUST AND THE TIMING OF RECEIPT OF SUCH PAYMENTS.
  SEE 'CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS' HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE
    CIRCUMSTANCES DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

    NONE OF THE CERTIFICATES OF ANY SERIES WILL REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY
 OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OF ANY SERIES OR THE
  UNDERLYING PRIMARY ASSETS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER,
  THE TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED
                            PROSPECTUS SUPPLEMENT.

THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE RISK FACTORS SET FORTH UNDER 'RISK FACTORS' COMMENCING ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    Prospective investors should refer to the 'Index of Definitions' on page 84 herein for the location of the definitions of capitalized terms that appear in this Prospectus.

                                                   (Continued on following page)

January 22, 1997

(Continued from Prospectus cover)

     Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under 'Plan of Distribution' herein and 'Underwriting' in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Certificates of any Series will develop or, if one does develop, that it will continue. None of the Certificates will be listed on any securities exchange.

     If specified in the related Prospectus Supplement, one or more elections will be made to treat the related Trust or a designated portion of the assets of the related Trust as one or more 'real estate mortgage investment conduits' (each, a 'REMIC') for federal income tax purposes. For a description of certain tax consequences of owning the Certificates, including, without limitation, original issue discount, see 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 3rd Floor, New York, New York 10007. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

                               REPORTS TO HOLDERS

     Periodic reports in such frequency as set forth in the related Prospectus Supplement concerning the Trust Assets of each Trust are required to be forwarded to holders of the Certificates of the related Series. See 'Description of the Certificates--Reports to Holders' herein for the listing of the types of information that will be included in such report. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Depositor pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to the Trust for each Series subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates evidencing an interest in such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Depositor at 4435 Main Street, Suite 500, Kansas City, Missouri 64111,
Attention: Corporate Counsel.

                             SUMMARY OF PROSPECTUS

     The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Summary of Prospectus shall have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Definitions included in this Prospectus on page 89 hereof sets forth the pages on which the definitions of capitalized terms appear.

Title of Certificates... Block Mortgage Finance Asset Backed Certificates,
                         issuable in series (the 'Certificates').

Depositor............... Block Mortgage Finance, Inc., a Delaware corporation
                         (the 'Depositor') and a wholly owned, limited purpose subsidiary of the Seller.

Seller.................. Companion Mortgage Corporation, a Delaware corporation
                         (the 'Seller') and a wholly owned subsidiary of Block Financial Corporation and/or other institutions as set forth in the related Prospectus Supplement.

Master Servicer......... Block Financial Corporation, a Delaware corporation
                         (the 'Master Servicer') and an indirect, wholly owned subsidiary of H&R Block, Inc.

Trustee................. The entity or entities named as trustee in the related
                         Prospectus Supplement (the 'Trustee').

Cut-off Date............ The date specified in the related Prospectus Supplement after which payments due or received on the related Primary Assets, as specified in the related Prospectus Supplement, are transferred to the related Trust and available for payment to the holders of the related Certificates (each, a 'Cut-off Date').

Closing Date............ The date on which the Certificates of any Series are initially issued (each, a 'Closing Date') as specified in the related Prospectus Supplement.

Description of
  Certificates.......... The Certificates of each Series may be issued in one or more classes (each, a 'Class') and will represent beneficial interests in the related Trust Assets. See 'Description of the Primary Assets' herein.
                         A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus

                         Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a 'Pass-Through Rate') which may be fixed or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average interest rate on the underlying Primary Assets or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the happening of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Primary Assets held by the related Trust. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

Distribution Date....... The date specified in the related Prospectus Supplement on which payments will be made to holders of Certificates (each, a 'Distribution Date').

Determination Date...... With respect to each Distribution Date, the business day (each, a 'Determination Date') specified in the related Prospectus Supplement.

Record Date............. The calendar day (each, a 'Record Date') specified in the related Prospectus Supplement.

Distributions of
  Interest on the
  Certificates.......... Interest on each Class of Certificates of a Series
                         (other than a Class of Certificates entitled to receive only principal) will accrue during each period specified in the related Prospectus Supplement (each, an 'Accrual Period') at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Distribution Date, commencing on the day specified in the related Prospectus Supplement, and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ('Accrual Certificates') on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or until the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Distribution Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances, if any, or by any applicable credit enhancement.

Distribution of
  Principal of the
  Certificates.......... On each Distribution Date, commencing with the
                         Distribution Date specified in the related Prospectus Supplement, principal received or advanced with respect to the related Primary Assets during the period specified in the related Prospectus Supplement (each such period, a 'Due Period') will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by Advances, if any, or any applicable credit enhancement.

Denominations........... Each Class of Certificates of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement. Each individual Certificate of a Class of Certificates will represent a percentage interest (a 'Percentage Interest') in the related Class determined by dividing the original principal balance (or original

                         Notional Principal Amount, in the case of Certificates entitled to interest only and assigned a Notional Principal Amount) represented by such individual Certificate by the original aggregate principal balance of all Certificates of the related Class (or original aggregate Notional Principal Amount of the related Class, if applicable). The 'Notional Principal Amount' with respect to any Certificate having a Notional Principal Amount will be calculated as set forth in the related Prospectus Supplement.

Registration of the
  Certificates.......... Each or any Class of Certificates of a Series may be
                         issued in definitive form or may initially be represented by one or more certificates ('Book-Entry Certificates') registered in the name of Cede & Co. ('Cede'), the nominee of The Depository Trust Company ('DTC'), and available only in the form of book-entries on the records of DTC, participating members thereof ('Participants') and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ('Indirect Participants'). Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein and in the Prospectus Supplement to 'holders' shall reflect the rights of owners of the Book-Entry Certificates as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See 'Risk Factors' and 'Description of the Certificates --Registration and Transfer of the Certificates' herein.

The Trusts.............. The Trust for a Series of Certificates will include certain mortgage related assets (the 'Primary Assets') consisting of Single Family Loans and/or Contracts, together with payments in respect of such assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. All of the Primary Assets will have been purchased by the Depositor from the Seller and/or from other institutions as set forth in the related Prospectus Supplement.

  A. Single Family
  Loans................. Single Family Loans will be secured by first, second or more junior liens on residential properties. Such Single Family Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ('FHA') or partially guaranteed by the Veterans' Administration ('VA'), as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Single Family Loans may include (i) closed-end home equity loans ('Home Equity Loans') and/or (ii) Title I Loans and other types of home improvement loans each of which will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. See 'Description of the Primary Assets--Single Family Loans' herein.

  B. Contracts.......... Contracts will consist of first lien or junior lien mortgage loans secured by residential real property, together with the Manufactured Homes located thereon. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. See 'Description of the Primary Assets--Contracts' herein.

  C. Terms of the
  Primary Assets........ The payment terms of the Primary Assets to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
                         Supplement:

                            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (the 'Mortgage Rate'). Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The Primary Assets may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                            (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Primary Asset or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payments'). Principal may include interest that has been deferred and added to the principal balance of the Primary Asset.

                            (c) Monthly payments of principal and interest on the Primary Assets (the 'Monthly Payments') may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Primary Assets may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                            (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Primary Asset or may decline over time, and may be prohibited for the life of the Primary Asset or for certain periods ('lockout periods'). Certain Primary Assets may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Primary Assets may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Primary Assets may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire Primary Asset in connection with the sale or certain transfers of the related Mortgaged Property. Other Primary Assets may be assumable by persons meeting the then applicable underwriting standards for such Primary Asset.

                            (e) The real property constituting security for repayment of a Primary Asset (the 'Mortgaged Property') may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Primary Assets will be required to be covered by standard hazard insurance policies insuring against losses due to fire and various other causes as discussed herein and, to the extent not covered herein, in the related

                            Prospectus Supplement. The Primary Assets will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement.

                         The Prospectus Supplement for each Series of
                         Certificates will specify certain information with respect to the related Primary Assets initially deposited into the related Trust including, without limitation, the aggregate original principal balance of the Primary Assets initially deposited into the related Trust, the respective percentages of such Primary Assets which are secured by first mortgages, second mortgages and more junior mortgages, the minimum and maximum outstanding principal balances of such Primary Assets, the Mortgage Rate (fixed or adjustable) together with, with respect to such adjustable rate Primary Assets initially deposited into the related Trust, the index upon which the interest rate is based, the weighted average original term to maturity, the weighted average remaining term to maturity, the minimum and maximum remaining terms to maturity and the range of origination dates. If so specified in the related Prospectus Supplement, such information may be approximate, based on the expected Primary Assets to be included in the related Trust, in which case the final information, to the extent of any variances, will be contained in the Form 8-K referred to below. See 'Description of the Primary Assets' herein and 'Description of the Mortgage Pool' in the related Prospectus Supplement.

                         A Current Report on Form 8-K (each, a 'Form 8-K') will be available to purchasers or underwriters of the related Series of Certificates and will be filed, together with the related primary documents, with the Commission within fifteen days after the related Closing Date.

Forward Commitments;
  Prefunding............ If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more Classes of Certificates of a Series may be deposited in a segregated account (a 'Prefunding Account') to be applied to acquire additional Primary Assets. The times and requirements for the acquisition of such Primary Assets will be set forth in the related Pooling and Servicing Agreement or other agreement with the

                         Depositor and/or Seller and will be disclosed in the related Prospectus Supplement. Monies on deposit in the Prefunding Account and not applied to acquire such additional Primary Assets within the time set forth in the related Pooling and Servicing Agreement or other applicable agreement, which shall in no event exceed six months, shall be used in the manner set forth in related Prospectus Supplement, including being treated as a principal prepayment and applied in the manner described in the related Prospectus Supplement. The amount initially deposited into a Prefunding Account for a Series of Certificates will not exceed twenty-five percent (25%) of the aggregate principal amount of such Series of Certificates.

Optional Termination.... The Master Servicer, the Depositor and/or any other entity specified in the related Prospectus Supplement may have the option to effect the early termination of a Series of Certificates through the purchase of the Primary Assets and other assets in the related Trust under the circumstances and in the manner described in 'The Trusts--Optional Disposition of Primary Assets' herein and in 'The Pooling and Servicing Agreement-- Termination; Retirement of the Certificates' in the related Prospectus Supplement.

Mandatory Termination... If so specified in the related Prospectus Supplement, the Trustee, the Master Servicer, the Seller, the Depositor and/or any other entity as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the Primary Assets and other assets in the related Trust or otherwise, under the circumstances and in the manner specified under 'The Trusts--Mandatory Disposition of Primary Assets' herein.

Yield and Prepayment
  Considerations........ The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Primary Assets in the related Trust and the timing of receipt of such payments. See 'Certain Yield and Prepayment Considerations' herein and in the related Prospectus Supplement. The Prospectus Supplement for a Series may specify certain yield calculations for Classes receiving disproportionate allocations of principal and interest based upon an assumed rate or range of prepayment assumptions on the related Primary Assets. A higher level of principal prepayments on the related Primary Assets than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a premium (including Certificates entitled to receive interest only) and a lower level of principal prepayments on the related Primary Assets than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a discount. In either case, those Certificateholders may fail to recoup fully their initial investment. See 'Certain Yield and Prepayment Considerations' herein and in the related Prospectus Supplement.

Credit Enhancement...... If so specified in the related Prospectus Supplement, credit enhancement may be provided by any one or a combination of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization, cross-collateralization or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the underlying Primary Assets. In addition, if specified in the related Prospectus Supplement, the Primary Assets underlying a Series of Certificates may be insured under one or more of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or similar credit enhancement. Credit support may also be provided by subordination. The amount of any credit enhancement may be limited or have exclusions from coverage and may decline or be reduced over time or under certain circumstances, all as specified in the related Prospectus Supplement. See 'Description of the Certificates--Description of Credit Enhancement' herein.

  A. Subordination...... A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinated Certificates. The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Trust Assets will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of monthly payments of principal and interest due them. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature will be accomplished by: (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of interest and/or principal due them on each Distribution Date out of the funds available for distribution on such date and, to the extent described in the related

                         Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust that would otherwise have been payable to the holders of Subordinated Certificates; (ii) reducing the ownership interest (if applicable) or principal balance of the related Subordinated Certificates through the allocation of losses on the related Primary Assets; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit enhancement, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the Mortgagor. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

  B. Reserve Account.... One or more reserve accounts (each, a 'Reserve
                         Account') may be established and maintained for each Series of Certificates. The related Prospectus Supplement will specify whether such Reserve Accounts will be included in the corpus of the Trust for such Series and will also specify the manner of funding such Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Certificates of a particular Class or released from such Reserve Accounts.

  C. Overcollateral-
  ization............... If specified in the related Prospectus Supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Primary Assets exceeds the aggregate principal balance of the Certificates of such Series. Such overcollateralization may exist on the Closing Date or develop thereafter as a result of the application of certain interest collections or other collections received in connection with the Trust Assets in excess of amounts necessary to pay the Pass-Through Rate on the Certificates. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related Prospectus Supplement.

  D. Special Hazard
  Insurance Policy...... If so specified in the related Prospectus Supplement, certain classes of Certificates of a Series may have the benefit of a special hazard insurance policy or policies (each, a 'Special Hazard Policy') covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Policy as described in the related Prospectus Supplement.

  E. Bankruptcy Bond.... One or more bankruptcy bonds (each, a 'Bankruptcy
                         Bond') may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Primary Asset. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

  F. Pool Insurance
  Policy................ A mortgage pool insurance policy or policies (each, a
                         'Pool Insurance Policy') may be obtained and maintained for Primary Assets relating to any Series of Certificates, which shall be limited in scope, covering defaults on the related Primary Assets in an amount equal to a specified percentage of the aggregate principal balance of all Primary Assets included in the Trust.

  G. Cross-
  collateralization..... If specified in the related Prospectus Supplement, separate Classes of a Series of Certificates may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of, or secured by, one or more asset groups prior to distributions to other Classes of Certificates evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust.

                         If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the related Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

  H. Other
  Arrangements.......... Other arrangements as described in the related
                         Prospectus Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

Advances................ If so specified in the related Prospectus Supplement, the Master Servicer may be required (i) to make advances (each, a 'P&I Advance'), to the extent deemed recoverable, or (ii) to withdraw from any Collection Account specified in the related Prospectus Supplement amounts on deposit therein and held for future distribution, in each case in respect of (A) interest on the Primary Assets due during the related Due Period but uncollected as of the related Determination Date (net of the Servicing Fee) and/or (B) principal on the Primary Assets scheduled to be paid during the related Due Period but uncollected as of the related Determination Date, other than a balloon payment. See 'The Trusts--Advances; Servicing Advances' herein.

Servicing Fee........... The Master Servicer will be entitled to receive a fee for its servicing duties in the amount specified in the related Prospectus Supplement (the 'Servicing Fee'), payable from payments on the related Primary Assets (as specified in the related Prospectus Supplement), Liquidation Proceeds, Released Mortgaged Property Proceeds and certain other sources as provided in the related Pooling and Servicing Agreement.

Ratings................. It is a condition to the issuance of each Series of
                         Certificates that each Class of the Certificates of such Series offered pursuant to this Prospectus and the related Prospectus Supplement be rated by one or more of Moody's Investors Service, Inc. ('Moody's'), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), Fitch Investors Service, L.P. ('Fitch') and Duff & Phelps Credit Rating Co. ('D&P'; and each of D&P, Fitch, Moody's and S&P, a 'Rating Agency') in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates of a Series is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See 'Risk Factors--Limited Liquidity' and 'Ratings' herein.

Federal Income Tax
  Consequences.......... The federal income tax consequences of each Trust will depend upon,
                         among other factors, whether one or more elections are made to treat a Trust or specific portion thereof as a 'real estate mortgage investment conduit' ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'), or, if no REMIC election is made, whether the Certificates are considered to be Pass-Through Securities or Stripped Securities. The related Prospectus Supplement will specify whether a REMIC election will be made.

                         See 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement.

Legal Investment........ Unless otherwise specified in the related Prospectus
                         Supplement, no Class of Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') because, among other things, the related Trust will include Primary Assets that are secured by second mortgages. Investors should consult their own legal advisors in determining whether and to what extent a Class of Certificates constitutes legal investments for such investors. See 'Legal Investment Matters' herein.

ERISA Considerations.... A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. Certain Classes of Certificates may not be acquired or transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such acquisition or transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See 'ERISA Considerations' herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider the following material risks in connection with the purchase of Certificates:

     LIMITED LIQUIDITY. There will be no market for the Certificates of any Series prior to the issuance thereof, and there is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     LIMITED SOURCE OF PAYMENTS, LIMITED OBLIGATIONS OF SELLER, DEPOSITOR OR MASTER SERVICER. The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will be payable solely from the Trust Assets in the related Trust and will not have any claim against or security interest in the Trust for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Certificates. Consequently, Certificateholders of each Series must rely solely upon payments with respect to the Trust Assets for a Series of Certificates, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

     The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their respective affiliates. In addition, if the Seller fails to repurchase any Primary Asset with respect to which it has a repurchase obligation as a result of a breach of a representation or warranty, the Depositor will have no obligation to purchase such Primary Asset from the Trust. The Master Servicer's servicing obligations under the related Pooling and Servicing Agreement may include its limited obligation to make certain Advances, but only to the extent deemed recoverable.

     YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of each Class of Certificates of a Series will depend on the rate and timing of payment of principal on the related Primary Assets, including prepayments, liquidations due to defaults, repurchases due to defective documentation and breaches of representations and warranties or early termination of the Trust. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Primary Assets. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The yield to maturity of certain Classes of Certificates identified in the related Prospectus Supplement may be particularly sensitive to the rate and timing of principal payments (including prepayments, liquidations and repurchases) of the related Primary Assets, which may fluctuate significantly from time to time. Generally, mortgage loans with rates which are higher, and especially if they are significantly higher, than prevailing mortgage market interest rates will prepay faster than mortgage loans which have rates set closer to the then prevailing mortgage market interest rates. Therefore, in a declining interest rate environment, Primary Assets with higher Mortgage Rates may prepay faster than anticipated. Investors in a Class of Certificates offered at a discount from the principal amount thereof or with no stated principal amount should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See 'Certain Yield and Prepayment Considerations' herein and in the related Prospectus Supplement.

     LOWER CREDIT QUALITY PRIMARY ASSETS. Certain of the Primary Assets underlying a Series of Certificates may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional sources of lenders, and customers with a derogatory credit report including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average Mortgage Rate on Primary Assets made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different (i.e., greater likelihood of late payments or defaults, less likelihood of prepayments) from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside. See 'Description of the Primary Assets' herein and 'Description of the Mortgage Pool' in the related Prospectus Supplement.

     NATURE OF SECURITY. Certain of the Primary Assets underlying the Certificates of a Series may be secured by Mortgages junior or subordinate to one or more other mortgages ('Senior Liens'), and the related Senior Liens will not be included in the Primary Assets. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by Senior Liens on comparable properties. A primary risk to holders of Primary Assets secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to satisfy fully both the Senior Lien and the Primary Asset. If a holder of the Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale generally will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, and third to satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Lien. The claims of the holder of the Senior Lien will be satisfied in full out of proceeds of the liquidation of the Primary Asset, if such proceeds are sufficient, before the related Trust, as holder of the junior Mortgage, receives any payments in respect of such Primary Asset. If the Master Servicer were to foreclose on any Primary Asset which is a junior mortgage loan, it would do so subject to any related Senior Lien. The debt related to such Primary Asset would not be paid in full at such sale unless a bidder at the foreclosure sale of such Primary Asset bids an amount sufficient to pay off all sums due under such Primary Asset and the Senior Lien or purchases the Mortgaged Property subject to the Senior Lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy such loans in the aggregate, the related Trust, as the holder of the junior Mortgage, and, accordingly, holders of the Certificates would bear (i) the risk of delay in distributions while a deficiency judgment against the Mortgagor is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior Mortgage unless it forecloses subject to the Senior Lien. In servicing second Mortgages, the Master Servicer may, but is not obligated to, advance funds to keep the related Senior Lien current in the event the Mortgagor is in default thereunder until such time as the Master Servicer satisfies the Senior Lien by sale of the Mortgaged Property, if it determines such Advances will be recoverable from future payments and collections on that Primary Asset or otherwise. The related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee. The junior Mortgages securing the Primary Assets are subject and subordinate to any Senior Liens affecting the related Mortgaged Property.

     In addition to the foregoing, certain of the Primary Assets underlying the Certificates of a Series may have Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of 100%. As a result, the Mortgaged Property may not provide adequate security for the related Primary Asset. In the event the Mortgaged Property fails to provide adequate security for the related Primary Asset, the Certificateholders of the related Trust could, absent credit enhancement features, experience a loss.

     BALLOON PAYMENTS. Certain of the Primary Assets underlying a Series of Certificates may provide for the payment of the unamortized principal balance of the Primary Asset in a single payment at the maturity of the Primary Asset that is greater than the preceding monthly payment ('Balloon Loans'). See 'Description of the Primary Assets' herein and 'Description of the Mortgage Pool' in the related Prospectus Supplement. Because Mortgagors under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Primary Asset upon maturity frequently depends upon, among other things, the Mortgagor's ability to refinance the Primary Asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the condition of the Mortgaged Property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by holders of the Certificates of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Primary Asset. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     PREFUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT. If a Trust includes a Prefunding Account and the principal balance of additional Primary Assets delivered to the Trust after the Closing Date is less than the amount initially deposited into the Prefunding Account, the holders of the Certificates of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Certificates. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such prepayments at yields equaling or exceeding the yields on the related Certificates. It is possible that the yield on any such reinvestment will be lower, and may be substantially lower, than the yield on the related Certificates.

     The ability of a Trust to invest in additional Primary Assets during the Prefunding Period (as defined in the related Prospectus Supplement) will be dependent upon the ability of the Depositor to acquire Primary Assets that satisfy the requirements for transfer to the Trust. Although such additional Primary Assets must satisfy the characteristics described in the related Prospectus Supplement, such Primary Assets may have certain different characteristics, including, without limitation, a more recent origination date than the Primary Assets originally transferred to the Trust or a lesser credit quality. As a result, the addition of such additional Primary Assets pursuant to the Prefunding Account may adversely affect the performance of the related Certificates.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. Credit enhancement may be provided with respect to one or more Classes of Certificates of a Series to cover certain types of losses on the underlying Primary Assets. Credit enhancement may be provided by one or more forms, including but not limited to subordination of one or more Classes of Certificates of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, spread account, cash collateral account, overcollateralization, cross-collateralization or other type of credit enhancement. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See 'Description of the Certificates--Description of Credit Enhancement' herein.

     BASIS RISK. The Primary Assets in a Trust may accrue interest at variable rates based on changes in specified indexes (as set forth in the related Prospectus Supplement) which may adjust monthly, quarterly, annually or otherwise. The Certificates, however, may accrue interest at Pass-Through Rates that are variable rates based on different indexes and which may adjust at different periods. Consequently, the weighted average rate on the Primary Assets may not equal the weighted average of the Pass-Through Rates on the Certificates. The difference between the interest rates on the Primary Assets and the Pass-Through Rates may limit the Pass-Through Rates and the amount paid to Certificateholders accordingly.

     GENERAL ECONOMIC CONDITIONS. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Primary Asset (a 'Mortgagor'), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Primary Asset. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend, reduce or reschedule the payments of principal and interest to be paid with respect to such Primary Asset, thus delaying or reducing the amount received by the holders of the related Certificates with respect to such Primary Asset. Moreover, if a bankruptcy court prevents or avoids the transfer of the related Mortgaged Property to the related Trust, any remaining balance on such Primary Asset may not be recoverable.

     REAL ESTATE MARKET CONDITIONS. An investment in securities such as the Certificates which are secured by or represent interests, either directly or indirectly, in mortgage loans or similar assets may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Primary Asset. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Primary Assets, together with loans secured by Senior Liens, if any, on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Primary Assets relating to any Series of Certificates in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See the related Prospectus Supplement for further information regarding the geographic concentration of the Primary Assets underlying the Certificates of any Series.

     DELAYS IN LIQUIDATING DEFAULTED PRIMARY ASSETS. Even assuming that the Mortgaged Properties provide adequate security for the Primary Assets underlying a Series of Certificates, substantial delays could be encountered in connection with the liquidation of defaulted Primary Assets and corresponding delays in the receipt of related proceeds by the related Trust could occur. An action to foreclose on a Mortgaged Property securing a Primary Asset is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Primary Assets. In addition, the Master Servicer will be entitled to deduct from the Collection Account to the extent specified in the related Prospectus Supplement all previously made Advances for all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on Liquidated Primary Assets, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the related Trust. See 'Certain Legal Aspects of the Primary Assets--Foreclosure

of Single Family Loans' and '--Rights of Redemption' herein.

     LIKELIHOOD OF DISPROPORTIONATE LIQUIDATION EXPENSES. Liquidation expenses with respect to defaulted Primary Assets do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted Primary Asset having a small remaining principal balance as it would in the case of a defaulted Primary Asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the defaulted Primary Asset having a small remaining principal balance than would be the case with the defaulted Primary Asset having a large remaining principal balance. Because the average outstanding principal balance of the Primary Assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, Net Liquidation Proceeds on Liquidated Primary Assets may also be smaller as a percentage of the principal balance of a Primary Asset than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     LEGAL CONSIDERATIONS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and, unless an exemption is available, require licensing of the originators of certain Primary Assets. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Primary Assets.

     The Primary Assets are also subject to federal laws, including, without limitation: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Primary Assets; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; (iv) the Real Estate Settlement Procedures Act, which regulates closing and servicing practices relating to first mortgage loans for one- to four-family residential properties; and (v) certain other laws and regulations. The Contracts are also subject to general equitable principles and other rules in consumer credit transactions. See 'Certain Legal Aspects of the Primary Assets--The Contracts' herein.

     Certain of the Primary Assets may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act'), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related mortgage loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The application of State and Federal consumer protection laws to particular circumstances is not always certain and in some cases courts and regulatory authorities have shown a willingness to adopt novel interpretations of these laws. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of an assignee (including a Trust) to collect all or part of the principal of or interest on the Primary Assets, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the assignee to damages and administrative sanctions. In some instances, particularly in actions involving fraud or deceptive practices, damage awards have been large. If a Trust were obligated to pay any such damages, its assets would be reduced, resulting in a possible loss to Certificateholders. See 'Certain Legal Aspects of the Primary Assets' herein.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a Mortgagor who enters military service after the origination of such Mortgagor's Primary Asset (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Primary Asset and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Primary Assets underlying a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Primary Asset during the Mortgagor's period of active duty status. Thus, in the event that such a Primary Asset goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

     Under environmental legislation and case law applicable in certain states, it is possible that liability for environmental hazards in respect of real property may be imposed on a holder of a mortgage note (such as the Trust) secured by real property. See 'Certain Legal Aspects of the Primary Assets-- Environmental Legislation' herein.

     INSOLVENCY RELATED MATTERS. Counsel to the Depositor and the Seller will render an opinion to the Trustee that in the event that the Seller became a debtor under the United States Bankruptcy Code, the transfer of the Primary Assets from the Seller to the Depositor in accordance with the Pooling and Servicing Agreement would be treated as a true sale and not as a pledge to secure borrowings and that the Depositor would not be substantively consolidated with the Seller as a single entity or that the assets and/or liabilities of the Depositor and Seller would not be consolidated. If, however, the transfer of the Primary Assets from the Seller to the Depositor were treated as a pledge to secure borrowings by the Seller or if the Depositor were ordered substantively consolidated with the Seller as a single entity or if the Depositor were to become bankrupt for any reason, the distribution of proceeds from the Primary Assets to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Primary Assets, or the bankruptcy trustee could substitute other collateral in lieu of the Primary Assets to secure such debt, or such debt could be subject to reduction or adjustment by the bankruptcy court if the Seller were to become the subject of a case for reorganization under Chapter 11 of the United States Bankruptcy Code.

     In addition, the case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) contains language to the effect that accounts sold by an entity which subsequently became a debtor in bankruptcy remained property of such debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the Depositor or the Seller were to become a debtor under the United States Bankruptcy Code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, holders of the Certificates in the related Trust could experience a delay or reduction in distributions.

     Additionally, because the Seller may have purchased the Primary Assets from other originators or sellers, it is possible that (as a result of recourse retained against such other originators or sellers or otherwise) the transfer of the Primary Assets from such originators or sellers to the Seller could be treated as a pledge rather than a sale and the corresponding negative implications for delay and reduction of payments by a Trust could apply.

     ORIGINAL ISSUE DISCOUNT. Certain Classes of Certificates of a Series may be treated as having been issued with original issue discount for federal income tax purposes. As a result, holders of such Certificates will be required to include amounts in income without the receipt of cash corresponding to that income. See 'Federal Income Tax Consequences--Original Issue Discount' herein and, if applicable, in the related Prospectus Supplement.

     ERISA CONSIDERATIONS. An investment in a Class of Certificates of any Series by an employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a 'Plan') may give rise to a prohibited transaction under Section 406 of ERISA and/or be subject to tax under Section 4975 of the Code, unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any Plan or any insurance company (whether through its general or separate accounts) or other person investing 'plan assets' of any Plan, should consult their counsel before purchasing any Class of Certificates. Certain Classes of Certificates will not be eligible for purchase by, on behalf of or with 'plan assets' of Plans. See 'ERISA Considerations' herein and in the related Prospectus Supplement.

     RATINGS NOT A RECOMMENDATION. It is a condition to the issuance of the Certificates offered pursuant to this Prospectus and the related Prospectus Supplement that each such Class of Certificates be rated in one of the four highest rating categories by one or more of Moody's, S&P, Fitch or D&P. See 'Ratings' herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates on the date on which such Certificates are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Certificates may be adversely affected.

     BOOK-ENTRY CERTIFICATES. Issuance of any of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates-- Registration and Transfer of the Certificates' herein.

     DIFFICULTY IN PLEDGING. Because transactions in Certificates of a Series in book-entry form may be effected only through DTC, Participants and Indirect Participants, the ability of an Owner to pledge such a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificate. See 'Description of the Certificates --Registration and Transfer of the Certificates' herein.

     POTENTIAL DELAYS IN RECEIPT OF PAYMENTS. Owners of Certificates issued in book-entry form may experience some delay in their receipt of payments of interest and principal on the Certificates because such payments will be forwarded to DTC and DTC will credit such payments to the accounts of its Participants which will thereafter credit them to the accounts of Owners either directly or indirectly through Indirect Participants. See 'Description of the Certificates--Registration and Transfer of the Certificates' herein.

                       DESCRIPTION OF THE PRIMARY ASSETS

GENERAL

     The property of each Trust will consist of: (i) the Primary Assets (subject, if specified in the Prospectus Supplement, to certain exclusions) having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received on or prior to such date, as specified in the related Prospectus Supplement (the 'Original Pool Principal Balance'); (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Primary Assets; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments;
(iv) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Primary Asset; (v) certain rights of the Trustee, the Depositor and the Master Servicer under any insurance policies required to be maintained in respect of the related Primary Assets; and (vi) if so specified in the Prospectus Supplement, one or more forms of credit enhancement (together, the 'Trust Assets').

     While it is expected that the Primary Assets will be acquired by the Depositor from the Seller, if so specified in the related Prospectus Supplement, Primary Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Primary Assets expected to be included in the Trusts. If specific information respecting the Primary Assets is not known at the time the related Series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information may, in certain instances as set forth in the related Prospectus Supplement, be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. Unless so specified in the related Prospectus Supplement, no Form 8-K will be filed with respect to additional Primary Assets acquired by a Trust with funds from a Prefunding Account. A schedule of the Primary Assets relating to each Series of Certificates, will be attached to the related Pooling and Servicing Agreement delivered to the Trustee upon delivery of such Certificates.

SINGLE FAMILY LOANS

     Each Single Family Loan will be evidenced by a promissory note (the 'Mortgage Note') secured by a mortgage or deed of trust (the 'Mortgage') creating a first, second or more junior lien in one- to four-family residential properties (the 'Mortgaged Properties'). If specified in the Prospectus Supplement, the Primary Assets may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgaged Properties securing the Single Family Loans may include investment properties, vacation and second homes and leasehold interests. Each Single Family Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor from the

Seller or from one or more affiliated or unaffiliated originators, including newly originated loans. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Primary Asset by at least five years, unless a shorter period is specified in the related Prospectus Supplement.

     The Single Family Loans may be (i) 'conventional' mortgage loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ('FHA') or (iii) partially guaranteed by the Veteran's Administration ('VA'), as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Single Family Loans may include closed-end home equity loans ('Home Equity Loans'). Such Home Equity Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. See 'Description of the Primary Assets--Single Family Loans.' The principal and interest on the Single Family Loans included in the Trust for a Series of Certificates will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or 'Rule of 78s' method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Single Family Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Single Family Loan so prepaid.

     The payment terms of the Single Family Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Single Family Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Single Family Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the Single Family Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Single Family Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payment'). Principal may include interest that has been deferred and added to the principal balance of the Single Family Loan.

          (c) Monthly Payments of principal and interest may be fixed for the life of the Single Family Loan, may increase over a specified period of time or may change from period to period. Single Family Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Single Family Loan or may decline over time, and may be prohibited for the life of the Single Family Loan or for certain periods ('lockout periods'). Certain Single Family Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Single Family Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Single Family Loans may include 'due on sale' clauses which permit the mortgagee to demand payment of the entire Single Family Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Single Family Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

CONTRACTS

     Each Contract included as a Primary Asset in the Trust with respect to a Series of Certificates will be secured by a Manufactured Home and a mortgage or deed of trust relating to the real estate to which the Manufactured Home is permanently affixed. Contracts are similar to Single Family Loans, and the description herein to Single Family Loans is generally applicable to Contracts, except as otherwise noted. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment, whether they will bear interest at a fixed, adjustable or variable rate and other pertinent information with respect to the Contracts. As used herein, Mortgaged Property includes Manufactured Homes, unless otherwise noted.

     The 'Manufactured Homes' securing the Contracts consist of manufactured homes within the meaning of Section 5402(6) of title 42 of the United States Code which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the [Secretary of Housing and Urban Development] and complies with the standards established under [Chapter 70 of title 42 of the United States Code].' Moreover, if an election is made to treat the Trust as a

REMIC as described in 'Federal Income Tax Consequences' herein, Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

     Certain of the Single Family Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan. The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Title I Loans'). Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities.

CERTAIN CHARACTERISTICS OF THE PRIMARY ASSETS

     The related Prospectus Supplement will describe certain characteristics of the related Primary Assets initially included in the Trust, which may include, without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the range of Mortgage Rates, the weighted average Mortgage Rate and, with respect to adjustable-rate Primary Assets, the index upon which the Mortgage Rate is based, (iv) the range of principal balances outstanding and the weighted average outstanding principal balance, (v) the percentages of Primary Assets secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vi) the range of Combined Loan-to-Value Ratios at origination, the weighted average Combined Loan-to-Value Ratio, the range of Loan-to-Value Ratios at origination and the weighted average Loan-to-Value Ratio, (vii) the percentage of Primary Assets secured by fee simple interests in single-family dwelling units, investor properties, units in planned unit developments and condominiums, respectively, the percentage of Primary Assets secured by leasehold interests and the percentage of Primary Assets secured by units in Cooperatives, (viii) the percentage of Primary Assets as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (ix) the percentage of Primary Assets that are Contracts, (x) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Primary Assets, (xi) the percentage of Primary Assets which are Balloon Loans, and (xii) the percentage of Primary Assets which are Bankruptcy Loans, the percentage of Bankruptcy Loans which are 30 days or more contractually delinquent and the percentages of Primary Assets other than Bankruptcy Loans which are 30 days and 60 days or more contractually delinquent, respectively. If so specified in the related Prospectus Supplement, the characteristics of the Primary Assets may be approximate, based on the expected characteristics of the Primary Assets to be included in the related Trust and any significant variations therefrom will be provided on the related Form 8-K.

     For purposes of the foregoing, the 'Combined Loan-to-Value Ratio' of any Primary Asset is the ratio (expressed as a percentage) of (i) the sum of (a) the original principal balance of such Primary Asset at the date of origination (which, if specified in the related Prospectus Supplement, may include certain financed fees and insurance premiums) plus (b) the outstanding balance of the Senior Lien, if any, divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation or other method made at the time of origination of the Primary Asset and (b) the purchase price of the Mortgaged Property if the Primary Asset proceeds were used to purchase the Mortgaged Property. See 'The Primary Asset Program--Underwriting Procedures' herein. The 'Loan-to-Value Ratio' of any Primary Asset is the ratio (expressed as a percentage) of (i) the original principal balance of such Primary Asset at the date of origination (which, if specified in the related Prospectus Supplement, may include certain financed fees and insurance premiums) divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or drive-by evaluation or other method made at the time of origination of the Primary Asset and (b) the purchase price of the Mortgaged Property if the Primary Asset proceeds were used to purchase the Mortgaged Property. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a Manufactured Home, the 'value' is the appraised value of the Manufactured Home, based upon the age and condition of the

Manufactured Home and the quality and condition of the community in which it is situated, if applicable. For Primary Assets secured by a first Mortgage, the Combined Loan-to-Value Ratio and the Loan-to-Value Ratio will be the same.

     In the event that title to any Primary Asset is acquired in foreclosure or by deed in lieu of foreclosure (or, in the case of Contracts in certain states, by repossession of the related Manufactured Home), the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Primary Asset, such Primary Asset (an 'REO Property') will be considered for most purposes to be an outstanding Primary Asset held in the Trust until such time as the Primary Asset is sold and all recoverable proceeds have been received with respect to such defaulted Primary Asset.

     A 'Bankruptcy Loan' is a Primary Asset on which the related Mortgagor is making payments pursuant to a personal bankruptcy plan or proceeding (each, a 'Bankruptcy Plan'). The entire principal balance and the right to receive interest accrued after the Cut-off Date with respect to each Bankruptcy Loan will generally be included in the assets of the related Trust, while the right to interest accrued but unpaid prior to the related Cut-off Date under each Bankruptcy Loan will generally be retained by the Seller. The Seller's right to collect interest accrued on a Bankruptcy Loan prior to the date of the related Bankruptcy Plan filing will generally be subordinate to the related Trust's right to receive timely payments of principal and interest with respect to such Bankruptcy Loan.


PAYMENTS ON THE PRIMARY ASSETS

     The Primary Asset underlying a Series of Certificates will provide for payments that are allocated to principal and interest according to either the actuarial method (an 'Actuarial Primary Asset'), the simple interest method (a 'Simple Interest Primary Asset') or the 'Rule of 78s' method (a 'Rule of 78s Primary Asset'), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Primary Assets will provide for deferred interest or negative amortization.

     An Actuarial Primary Asset provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

     A Simple Interest Primary Asset provides for the amortization of the amount financed under such Primary Asset over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Primary Asset being multiplied by the stated Mortgage Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Primary Asset. As payments are received under a Simple Interest Primary Asset, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Primary Asset before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

     Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Primary Asset is made on or prior to its scheduled due date, the principal balance of the Primary Asset will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Primary Asset will amortize more slowly than scheduled. If a Simple Interest Primary Asset is prepaid, the borrower is required to pay interest only to the date of prepayment.

     A Rule of 78s Primary Asset provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the amount financed and add-on interest in an amount calculated on the basis of the stated note rate for the term of the Primary Asset. The rate at which such amount of add-on interest is earned and, correspondingly, the portion of each fixed monthly payment allocated to reduction of the outstanding principal balance are calculated in accordance with the 'sum of the digits' or 'Rule of 78s'. Under a Rule of 78s Primary Asset, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Primary Asset by a fraction derived as described herein. The fraction used in the calculation of add-on interest earned each month under a Rule of 78s Primary Asset has as its denominator a number equal to the sum of a series of numbers beginning with one and ending with the number of monthly payments due under the Primary Asset. For example, for a Primary Asset providing for twelve scheduled payments, the denominator of each month's fraction would be 78, the sum of the series of numbers from one to twelve. The numerator of the fraction for a given month would be the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the case of such Primary Asset, the fraction for the first payment would be 12/78, for the second payment, 11/78, for the third payment, 10/78, and so on through the final payment, for which the fraction would be 1/78. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Primary Asset to determine the amount of interest 'earned' that month. The difference between the amount of the monthly payment made by the borrower and the amount of earned add-on interest calculated for the month is applied to principal reduction. As a result, the rate at which interest is earned in the initial months of a Rule of 78s Primary Asset is somewhat higher than the interest computed for a Primary Asset computed on an actuarial basis, and the rate at which interest is earned at the end of a Rule of 78s Primary Asset is somewhat less than that computed for a Primary Asset under an actuarial basis.

     Payments to holders of the related Certificates and the Servicing Fee with respect to Rule of 78s Primary Assets will be computed as if such Primary Assets were Simple Interest Primary Assets. Unless otherwise specified in the related Prospectus Supplement, amounts received upon prepayment in full of a Rule of 78s Primary Asset in excess of (i) the then outstanding principal balance of such Primary Asset (computed on a daily simple interest amortization basis) and (ii) accrued interest computed on a daily simple interest basis at the Mortgage Rate, plus servicing compensation exclusive of Servicing Fees, will not be available to make required payments of principal and interest to holders of the related Certificates and will not be treated as collected principal for purposes of computing the amount to be distributed.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Primary Asset, under the terms of such Primary Asset the entire remaining amount of payments will be due but a 'refund' or 'rebate' will be made to the Mortgagor of the portion of the total amount of the scheduled payments remaining under such Primary Asset immediately prior to such prepayment which is allocable to 'unearned' add-on interest. Such rebate will be calculated in accordance with the Rule of 78s method.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each Class of Certificates of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Certificates of a Series entitled to interest and the yield to maturity of each Class of Certificates of a Series will be related to the rate and timing of payments of principal on the related Primary Assets, which may be in the form of scheduled and unscheduled payments. The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Primary Assets will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Primary Assets.

     In addition, as specified in the related Prospectus Supplement, the Master Servicer, the Seller, the Depositor and/or another party specified in the related Prospectus Supplement, may have the option to effect the early termination of a Series of Certificates through the purchase of the Primary Assets and other assets in the related

Trust under the circumstances and in the manner described in 'The Trusts-- Optional Disposition of Primary Assets' herein. Further, if so specified in the related Prospectus Supplement, the Trustee, the Master Servicer, the Seller, the Depositor and/or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See 'The Trusts--Mandatory Disposition of Primary Assets' herein.

     If the Pooling and Servicing Agreement for a Series of Certificates provides for a Prefunding Account or other means of funding the transfer of additional Primary Assets to the related Trust and the Trust is unable to acquire such additional Primary Assets within any applicable time limit, the amounts set aside for such purpose may be required to be applied to effect the retirement of all or a portion of one or more Classes of Certificates of such Series.

     As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the Mortgage Rate for a Primary Asset, Mortgagors may have an increased incentive to refinance such Primary Asset. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Mortgagors may sell or refinance Mortgaged Properties in order to realize their equity in such Mortgaged Properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Primary Assets underlying any Series of Certificates, as to the relative importance of such factors, as to the percentage of the principal balance of the Primary Assets that will be paid as of any date or as to the overall rate of prepayment on the related Primary Assets.

     The yield to maturity of certain Classes of Certificates of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Primary Assets, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Certificates may provide certain additional information with respect to the effect of such payments on the yield to maturity of such Certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

     Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Primary Assets occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Certificates of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Primary Assets and the recoveries, if any, on defaulted Primary Assets and foreclosed properties in the related Trust Assets.

     The 'weighted average life' of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of each Class of Certificates of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Primary Assets, including final payments made upon the maturity of Balloon Loans.

                                   THE TRUSTS

GENERAL

     Each Trust will be formed under a pooling and servicing agreement among the Depositor, the Master Servicer and the Trustee named therein (a 'Trustee') or another agreement to be specified in the related Prospectus Supplement (a 'Pooling and Servicing Agreement'). The property of each Trust will consist of:
(i) the Primary Assets (subject, if specified in the Prospectus Supplement, to certain exclusions) as from time to time are subject to the related Pooling and Servicing Agreement; (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Primary Assets; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments;
(iv) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Primary Assets; (v) certain rights of the Trustee, the Depositor and the Master Servicer under any insurance policies required to be maintained in respect of the related Primary

Assets; and (vi) if so specified in the Prospectus Supplement, one or more forms of credit enhancement (together, the 'Trust Assets').

ASSIGNMENT OF THE PRIMARY ASSETS

     Assignment of the Single Family Loans. At the time of issuance of the Certificates, the Depositor will assign the Single Family Loans to the Trustee, including all security interests created thereby and any related mortgages or deeds of trust, together with principal and interest due or received on or after the Cut-off Date, as specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Single Family Loans. Each Single Family Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule may include information as to the principal balance of each Single Family Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the scheduled Monthly Payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Note.

     In addition, as to each Single Family Loan, the Depositor will cause to be delivered to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

     With respect to any Single Family Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the Mortgage Note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan upon demand by the Trustee.

     The Seller will represent and warrant to the Depositor with respect to the Single Family Loans sold by it that (i) the information set forth in the schedule of Single Family Loans attached thereto is correct in all material respects; (ii) a lender's title insurance policy or binder for each Single Family Loan subject to the Pooling and Servicing Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Single Family Loans; (iii) at the date of assignment to the Depositor, the Seller has good title to the Single Family Loans and the Single Family Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is either a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the originator, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (d) leases and subleases pertaining to such Mortgaged Property and to Seller's knowledge such property is free of material damage and is in good repair or, with respect to a junior lien Single Family Loan, that such Mortgage is a valid junior lien Mortgage (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the originator, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (d) leases and subleases pertaining to such Mortgaged Property and (e) any existing Senior Lien), as the case may be, and specifying the percentage of the Primary Assets and Single Family Loans comprised of junior lien Single Family Loans; (v) at the Cut-off Date, no Single Family Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and to Seller's knowledge there are no delinquent tax or assessment liens against the Mortgaged Property covered by the related Mortgage; (vi) at the date of assignment to the Depositor, the portion of each Single Family Loan, if any, which, pursuant to the terms set forth in the related Prospectus Supplement should be insured with a private mortgage insurer is so insured; and (vii) each Single Family Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. The Prospectus Supplement may set forth additional representations and warranties made by the Seller to the Depositor. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

     Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, including all security interests created thereby and any related mortgages or deeds of trust, together with principal and interest due or received on or after the Cut-off Date, as specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ('Contract Loan Schedule') appearing as an exhibit to the related Pooling and Servicing Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding principal balance as of the Cut-off Date, the Mortgage Rate, the current scheduled payment of principal and interest and the maturity date.

     In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust to the Contracts, the Depositor will cause the Seller to file a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. See 'Risk Factors' and 'Certain Legal Aspects of the Primary Assets' herein.

     The Seller will provide representations and warranties to the Depositor concerning the Contracts. Such representations and warranties generally will include the same types of representations and warranties made with respect to Single Family Loans, plus the following additional representations and warranties: (i) no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Depositor or from the Depositor to the Trustee pursuant to the related Pooling and Servicing Agreement unlawful; (ii) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (iii) each Contract creates a valid and enforceable security interest in favor of the Seller in the Manufactured Home and real estate covered thereby and the lien created thereby has been recorded and such security interest or lien has been assigned by the Seller to the Depositor; (iv) the related Manufactured Home is a 'manufactured home' within the meaning of 42 United States Code, Section 5402(6); and (v) each Contract is a 'qualified mortgage' under Section 860G(a)(3) of the Code and each Manufactured Home is 'manufactured housing' within the meaning of Section 25(3)(10) of the Code. The Prospectus Supplement may set forth additional representations and warranties made by the Seller to the Depositor. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

     Forward Commitments; Prefunding. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement or other agreement may provide for the transfer by the Seller to the Depositor and from the Depositor to the related Trust of additional Primary Assets after the Closing Date for the related Certificates. Such additional Primary Assets will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Prefunding Account (a 'Prefunding Account'). The amount intially deposited into a Prefunding Account for a Series of Certificates will not exceed twenty-five percent (25%) of the aggregate principal amount of such Series of Certificates. If a Prefunding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Certificates of the related Series will be deposited in such account to be released as additional Primary Assets are transferred. A Prefunding Account will be required to be maintained as an Eligible Account. The related Pooling and Servicing Agreement or other agreement providing for the transfer of additional Primary Assets will generally establish a specified period of time within which such transfers must be made, which in no event shall exceed six months from the initial deposit of funds into the Prefunding Account. Amounts set aside to fund such transfers (whether in a Prefunding Account or otherwise) and not so applied within the required period of time will be used in the manner set forth in the related Prospectus Supplement, including being treated as a principal prepayment and applied in the manner set forth in such Prospectus Supplement.

     Repurchase or Substitution of Primary Assets. The Trustee will review the documents delivered to it with respect to the Primary Assets included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the Seller, if so required, cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Primary Asset then, if the failure to deliver such document or to cure such defect materially and adversely affects the interest of the Owners of the Certificates in a Primary Asset, the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Collection Account (a 'Deposit Date') which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Primary Asset from the Trust and substitute one or more other Primary Assets therefor or (b) repurchase the Primary Asset from the Trustee for a price equal to 100% of its principal balance of such repurchased Mortgage Loan plus all accrued and unpaid interest thereon together with all Servicing Advances, as set forth in the related Pooling and Servicing Agreement. This repurchase and, if applicable, substitution obligation will, unless otherwise set forth in the related Prospectus Supplement, generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Primary Asset.

     The Depositor is required to cause the Seller to do either of the following: (a) cure any breach of any representation or warranty that materially and adversely affects the interest of the holders of the Certificates in a Primary Asset (each, a 'Defective Primary Asset') within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Primary Asset not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its principal balance plus all accrued and unpaid interest thereon together with all Servicing Advances, as set forth in the related Pooling and Servicing Agreement, or (c) if so specified in the Prospectus Supplement, remove the affected Primary Asset from the Trust, and substitute one or more other Primary Assets therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

     If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Primary Assets, which limitations will be disclosed in the applicable Prospectus Supplement.

PAYMENTS ON THE PRIMARY ASSETS

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to cause to be established and maintained an account (the 'Collection Account', but which may have such designation as is set forth in the related Prospectus Supplement) at an institution meeting certain ratings and other criteria set forth in the Pooling and Servicing Agreement (an 'Eligible Account'), into which it is required to deposit certain payments received in respect of the Primary Assets, as more fully described below. All funds in the Collection Account are required to be held (i) uninvested or (ii) invested in certain permitted investments, which will include, but will not be limited to, United States government securities, Federal funds, certificates of deposits and bankers' acceptance of domestic banks with acceptable credit ratings, commercial paper with original maturities of not more than 270 days rated in the highest short term rating categories and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments (collectively, 'Permitted Investments'). Any investment earnings on funds held in the Collection Account will be for the account of the Master Servicer.

     The Master Servicer is required to deposit into the Collection Account within one business day of receipt all Monthly Payments received after the related Cut-off Date (other than amounts received after the Cut-off Date in respect of interest accrued, or principal due, on the Primary Assets prior to the Cut-off Date, unless the related Prospectus Supplement provides that such amounts are part of the Trust) and all Principal Prepayments and Curtailments collected after the Cut-off Date (net of the Servicing Fee with respect to each Primary Asset and other servicing compensation payable to the Master Servicer as permitted by the Pooling and Servicing Agreement), all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts paid in connection with the repurchase of any Primary Asset, the amount of any deposit made by the Seller when substituting a Defective Primary Asset in order to equal the balance of the deleted Primary Asset (a

'Substitution Adjustment'), the amount of any losses incurred in connection with investments in Permitted Investments and certain amounts relating to insufficient insurance policies and REO Property. If the related Prospectus Supplement provides that there will be no Collection Account, all of such payments will be deposited directly in the Distribution Account, as specified therein.

     The Master Servicer may make withdrawals from the Collection Account for the following purposes:

          (i) for deposit to the Distribution Account no later than the business day preceding each Distribution Date, the Available Payment Amount for the related Due Period;

          (ii) to reimburse itself for any unreimbursed Advances. The Master Servicer's right to reimburse itself for unreimbursed Advances will be limited to collections on the related Primary Asset, including late collections, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Primary Asset in respect of which such unreimbursed amounts are owed;

          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;


          (iv) to make investments in Permitted Investments and to pay itself interest or other income earned in respect of Permitted Investments or on funds deposited in the Collection Account;

          (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

          (vi) to pay itself the accrued unpaid Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property;

          (viii) to make Advances out of excess amounts on deposit in the Collection Account and held for future distribution, as more fully described below;

          (ix) with respect to a Bankruptcy Loan, to remit to the Seller certain payments, as provided in the Pooling and Servicing Agreement;

          (x) to reimburse itself for any Nonrecoverable Advances previously made and unreimbursed; and

          (xi) to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

     The Master Servicer is required to wire transfer to the Distribution Account the amount described in clause (i) above no later than the business day preceding each Distribution Date or such other date as provided in the related Prospectus Supplement.

ADVANCES; SERVICING ADVANCES

     If so specified in the related Prospectus Supplement, not later than the close of business on the business day prior to each Distribution Date or such other date as provided in the related Prospectus Supplement, the Master Servicer may be required to withdraw from amounts on deposit in any Collection Account and held for future distribution or, if so specified in the related Prospectus Supplement, to pay from its own funds, and remit for deposit in the Distribution Account an amount (each, a 'P&I Advance'), to be distributed on the related Distribution Date, equal to (x) the sum of the interest portions of the aggregate amount of Monthly Payments (net of the Servicing Fee) due during the related Due Period, but uncollected as of the close of business on the related Determination Date and/or (y) the principal portion of the aggregate amount of Monthly Payments (other than balloon payments) due during the related Due Period but uncollected as of the close of business on the related Determination Date. Unless so specified in the related Prospectus Supplement, the Master Servicer shall not be required to make such P&I Advance from its own funds or be liable for the recovery thereof from collections on the related Primary Assets or otherwise.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary 'out-of-pocket' costs and expenses incurred in the performance of its servicing obligations ('Servicing Advances' and together with P&I Advances, 'Advances'), including, but not limited to, the cost of

(i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; and (iii) the management and liquidation of Mortgaged Property acquired in full or partial satisfaction of the related Primary Asset. To the extent provided in the related Pooling and Servicing Agreement, the Master Servicer may pay all or a portion of any Servicing Advance out of excess amounts on deposit in the Collection Account and held for future distribution on the date on which such Servicing Advance is made. Any such excess amounts so used will be required to be replaced by the Master Servicer by deposit to the Collection Account no later than the date specified in the related Pooling and Servicing Agreement.

     The Master Servicer may recover Advances to the extent permitted by the Pooling and Servicing Agreement or, if not theretofore recovered from the Mortgagor on whose behalf such Advance was made, from collections on the related Primary Asset, including late collections, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Primary Asset. If so provided in the related Pooling and Servicing Agreement, to the extent the Master Servicer, in its good faith business judgment, determines that certain Advances will not be ultimately recoverable from late collections, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds or otherwise on the related Primary Assets ('Nonrecoverable Advances'), the Master Servicer may reimburse itself from the amounts on deposit in the Collection Account.

     The Master Servicer is not required to make any Advance which it determines would be a Nonrecoverable Advance.

DISTRIBUTIONS

     The Trustee is required to establish a trust account (referred to herein as the 'Distribution Account', but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited amounts transferred by the Master Servicer from the Collection Account or, if so specified in the related Prospectus Supplement, collections on or with respect to Primary Assets deposited by the Master Servicer into the Distribution Account directly. The Distribution Account is required to be maintained as an Eligible Account. Amounts on deposit in the Distribution Account may be invested in Permitted Investments and other investments specified in the related Prospectus Supplement.

     On each Distribution Date the Trustee is required to withdraw from the Distribution Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

          (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

          (ii) if a Spread Account, Reserve Account or similar account is established with respect to a Series of Certificates, deposits into such fund or account of the amounts required to be deposited therein;

          (iii) payments to the holders of the Certificates on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

          (iv) reimbursement of the Master Servicer for amounts expended by the Master Servicer and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed; and

          (v) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

     The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Due Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Account, less (b) the amount of the premiums or fees payable to the Credit Provider, if any, for the related Due Period.

     Generally, to the extent a Credit Provider makes payments to holders of Certificates, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Certificates.

     For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Distribution Date.

     'Available Payment Amount' generally means the result of (a) collections on or with respect to the Primary Assets due during the related Due Period, net of the Servicing Fee paid to the Master Servicer for the related Due Period and reimbursements for accrued unpaid Servicing Fees and other servicing compensation, unreimbursed Advances and for certain expenses paid by the Master Servicer, plus (b) the amount of Advances, if any.

     'Realized Losses' means, for Primary Assets that become Liquidated Primary Assets during the related Due Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Primary Asset (determined immediately before such Primary Asset became a Liquidated Primary Asset) and accrued and unpaid interest thereon at the Mortgage Rate to the date on which such Primary Asset became a Liquidated Primary Asset exceeds (ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Primary Asset which have not theretofore been used to reduce the principal balance of such Primary Asset.

     'Distribution Date' means the monthly date specified in the related

Prospectus Supplement on which payments will be made to holders of the related Certificates.

OPTIONAL DISPOSITION OF PRIMARY ASSETS

     The Master Servicer, the Seller, the Depositor and/or any other entities specified in the related Prospectus Supplement may have the option to effect the early termination of a Series of Certificates through the purchase of the Primary Assets and other assets in the related Trust when the outstanding principal balance of such Series of Certificates declines to the percentage of the original principal balance of such Series specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. The related Pooling and Servicing Agreement will establish a minimum price at which such Primary Assets and other assets in the related Trust may be sold, which price will be sufficient to pay all accrued but unpaid interest on the Certificates, the outstanding Certificate Balance of the Certificate, any outstanding Advances plus all expenses of the Trust Fund incurred in connection with such sale. Any such sale will be made without recourse to the Trust or the Certificateholders. The proceeds of any such sale will be distributed to Certificateholders on the Distribution Date next following the date of disposition or at such other time as set forth in the related Prospectus Supplement.

MANDATORY DISPOSITION OF PRIMARY ASSETS

     If so specified in the related Prospectus Supplement, the Trustee or such other entity as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the Primary Assets and other assets in the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. The Master Servicer and any Underwriter will be permitted to submit bids unless the Prospectus Supplement specifically states otherwise. The related Pooling and Servicing Agreement will establish a minimum price at which such Primary Assets and other assets in the related Trust may be sold, which price will be sufficient to pay all accrued but unpaid interest on the Certificates, the outstanding Certificate Balance of the Certificate, any outstanding Advances plus all expenses of the Trust Fund incurred in connection with such sale. If so specified in the related Prospectus Supplement, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the Primary Assets and other assets of the Trust at their fair market value. Any such sale will be made without recourse to the Trust or the Certificateholders.

                                 THE DEPOSITOR

     Block Mortgage Finance, Inc., a Delaware corporation, was incorporated in October, 1996 for the limited purpose of acquiring, owning and transferring the Primary Assets and selling interests therein. The Depositor is a wholly owned subsidiary of the Seller. The principal executive offices of the Depositor are located at 4435 Main Street, Suite 500, Kansas City, Missouri 64111. Its telephone number is (816) 751-6090.


     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series, unless otherwise set forth in the related Prospectus Supplement.

                                   THE SELLER

     Companion Mortgage Corporation, a Delaware corporation, is a wholly owned subsidiary of the Master Servicer. Its sole business activity consists of purchasing, investing in and selling mortgage loans. The Seller's principal executive offices are located at 4435 Main Street, Suite 500, Kansas City, Missouri 64111. Its telephone number is (816) 751-6000.

     The Seller is licensed, to the extent required, to purchase, invest in and sell mortgage loans in the states in which the Mortgaged Properties are located. If so specified in the related Prospectus Supplement, the term 'Seller' may include another or additional institutions. The Seller will sell and assign the Primary Assets to the Depositor pursuant to the Pooling and Servicing Agreement. Each Primary Asset will be serviced by the Master Servicer. The Master Servicer will be entitled to receive the Servicing Fees and certain other servicing compensation. Neither the Master Servicer or the Seller nor any of their affiliates will insure or guarantee the Certificates of any Series.

                              THE MASTER SERVICER

     The Master Servicer is an indirect wholly owned subsidiary of H&R Block, Inc. ('Block'). The Master Servicer and its subsidiaries are engaged in various financial and computer technology businesses, including consumer finance, commercial finance, electronically delivered financial services and personal productivity computer software products. Block is a diversified services company engaged primarily in income tax return preparation services, financial services and computer-based information and communications services.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a Reserve Account described in the related Prospectus Supplement and
(iv) to pay costs of structuring and issuing such Certificates, including the costs of obtaining credit enhancements, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected in whole or in part by an exchange of Certificates with the Seller for such Primary Assets.

                           THE PRIMARY ASSET PROGRAM

     The Seller will acquire, directly or indirectly, the Primary Assets either
(i) from National Consumer Services Corp., L.L.C. ('NCS') or NF Investments, Inc. ('NFI') pursuant to wholesale or correspondent lending programs or from Block Mortgage Company, L.L.C. ('BMC') pursuant to a retail lending program through which BMC originates mortgage loans through a loan underwriting and processing arrangement with NCS or (ii) from other mortgage loan originators as set forth in the related Prospectus Supplement. The Master Servicer has an option to acquire 40% of the equity interest of NCS.

NATIONAL CONSUMER SERVICES CORP., L.L.C.

     NCS was formed in September 1995 to originate nonconforming mortgage loans through a broker network and to underwrite, process and purchase nonconforming mortgage loans originated through mortgage lenders owned by franchisees of H&R Block Tax Services, Inc. ('HRB Tax Services'), an indirect wholly owned subsidiary of Block. NCS began originating broker loans in November 1995 and began in January 1996 underwriting, processing and purchasing mortgage loans originated by mortgage loan companies owned by franchisees of HRB Tax Services.

     NCS primarily originates closed-end, fixed-rate mortgages targeted primarily at B and C credit quality customers, although NCS's mortgage loan program also competes for A credit quality customers. As of November, 1996, NCS acquires mortgage loans through the following means:

         o Wholesale originations through a network of approximately 225 brokers located in 8 states. These brokers are managed by an in-house sales force of approximately 15 sales representatives.

         o Correspondent lender programs through approximately 20 lenders located in 6 states.

         o Retail originations through mortgage loan companies owned by franchisees of HRB Tax Services.

         o Bulk purchases from other lenders identified by state sales representatives.

NF INVESTMENTS, INC.

     NFI was formed in March 1986 under the name National Mortgage Investments Co., Inc. In October 1995, NFI changed its name to NF Investments, Inc. From inception until October 2, 1995, NFI engaged in the business of originating, selling and servicing mortgage loans secured by liens on one-to-four-family residential properties and had become one of the prominent mortgage banking firms in Atlanta, Georgia.

     On October 2, 1995, NFI sold its conforming mortgage loan origination business to The Dime Savings Bank of New York, FSB. NFI retained the rights to offer second mortgages and nonconforming first mortgages and retained its servicing business. Since the sale of its conforming mortgage loan origination business, NFI has focused primarily on servicing residential mortgage loans and originating nonconforming residential mortgage loans. NFI originates primarily adjustable-rate first mortgages for A and B credit quality borrowers. As of November, 1996, NFI obtains mortgage loans through a network of approximately 150 brokers in 10 states.

BLOCK MORTGAGE COMPANY, L.L.C.

     BMC is a mortgage loan lender that was formed in August 1995 by Bay Colony, Ltd. ('Bay Colony'), a former franchisee of HRB Tax Services. In June 1996, Block acquired Bay Colony and BMC. NCS underwrites and processes all mortgage loans originated by BMC utilizing the same underwriting criteria and procedures utilized by NCS for mortgage loans originated by NCS. Mortgage loans originated by BMC are purchased by the Seller.

PRIMARY ASSETS

     The Primary Assets consist primarily of purchase money loans, refinancings and home equity borrowings. The Primary Assets are originated through retail, wholesale and correspondent lending programs conducted through NCS, NFI and BMC. Primary Assets originated through retail programs ('Retail Loans') are originated through H&R Block tax preparation offices by BMC or mortgage lenders owned by franchisees of HRB Tax Services. All Retail Loans are underwritten by NCS pursuant to loan underwriting and processing arrangements between NCS and the applicable mortgage lenders. Primary Assets originated through wholesale programs ('Wholesale Loans') are generally originated through mortgage brokers eligible to refer Primary Asset applications to NCS or NFI. Wholesale Loans are generally underwritten by NCS or NFI, processed primarily by the mortgage broker and closed by NCS or NFI in its name. Primary Assets acquired pursuant to correspondent programs ('Correspondent Loans') are purchased from approved correspondent lenders in negotiated transactions. Correspondent Loans generally are closed in the name of the applicable correspondent lenders and are subsequently sold and ultimately assigned to the Seller. Correspondent lenders are generally required to follow the Seller's loan underwriting policies, as described below, with respect to Correspondent Loans.

UNDERWRITING PROCEDURES

     The underwriting procedures pertaining to the Primary Assets evaluate the prospective mortgagor's credit standing and ability to repay the Primary Asset, as well as the value and adequacy of the underlying Mortgaged Property that serves as collateral for the Primary Asset.

     All Primary Asset applications received by NCS or NFI (NCS and NFI may hereinafter be referred to as a 'Primary Asset Underwriter') are subject to a credit investigation. As part of such investigation, the Primary Asset Underwriter (i) reviews at least two independent credit bureau reports (which may consist of a merged report), (ii) obtains verification of income and employment, which generally includes at least one current pay stub, and either the borrower's most recent W-2 form or verification of employment (verbal or written), (iii) conducts a title search and (iv) obtains an independent appraisal of the property, as described further below. In addition, in the case of a junior Primary Asset, the Primary Asset Underwriter may obtain a written or telephone verification of the current principal balance and payment history for the mortgage loan secured by the Senior Lien.

     After the investigation is completed, the Primary Asset Underwriter decides whether to accept or reject the loan application and assigns a loan class based upon the borrower's credit history and ability to repay the loan. Generally, borrowers must have a debt-to-income ratio not greater than 55%. For purposes of this calculation, 'debt' is defined as the sum of all deed of trust or mortgage payments, including escrow payments for hazard insurance premiums, real estate taxes, mortgage insurance premiums and any owner's association dues, plus payments on any installment debt, and alimony or child support payments and 'income' is defined as stable monthly gross income from the borrower's primary source of employment plus acceptable secondary income.

     The Seller generally has not acquired first-priority Primary Assets when the Combined Loan-to-Value Ratio exceeded 90% and generally has not acquired junior Primary Assets when the Combined Loan-to-Value Ratio has exceeded 90%, except in connection with its 'High LTV' program, under which the Seller has acquired Primary Assets with Combined Loan-to-Value Ratios of up to 125%. Under the High LTV program, certain borrowers with high credit ratings have been permitted to borrow: (i) varying amounts under Primary Assets with Combined Loan-to-Value Ratios not exceeding 100%, or (ii) up to an amount (at least 40% of which is for home improvement) generally not exceeding $25,000 under Primary Assets with Combined Loan-to-Value Ratios not exceeding 125%. Borrowers under the High LTV program must also meet minimum credit score levels to qualify. A Primary Asset Underwriter's determination of an acceptable Combined Loan-to-Value Ratio for a particular Primary Asset application is based on the quality, condition and appreciation history of the related Mortgaged Property and prospective market conditions with regard to such Mortgaged Property. If the related Mortgaged Property constitutes rural property, the Combined Loan-to-Value Ratio generally will not exceed 80%.

     Certain Primary Assets may be acquired under the Seller's No Income Verification ('NIV') program. To qualify for the NIV program, a borrower generally must have a debt-to-income ratio of no greater than 45% and a Combined Loan-to-Value Ratio of no greater than 85%. The credit investigation of an applicant for a loan under the NIV program is generally the same as described above except that the income of the borrower will not be verified.

     An appraisal satisfying either FNMA/FHLMC or state guidelines is required for all Primary Assets acquired by the Seller, except for the High LTV program where the stronger credit quality of the borrowers warrants a more limited appraisal. In addition to the appraisal evaluation which each Mortgaged Property undergoes, the Primary Asset Underwriter has established a system for conducting periodic reviews of each appraiser using internal and third party appraisers.

TERMS

     The Primary Assets include fixed- and variable-rate, closed-end Single Family Loans and Contracts. The fixed-rate Primary Assets are predominantly Simple Interest Primary Assets that provide for the amortization of the amount financed under the Primary Asset over a series of equal Monthly Payments. The fixed-rate Primary Assets acquired by the Seller typically have original terms to maturity ranging from 180 to 360 months and, except for Balloon Loans, provide for Monthly Payments of principal and interest in substantially equal installments for the contractual term of the related Mortgage Note in sufficient amounts to fully amortize the principal thereof by maturity. Generally, the fixed-rate Balloon Loans will have an amortization schedule based upon a 360-month term and have a term to maturity of 180 months.

     The variable-rate Primary Assets are either Simple Interest Primary Assets which amortize over 180 to 360 months as explained above, or are Actuarial Primary Assets or Rule of 78s Primary Assets which amortize over 180 to 360 months with the monthly principal and interest amounts computed as of the first of the month, regardless of when the Monthly Payment is actually received. The variable rate Primary Assets are indexed to short term base rates (such as 30 day LIBOR) and may adjust every six to 12 months.

     Payments on the Primary Assets in the form of late payment charges, prepayment premiums or other miscellaneous administrative charges, to the extent collected from Mortgagors, will be retained by the Master Servicer as additional servicing compensation.

     Unless specified in the related Prospectus Supplement, none of the Primary Assets will be insured by the FHA, guaranteed by the VA or otherwise insured or guaranteed in any manner (except in some cases for title and hazard insurance, which insurance is required to be obtained by the Mortgagor).

SERVICING

     The Master Servicer has established policies for servicing Primary Assets. The Master Servicer retains the right to service the Primary Assets and will generally assign subservicing rights to servicers (including NFI) who are FNMA/FHLMC approved servicers. Servicing includes but is not limited to customer service, collections and loss mitigation, remittance processing, investor reporting, foreclosure and REO Properties.

     The Master Servicer or its subservicers (collectively, 'Servicer') utilize an on-line real-time servicing system. It provides payment processing and cashiering functions, automated payoff statements, on-line collections, hazard insurance and tax monitoring, and a full range of investor reporting requirements for both fixed-rate and adjustable-rate loans. The servicing standards applied by the Servicer shall be comparable to those used in the industry as a whole for assets similar to the Primary Assets.

     The Pooling and Servicing Agreement for a Series of Certificates, which will govern the distribution of cash flows within the related Trust, may require that the Servicer advance interest and principal on any delinquent Primary Asset until satisfaction of the Mortgage Note, liquidation of the Mortgaged Property or charge-off of the Primary Asset to the extent the Servicer deems such Advances of interest and/or principal to be ultimately recoverable. Realized losses on Primary Assets are paid out of the related credit enhancement or similar account or, if necessary, from the related monoline insurance company to the extent such coverage exists and is otherwise disclosed in the related Prospectus Supplement.

     Once a Primary Asset becomes 30 days delinquent, the Servicer will take additional steps to evaluate the Mortgagor's ability to repay the Primary Asset and may also inspect the Mortgaged Property. Collection activity on accounts 60 days delinquent typically emphasize curing the delinquency, including the use of formal forbearance, refinance and voluntary liquidation, and other means directed at curing the delinquency. Depending on the circumstances surrounding the delinquent account, a temporary suspension of payments or a repayment plan to return the account to an up-to-date status may be authorized by the collection supervisor. In any event, it is the Servicer's policy to work with the delinquent customer to resolve the past due balance before legal action is initiated.

     In most cases, accounts that cannot be cured by reasonable means will be moved to foreclosure as soon as all legal documentation permits. Foreclosures are initiated by the collections manager after performing a pre-foreclosure loan analysis and require the approval of the Master Servicer. When foreclosure proceedings are initiated, a third-party appraiser inspects the Mortgaged Property or completes a drive-by evaluation and obtains comparable sales prices and listings in the area. In addition, the Servicer checks the status of the homeowner's insurance, Senior Liens, and property taxes. Subject to applicable state law, all legal expenses are assessed to the account and become the responsibility of the Mortgagor.

DELINQUENCY AND LOSS EXPERIENCE

     The related Prospectus Supplement will set forth certain information relating to the delinquency and loan loss experience for mortgage loans or subservicers in the related Prospectus Supplement. The data presented is unlikely to be indicative of the delinquency and loss experience that will be experienced on the Primary Assets in a specific Trust, in light of the fact that such portfolio may include Primary Assets which were originated by different originators under different underwriting standards and which have a different geographic distribution from the Primary Assets for a specific Trust. There is no assurance that future delinquency or loss experience of the related Primary Assets will be similar to that set forth in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The following summary describes certain terms of the Certificates, common to each Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates, the Pooling and Servicing Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Certificates will represent beneficial interests in the assets of the related Trust, including (i) the Primary Assets and all proceeds thereof, (ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, and (iv) certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, overcollateralization, cross-collateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, the Primary Assets underlying a Series of Certificates may be insured under one or more of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or similar credit enhancement. In addition to, or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Certificates of a Series may be provided through subordination. Any such credit enhancement may be included in the assets of the related Trust. See '--Description of Credit Enhancement' herein.

     A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a 'Pass-Through Rate') which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Rate on the related Primary Assets, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Certificates entitled to payments derived from a specified group or groups of Primary Assets held by the related Trust. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

     Each Class of Certificates of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a 'Percentage Interest') in the Certificates of the respective Class, determined by dividing the original principal balance (or Notional Principal Amount, in the case of certain Certificates entitled to receive interest only) represented by such Certificate by the original principal balance (or Notional Principal Amount) of such Class. The related Prospectus Supplement will set forth the amount or method of calculating the Notional Principal Amount with respect to any Certificate.

     One or more Classes of Certificates of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series (the 'Book-Entry Certificates') may initially be represented by one or more certificates registered in the name of Cede & Co. ('Cede'), the nominee of The Depository Trust Company ('DTC'), and available only in the form of book-entries on the records of DTC, participating members thereof ('Participants') and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ('Indirect Participants'). Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein to 'holders' of Certificates shall reflect the rights of owners ('Owners') of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See '--Registration and Transfer of Certificates' herein.

     On each Distribution Date there shall be paid to each person in whose name a Certificate is registered on the related Record Date (which in case of the Book-Entry Certificates initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class, as further described in the related Prospectus Supplement.

INTEREST

     Interest will accrue on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an 'Accrual Period') at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Distribution Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ('Accrual Certificates') on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Distribution Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances, if any, or by any applicable credit enhancement.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

  LIBOR

     On the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement (the 'Calculation Agent') will determine LIBOR by reference to the quotations, as set forth on the Telerate Screen Page 3750 offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein (the 'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Telerate Screen Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a Class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.


     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

  COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the

Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each Class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a Class of 'COFI Certificates') for the Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     If on the tenth day of the month in which any Accrual Period commences for a Class of COFI Certificates the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Accrual Period and for each succeeding Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Accrual Period and each succeeding Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Pooling and Servicing Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable Classes for the related Accrual Period shall (in the absence of manifest error) be final and binding.


TREASURY INDEX

     On the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each Class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the

'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Pooling and Servicing Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable Classes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

     On the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each Class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the 'Prime Rate' for an Accrual Period will be the 'prime rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'prime rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the 'prime rate' is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Pooling and Servicing Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL

     On each Distribution Date, commencing with the Distribution Date specified in the related Prospectus Supplement, principal with respect to the related Primary Assets due during the period specified in the related Prospectus Supplement (each such period, a 'Due Period') will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Such principal payments will generally include to the extent of funds available (i) the principal portion of all Monthly Payments on the related Primary Assets which are received or advanced, (ii) any principal prepayments of any such Primary Assets in full ('Principal Prepayments') and in part ('Curtailments') received during the related Due Period or such other period (each, a 'Prepayment Period') specified in the related Prospectus Supplement,
(iii) the principal portion received during the related Due Period or such other period as specified in the related Prospectus Supplement of (A) the proceeds of any insurance policy relating to a Primary Asset, a Mortgaged Property or a REO Property net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor and net of reimbursable expenses ('Insurance Proceeds'), (B) proceeds received in connection with the liquidation of any defaulted Primary Assets or REO Properties ('Liquidation Proceeds'), net of fees and advances reimbursable therefrom ('Net Liquidation Proceeds') and (C) net proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ('Released Mortgaged Property Proceeds'), (iv) the principal portion of all amounts paid by the Seller in connection with the purchase of a Primary Asset as to which there is defective documentation or a breach of a representation or warranty contained in the related Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders and (v) the principal portion of amounts received on each defaulted Primary Asset or REO Property as to which the Master Servicer has determined that all amounts expected to be recovered have been recovered (each, a 'Liquidated Primary Asset'), to the extent not included in the amounts described in clauses (i) through (iv) above. Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by Advances or any applicable credit enhancement.

REPORTS TO HOLDERS

     On each Distribution Date, there will be forwarded to each holder a statement prepared by the Trustee setting forth, among other things, the information as to such Distribution Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein or the related Prospectus Supplement, if applicable:

          (i) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Distribution Account but may not be withdrawn therefrom pursuant to an order of a court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code);

          (ii) the principal balance of each Class of Certificates as reported in the report for the immediately preceding Distribution Date, or, with respect to the first Distribution Date for a Series of Certificates, the original principal balance of such Class;

          (iii) the principal portion of all Monthly Payments received during the related Due Period;

          (iv) the amount of interest received on the Primary Assets during the related Due Period;

          (v) the aggregate amount of the Advances, if any, to be made with respect to the Distribution Date;

          (vi) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Realized Losses during the related Due Period;

          (vii) the amount of interest and principal due to the holders of each Class of Certificates of such Series on such Distribution Date;

          (viii) the amount then available in any Spread Account, Reserve Account or Prefunding Account;

          (ix) the amount of the payments, if any, to be made from any credit enhancement on the Distribution Date;

          (x) the amount to be distributed on the Distribution Date to the holders of any subordinated or residual Certificates issued pursuant to the related Pooling and Servicing Agreement and not otherwise offered pursuant to this Prospectus or the related Prospectus Supplement;

          (xi) the principal balance of each Class of Certificates of such Series after giving effect to the payments to be made on the Distribution Date;

          (xii) with respect to the Trust, the weighted average maturity and the weighted average Mortgage Rate of the Primary Assets as of the last day of the related Due Period;


          (xiii) the amount of all payments or reimbursements to the Master Servicer for accrued unpaid Servicing Fees, unreimbursed Advances, and interest in respect of Permitted Investments or funds on deposit in the Collection Account and certain other amounts during the related Due Period;

          (xiv) the Pool Principal Balance as of the immediately preceding Distribution Date, the Pool Principal Balance after giving effect to payments received prior to the related Determination Date or during the related Due Period, as specified in the related Prospectus Supplement and Realized Losses incurred during the related Due Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Distribution Date, the 'Pool Principal Balance' equals the aggregate outstanding principal balance of all Primary Assets, together with all amounts in any Prefunding Account not otherwise distributed pursuant to the terms of the Pooling and Servicing Agreement, as reduced by the aggregate Realized Losses, at the end of the related Due Period;

          (xv) certain information with respect to the funding, availability and release of monies from any Spread Account, Reserve Account or Prefunding Account;

          (xvi) the number of Primary Assets outstanding at the beginning and at the end of the related Due Period;

          (xvii) the amounts that are reimbursable to the Master Servicer, the Trustee or the Depositor, as appropriate; and

          (xviii) such other information as the Depositor reasonably determines to be necessary or appropriate.

DESCRIPTION OF CREDIT ENHANCEMENT

     To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, spread account, cash collateral account, overcollateralization, cross-collateralization subordination or other type of credit enhancement to cover one or more risks with respect to the Primary Assets or the Certificates, as specified in the related Prospectus Supplement. Credit enhancement may also be provided by subordination of one or more Classes of Certificates of a Series to one or more other Classes of Certificates of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Certificates will not be available for losses incurred with respect to any other Series of Certificates. To the extent credit enhancement for any Series of Certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Certificates will bear all further risk of loss.


     The amounts and types of credit enhancement, as well as the provider thereof (the 'Credit Provider'), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted, either as the aggregate principal balance of the Certificates decreases, upon the occurrence of certain events or otherwise. To the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled, reduced or modified in amount or scope of coverage or both, as provided in the related Prospectus Supplement.

     The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be filed with the related Form 8-K.

     Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a 'Certificate Insurance Policy') may be obtained and maintained for a Class or Series of Certificates. The issuer of the Certificate Insurance Policy (the 'Insurer') will be described in the related Prospectus Supplement and a copy of the form of Certificate Insurance Policy will be filed with the related Form 8-K.

     A Certificate Insurance Policy will be described in the related Prospectus Supplement and will generally be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Distribution Date. The specific terms of any Certificate Insurance Policy will be set forth in the related Prospectus Supplement. A Certificate Insurance Policy may have limitations and generally will not insure the obligation of the Seller to purchase or substitute for a defective Primary Asset and will not guarantee any specific rate of principal prepayments. The Insurer will, to the extent described in the related

Prospectus Supplement, be subrogated to the rights of each holder to the extent the Insurer makes payments under the Certificate Insurance Policy.

     Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Certificates may be provided by a letter of credit (a 'Letter of Credit') issued by a bank or other financial institution (a 'Letter of Credit Issuer') identified in the related Prospectus Supplement. Each Letter of Credit will be described in the related Prospectus Supplement and will generally be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Primary Assets or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Account or Spread Account. The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by a mortgage pool insurance policy (a 'Pool Insurance Policy') issued by the insurer (a 'Pool Insurer') specified in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Primary Assets up to the amount specified in such Prospectus Supplement (or in the related Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Certificates for which a Pool Insurance Policy is provided will require the Master Servicer or other party specified therein to use reasonable efforts to maintain at the expense of the Trust the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and each such policy will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

     Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided in part by an insurance policy (a 'Special Hazard Policy') covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Certificates for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

     Spread Account and Reserve Account. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Certificates may be provided by a reserve account (a 'Reserve Account') or a spread account (a 'Spread Account'). A Reserve Account or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Investments provided by the Depositor or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Certificates subordinated to one or more other Classes of Certificates or all or any portion of the interest accrued on the Primary Assets in excess of that accrued on the related Certificates ('Excess Spread'). If so specified in the related Prospectus Supplement, a Reserve Account for a Series of Certificates may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Account or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Investments. A Reserve Account or Spread

Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Account or Spread Account may not be deemed part of the assets of the related Trust or the related REMIC or may be deemed to be pledged or provided by one or more of the Depositor, the holders of the Class of Certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, a Spread Account, Prefunding Account or Reserve Account may also require the establishment of an account (a 'Yield Supplement Account') to cover interest shortfalls, as more fully described in the related Prospectus Supplement. Funds on deposit in the

Yield Supplement Account for any Series may be applied to supplement interest payable on the related Primary Assets if necessary to pay interest to holders of one or more Classes of Certificates of such Series at the applicable Pass-Through Rate.

     Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Certificates may be provided by the establishment of a cash collateral account (a 'Cash Collateral Account'). A Cash Collateral Account will be similar to a Reserve Account or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the 'Cash Collateral Lender'), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Pospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Account. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Certificates of a Series.

     Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Certificates of a Series ('Subordinated Certificates') may instead be payable to holders of one or more other Classes of Certificates of such Series ('Senior Certificates') under the circumstances and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Primary Assets and losses on defaulted Primary Assets will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. A Series of Certificates may include one or more Classes of Subordinated Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinated Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinated Certificates designated as being senior thereto. The aggregate losses in respect of defaulted Primary Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Distribution Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Certificates of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Certificates of such Series could experience losses.

     In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Certificates on any Distribution Date may be deposited in a Reserve Account or Spread Account, as described above. Such deposits may be made on each Distribution Date, on each Distribution Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Account or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

     Distributions may be allocated as among Classes of Senior Certificates and as among Classes of Subordinated Certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and deposits to any Reserve Account or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Certificates pursuant to a 'shifting interest' structure or otherwise, as specified in the related Prospectus Supplement.

     Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related Primary Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the Primary Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Primary Assets, or a group thereof, over the principal balance of the related Class of Certificates. Such acceleration may continue for the life of the related Certificates, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.


     Cross-Collateralization. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of Primary Assets included in the Trust for a Series may be evidenced by separate Classes of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more groups of Primary Assets prior to distribution to Subordinated Certificates evidencing a beneficial ownership interest in other groups of Primary Assets within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

PAYMENT OF CERTAIN EXPENSES

     If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a credit enhancement account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Distribution Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

     Each Pooling and Servicing Agreement will set forth the terms of the payment to the Trustee from time to time of its fees and the reasonable expenses, disbursements and advances incurred or made by the Trustee, either from amounts on deposit in the Distribution Account or as otherwise described therein.

SERVICING COMPENSATION

     As compensation for servicing and administering the Primary Assets, the Master Servicer is entitled to a fee in the amount specified in the related Prospectus Supplement (the 'Servicing Fee'), payable from all or a portion of payments on the related Primary Assets, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and certain other collections on the related Primary Assets, as specified in the related Prospectus Supplement. In addition to the Servicing Fee, the Master Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption, modification and other administrative fees (including bad check charges, prepayment premiums, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Primary Asset, to the extent not otherwise required to be remitted to the Trustee for deposit into the Distribution Account, and interest paid on funds on deposit in the Collection Account.

SERVICING STANDARDS

     General Servicing Standards. The Master Servicer will agree to service the Primary Assets in accordance with the Pooling and Servicing Agreement, and, in servicing and administering the Primary Assets, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering assets similar to the Primary Assets for other third party portfolios or its own account, in accordance with accepted servicing practices of prudent servicing institutions that service assets similar to the Primary Assets and giving due consideration to the holders of the related Certificates, and any Credit Provider's interests. The interests of the holders of each Class of Certificates of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. No holder of a Certificate will have the right to make any decisions with respect to the underlying Primary Assets. The Master Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement, and, in certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required.

     Hazard Insurance. The Master Servicer will exercise its best reasonable efforts to cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as 'standard hazard insurance') customary in the area where the Mortgaged Property is located, to the extent required or permitted under the related Mortgage, in an amount which is at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Primary Asset or 100% of the insurable value of the improvements securing the Primary Asset. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone 'A', the Mortgage will require the Mortgagor to maintain a flood insurance policy with a generally acceptable insurance carrier in an amount representing coverage not less than that required under guidelines promulgated by the Federal National Mortgage Association. The Master Servicer will also be required to maintain on REO Property, to the extent such insurance is available at commercially reasonable rates, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted servicing practices of prudent servicing institutions for assets similar to the Primary Assets, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with the related Mortgage or customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

     If the Master Servicer obtains and maintains a blanket policy or master forced placed insurance policy insuring all of the Primary Assets against some or all of the risks described above, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Primary Assets without co-insurance, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to such insurance coverage.


     In general, the standard hazard insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to Primary Assets will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. No other insurance coverage (other than title insurance as specified herein) is required under the Primary Assets or the Pooling and Servicing Agreement.

     The Mortgagors under some of the Primary Assets may obtain credit life or disability insurance policies. Such policies require the insurers to make payments on the related Primary Assets in the event of death or certain events of disability of the Mortgagor. To the extent such policies are obtained, the proceeds thereof will constitute assets of the related Trust. No Mortgagor is required to obtain credit life or disability insurance.

     Since, as a general matter, the cost of construction of residential properties has increased in recent years, if the amount of hazard insurance maintained on the improvements securing a Primary Asset were to decline as its principal balance decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a loss.

     Enforcement of 'Due-on-Sale' Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, is required, to the extent it has knowledge of such conveyance or prospective conveyance to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Primary Asset under any 'due-on-sale' clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be permitted to exercise any such right if the 'due-on-sale' clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or unless, in the Master Servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, such Primary Asset. See 'Certain Legal Aspects of the Primary Assets--Enforceability of Certain Provisions.' In such event, the Master Servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Master Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Realization Upon Defaulted Primary Assets. The Master Servicer is required to use its best reasonable efforts to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Certificates of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Master Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit Provider. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise collection and foreclosure procedures which are consistent with accepted servicing practices of prudent servicing institutions for assets similar to the Primary Assets.

     Collection of Primary Asset Payments. Each Pooling and Servicing Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Primary Assets. Consistent with the foregoing, the Master Servicer may, based upon its reasonable determination of what is necessary or desirable, waive any late payment charge, prepayment premiums, assumption fee or any penalty interest in connection with the prepayment of a Primary Asset or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation. The Pooling and Servicing Agreement for each Series will provide the Master Servicer with the discretion to modify, waive or amend certain of the terms of any Primary Asset without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Primary Asset ceasing to be a 'qualified mortgage' under the REMIC Regulations.

USE OF SUBSERVICERS

     The Master Servicer will be permitted under each Pooling and Servicing Agreement to enter into subservicing agreements ('Subservicing Agreements') for any servicing and administration of Primary Assets with any institution (each, a 'Subservicer') which meets the requirements set forth in the related Pooling and Servicing Agreements. Such Subservicer shall have all the rights and powers of the Master Servicer with respect to such Primary Assets under the Pooling and Servicing Agreement. The related Prospectus Supplement shall set forth whether a Subservicer is required to be designated by Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') as an approved Seller-Servicer for first and second mortgage loans or the standards under which a Subservicer may service the Primary Assets.

     Notwithstanding any Subservicing Agreement, the Master Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Primary Assets. The Master Servicer will be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

SERVICING CERTIFICATES AND AUDITS

     The Pooling and Servicing Agreement for each Series will generally provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report, such firm may rely, as to the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Pooling and Servicing Agreement for each Series will generally provide that the Master Servicer will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND ITS AGENTS

     Each Pooling and Servicing Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Master Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Master Servicer's duty to service the Primary Assets in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust and the Master Servicer will be entitled to reimbursement therefor out of funds otherwise distributable to the Certificateholders. The Pooling and Servicing Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Seller or any director, officer, employee or agent of the Depositor, the Master Servicer or the Seller will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Seller nor any such person will be protected against any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement or that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or, in the case of the Master Servicer a breach of the servicing standards set forth in the Pooling and Servicing Agreement) in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, the Seller will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series. Additional information with respect to the limitation on liabilities of the Master Servicer will be provided in the related Prospectus Supplement.

REMOVAL AND RESIGNATION OF MASTER SERVICER

     Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or either the Trustee or the holders of Certificates of a Series representing a majority in principal amount of Certificates of such Series, voting as a single class (a 'Majority in Aggregate Voting Interest'), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Master Servicer upon the occurrence and continuation of any of the following events (each a 'Master Servicer Termination Event'):

          (i) Any failure by the Master Servicer to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and the Pooling and Servicing Agreement that shall continue unremedied for a period of five Business Days (an 'Event of Nonpayment'); or

          (ii) Failure of the Seller, so long as it is an affiliate of the Master Servicer, to repurchase or substitute a Primary Asset pursuant to the terms of the related Pooling and Servicing Agreement; or


          (iii) Failure on the part of the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in the Pooling and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders and which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and to the Trustee by the Holders of Certificates evidencing not less than a majority of the aggregate principal amount of Certificates of such Series; or

          (iv) The Master Servicer shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws, or the Master Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent, or the Master Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency, of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (v) Any order for relief against the Master Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days, or a decree or order by a court having jurisdiction in the premises shall have been entered, approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Master Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days, or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Master Servicer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

     To the extent specified in the related Prospectus Supplement, the Depositor may, with the consent of any Credit Provider and holders representing a majority in aggregate Percentage Interest of each Class of Certificates of a Series, remove the Master Servicer upon 90 days' prior written notice. No such removal shall be effective until the appointment and acceptance of a successor Master Servicer other than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Certificates of such Series.

     The Master Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, any Credit Provider, the Trustee, the Depositor and the Majority in Aggregate Voting Interest or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the

Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     Upon removal or resignation of the Master Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the 'Successor Master Servicer'). Unless otherwise provided in the Prospectus Supplement, the Trustee, as Successor Master Servicer, is obligated to make any Servicing Advances and certain other Advances, unless it determines reasonably and in good faith that such Advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Master Servicer, the Trustee may appoint, or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved Seller-Servicer by FNMA or FHLMC for first and second mortgage loans and having equity of not less than the amount set forth in the related Pooling and Servicing Agreement as the Successor Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

     The Trustee and any other Successor Master Servicer in such capacity is entitled to the same reimbursement for Advances and other Servicing Compensation as the Master Servicer. See '--Servicing Compensation' above.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether a service charge will be made for any such registration or transfer of such Certificates. Whether or not there is a service charge, the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series ('Book-Entry Certificates') may be initially represented by one or more certificates registered in the name of The Depository Trust Company ('DTC') or other securities depository and be available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ('Citibank'), will act as depositary for CEDEL and The Chase Manhattan Bank ('Chase'), will act as depositary for Euroclear (in such capacities, the 'Depositaries').

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear

Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in

DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Federal Income Tax Consequences' herein.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ('Participants') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Beneficial owners ('Owners') that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Certificates may do so only through Participants (unless and until Definitive Certificates are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and

Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'holder' of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

     While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Owners have accounts with respect to Book Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Certificates of a Series only through Participants by instructing such Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as 'Definitive Certificates') only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Master Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Master Servicer and the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System ('Euroclear') was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences.'

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
CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

                  CERTAIN LEGAL ASPECTS OF THE PRIMARY ASSETS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Single Family Loans and Contracts may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Single Family Loans and Contracts.

SINGLE FAMILY LOANS

     The Single Family Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Single Family Loan is located. A mortgage conveys legal title to or creates a lien upon the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

     If so specified in the related Prospectus Supplement, Primary Assets may include loans on units in cooperatives ('Cooperative Loans'). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives, which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

     Each cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The cooperative is responsible for property management and generally for the payment of real estate taxes, insurance and similar charges, the cost of which is shared by the owners. The cooperative building or underlying land may be subject to one or more mortgages (generally incurred in connection with the construction or purchase of the building) for which the cooperative is responsible. The interest of an occupant under proprietary leases or occupancy agreements is generally subordinate to that of the holder of such a mortgage or land lease. If the cooperative is unable to meet the payment obligations under such mortgage or any land lease, the holder of such mortgage or land lease could foreclose the mortgage or terminate the land lease, which may have the effect of terminating all proprietary leases or occupancy agreements. In the event of such foreclosure or termination, the value of any collateral held by a lender which financed the purchase by a tenant/shareholder of cooperative shares or, in the case of the Primary Assets, the collateral securing the Cooperative Loans could be eliminated or significantly reduced.

FORECLOSURE OF SINGLE FAMILY LOANS

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Although judicial foreclosure proceedings are often not contested by any of the parties defendant, any activity by any one defendant may materially delay completion of a foreclosure.

     Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a specified period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property subject to the lien of the mortgage or the deed of trust may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of several court decisions permitting such a sale to be rescinded as a fraudulent conveyance, including the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (which is analogous to section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent 'fair consideration' (which is analogous to 'reasonably equivalent value' under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution

Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held, in relevant part, that ''reasonable equivalent value', for the foreclosed property, is the price in fact received at foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with.'

     For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to some or all of the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. The lender thereby assumes the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. In some states there is a statutory minimum purchase price which the lender may offer for the property. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds from the sale of the property may be substantially less than the loan balance.

     A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a 'due-on-sale' clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Single Family Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds or trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     Under the Pooling and Servicing Agreement (and the REMIC Provisions of the
Code), the Master Servicer may hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Master Servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See '--Anti-Deficiency Legislation and Other Limitations on Lenders' herein.

JUNIOR MORTGAGES

     Some of the Single Family Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See '--Foreclosure of Single Family Loans' herein.

     Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See 'Risk Factors--Nature of Security' for a further discussion of certain risks associated with junior mortgage loans.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, if the last payment on the original payment schedule for a loan secured only by a security interest in real property that is the debtor's principal residence is due before the date on which the final payment on a Chapter 13 plan is due, the Chapter 13 plan may provide for the payment of the claim as modified pursuant to the Chapter 13 plan. If a Chapter 13 plan proposes to cure a default, the amount necessary to cure the default is determined in accordance with the underlying agreement and applicable nonbankruptcy law.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Courts with federal bankruptcy jurisdiction have also approved full or partial surrender of collateral in full or partial satisfaction of the debt based on appraisal evidence that may or may not reflect the amount ultimately received from a sale of the collateral. Courts with federal bankruptcy jurisdiction have also approved full or partial substitution of new collateral for the existing collateral, including but not limited to stock and partnership interests, based on appraisal evidence that may or may not reflect the amount ultimately received from a sale of the substitute collateral.

     The United States Bankruptcy Code provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Primary Assets.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The Primary Assets will generally include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

     The Primary Assets will generally contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Primary Asset if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a 'due-on-sale' clause may be invoked only where a sale threatens the legitimate security interests of the lender.

     The Garn-St. Germain Depository Institutions Act of 1982 purports to preempt state laws which prohibit the enforcement of 'due-on-sale' provisions in certain loans made after October 15, 1982. The Master Servicer may thus be able to accelerate the Primary Assets that were originated after that date and contain a 'due-on-sale' provision, upon transfer of an interest in the related Mortgaged Property, regardless of its ability to demonstrate that a sale threatens its legitimate security interest. Each Pooling and Servicing Agreement will provide that the Master Servicer, on behalf of the Trustee, will enforce any right of the Trustee as the mortgagee of record to accelerate a Mortgage Loan in the event of a sale or other transfer of the related Mortgaged Property unless, in the Master Servicer's reasonable judgment, doing so would materially increase the risk of default or delinquency on, or materially impair the security for, such Primary Asset.

APPLICABILITY OF CERTAIN REGULATORY REQUIREMENTS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March, 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures and, unless an exemption is available, require certain disclosures and, unless an exemption is available, require licensing of the originators of certain Primary Assets. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Primary Assets.

     The Primary Assets are also subject to federal laws, including, without limitation: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Primary Assets; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer

Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; (iv) the Real Estate Settlement Procedures Act, which regulates closing and servicing practices relating to first mortgage loans for one- to four-family residential properties; and (v) certain other laws and regulations.

     Certain of the Primary Assets may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act'), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect of non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans orginated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related mortgage loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The application of State and Federal consumer protection laws to particular circumstances is not always certain and in some cases courts and regulatory authorities have shown a willingness to adopt novel interpretations of these laws. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of an assignee (including a Trust) to collect all or part of the principal of or interest on the Primary Assets, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the assignee to damages and administrative sanctions. In some instances, particularly in actions involving fraud or deceptive practices, damage awards have been large. If a Trust were obligated to pay any such damages, its assets would be reduced, resulting in a possible loss to Certificateholders.

     The Seller will represent and warrant in the related Pooling and Servicing Agreement that each related Primary Asset was originated in compliance with applicable state law in all material respects.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which has been involved in decisions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the related Trust). The Pooling and Servicing Agreement requires that the Master Servicer, in making a determination to foreclose on or otherwise acquire a Mortgaged Property, take into account (and the Master Servicer is not required to foreclose or otherwise acquire a Mortgaged Property in the case of) the existence of hazardous wastes or hazardous substances on such Mortgaged Property. If title to a Mortgaged Property securing a Primary Asset is acquired by a Trust and cleanup costs are incurred in respect of the Mortgaged Property, the holders of the Certificates might incur a loss if such costs were required to be paid by the Trust and sufficient funds were not available from any Reserve Account, Spread Account or similar account or from collections on the Primary Assets.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before

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
conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

THE CONTRACTS

     General. As a result of the Depositor's assignment of the Contracts to the Trustee, the holders of Certificates will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or its custodians. In addition, the Depositor will cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home securing a Contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. So long as the Mortgagor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to a site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a Series of Certificates and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require the Seller to repurchase for breach of warranties.

     The Depositor will assign its security interest in the Manufactured Homes to the Trustee. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trust as the new secured party. Accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the

Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trust against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

     Enforcement of Security Interests in Manufactured Homes. The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a certain number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home, or, in the case of a Manufactured Home registered in a state which provides for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the Contracts, the Master Servicer will be required to take steps to effect such re-perfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Manufactured Home, the Trustee must surrender possession of the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under each Pooling and Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will represent in the related Pooling and Servicing Agreement that there are no such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee in the event such a lien arises.

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
     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. Numerous federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

     Transfer of Manufactured Homes; Enforceability of 'Due-on-Sale'
Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Contracts by the lender upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes.

                            LEGAL INVESTMENT MATTERS

     Unless otherwise specified in the related Prospectus Supplement, no Class of Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') because, among other things, the related Trust will include Primary Assets that are secured by second mortgages. Investors should consult their own legal advisors in determining whether and to what extent a Class of Certificates constitutes legal investments for such investors.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the 'Code') and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See 'State and Other Tax Consequences.' Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities ('REMIC Certificates') representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the 'REMIC Provisions') of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC Regulations'). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

  Classification of REMICs

     The special tax counsel to the Depositor identified in the related Prospectus Supplement ('Tax Counsel') shall file with the Commission on the related Form 8-K prior to the Closing Date for each Series an opinion with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement. In the opinion of Tax Counsel, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of

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
'regular interests' ('REMIC Regular Certificates') or 'residual interests' ('REMIC Residual Certificates') in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates

     In the opinion of Tax Counsel, the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, in the opinion of Tax Counsel, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual

Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code. In addition, in the opinion of Tax Counsel, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Primary Assets, payments on Primary Assets held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Primary Assets, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Primary Assets for purposes of all of the foregoing sections. In addition, in some instances Primary Assets may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Primary Assets that may not be so treated. The REMIC Regulations do provide, however, that payments on Primary Assets held pending distribution are considered part of the Primary Assets for purposes of Section 856(c)(5)(A) of the Code.

  Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Tax Counsel will deliver their opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under

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
Section 7701 (a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

  General

     Except as otherwise stated in this discussion, in the opinion of Tax Counsel, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  Original Issue Discount

     In the opinion of Tax Counsel, certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)
(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Primary Assets held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Trustee in reporting original issue discount for each series of REMIC Regular Certificates (the 'Prepayment Assumption') will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, the Trustee nor the Master Servicer will make any representation that the Primary Assets will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     In the opinion of Tax Counsel, the original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. Generally, an adjustable rate instrument that is determined to have original issue discount is converted to a fixed rate instrument for which a schedule of hypothetical accruals is determined. Original issue discount on the adjustable rate instrument is accrued in accordance with that schedule with

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
adjustments in each period to account for the divergence of the actual interest rate on the instrument from the interest rate for that period assumed in the preparation of the hypothetical schedule.

     Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.


     Notwithstanding the general definition of original issue discount, in the opinion of Tax Counsel, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See '--Taxation of Owners of REMIC Regular Certificates--Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, in the opinion of Tax Counsel, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), or such other 'accrued period' as defined in the related Prospectus Supplement, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the

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
excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Primary Assets being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Primary Assets being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     In the opinion of Tax Counsel, a subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price,' in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The Internal Revenue Service (the 'IRS') recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, Treasury regulations issued on January 27, 1994 which provide rules for calculating OID (the 'OID Regulations') do not contain provisions specifically interpreting Code
Section 1272(a)(6). The Trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus and this Prospectus Supplement. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

  Market Discount

     In the opinion of Tax Counsel, a Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See '--Taxation of Owners of REMIC Regular Certificates--Premium.' Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, in the opinion of Tax Counsel, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of
Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See '--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount.' Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the 'Committee Report') apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includable in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

PREMIUM

     In the opinion of Tax Counsel, a REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See '--Taxation of Owners of REMIC Regular Certificates--Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

  Realized Losses

     In the opinion of Tax Counsel, under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Primary Assets. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Primary Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

  General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Primary Assets or as debt instruments issued by the REMIC.

     In the opinion of Tax Counsel, a holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in '--Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income

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
derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of 'passive losses.'

     In the opinion of Tax Counsel, a holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includable in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates, because it is unlikely that unrelated deductions will be available to offset such income due to the rules relating to 'excess inclusions,' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

  Taxable Income of the REMIC

     In the opinion of Tax Counsel, the taxable income of the REMIC will equal the income from the Primary Assets, including stated interest and any OID or market discount on the Primary Assets, and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Primary Assets, bad debt deductions with respect to the Primary Assets and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Trustee intends to treat the fair market value of the Primary Assets as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Primary Assets collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under '--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount.' Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Primary Assets and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Primary Assets that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under

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
the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See '--Taxation of Owners of REMIC Regular Certificates' above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Primary Assets with market discount that it holds.

     In the opinion of Tax Counsel, Primary Assets will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Primary Assets. Premiums on Primary Assets to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     In the opinion of Tax Counsel, the REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under '--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

     In the opinion of Tax Counsel, if a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, 'Issue Premium'), the REMIC will have an additional item of income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under '--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount.'

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See '--Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See '--Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

     In the opinion of Tax Counsel, the adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     In the opinion of Tax Counsel, a REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter

(determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     In the opinion of Tax Counsel any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See '--Sales of REMIC Certificates.' For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see '--Taxation of Owners of REMIC Residual Certificates--General.'

  Excess Inclusions

     In the opinion of Tax Counsel, any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the ' daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The 'daily accruals' of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term federal rate' in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by all distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The 'long-term federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, '--Foreign Investors in REMIC Certificates' below.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

  Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See '--Foreign Investors in REMIC

Certificates--REMIC Residual Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

  Mark-to-Market Rules

     On January 4, 1995, the IRS released proposed regulations (the 'Mark-to-Market Regulations') relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 would not be treated as a security and thus generally could not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

  Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such

REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult carefully with their tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under '--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions.' Except as described below, any such gain or loss generally will be capital gain or loss. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-

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term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate' (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includable in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See '--Taxation of Owners of REMIC Regular Certificates--Market Discount' herein.

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c) (1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if a person who sells or otherwise disposes of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701 (i) of the Code) within six months of the date of such sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (a 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Primary Asset, the receipt of income from a source other than a Primary Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Primary Assets for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a 'Contributions Tax'). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

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
     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of the negligence, bad faith or willful misconduct of the Master Servicer or the Trustee. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

     If a REMIC Residual Certificate is transferred to a 'disqualified organization,' a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a 'disqualified organization' means (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an

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interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

TERMINATION

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. The character of any such loss as ordinary or capital is uncertain. Further, any such loss may be subject to the 'wash sale' rules of Section 1091 of the Code. See '--Sales of REMIC Certificates' herein.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.


     As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that

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information pertaining to the appropriate proportionate method of accruing market discount be provided. See '--Taxation of Owners of REMIC Regular Certificates--Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Trustee at the address specified in the related Prospectus Supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax.

     Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular Certificateholder that is not a 'United States person' and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to

United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement unless specific exclusions are set forth in the related Prospectus Supplement.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC election is not made, in the opinion of the Tax Counsel the Trust will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of the Subchapter J of the Code and not as an association taxable as a corporation (securities in the Trust shall hereinafter be referred as the 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Primary Assets. In such circumstances, a holder of such securities (the 'Holder') will be considered to have purchased a pro rata undivided interest in each of the Loans.

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
In other cases ('Stripped Securities'), sale of the securities (the 'Securities') will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Primary Assets.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Primary Assets (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Primary Assets directly, received directly its share of the amounts received with respect to the Primary Assets, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Primary Assets and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Pass-Through Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Master Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Primary Assets in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Primary Assets as having a fair market value proportional to the share of the aggregated principal balances of all of the Primary Assets that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Primary Assets (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Primary Assets allocable to the Security, the interest in the Primary Assets allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Primary Assets with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Primary Assets could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Primary Assets in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Primary Assets underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Primary Assets over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Owners of REMIC Regular Certificates; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Primary Assets originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Primary Assets and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would

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
generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Primary Assets, a right to receive only principal payments on the Primary Assets, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on the Primary Assets. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Primary Assets principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Primary Asset by Primary Asset basis, which could result in some Primary Assets being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pass-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Primary Assets, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Primary Assets as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Primary Asset underlying a Security.

     Under certain circumstances, if the Primary Assets prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Primary Assets prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the

Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Primary Assets' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property', within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

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SALE OR EXCHANGE

     Subject to the discussion below with respect to a Trust as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to a Trust as to which a partnership election is made, a Holder, other than a holder or a REMIC Residual Certificate, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Master Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to a Trust as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a REMIC Residual Certificate) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of the United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Primary Assets were originated on or before July 18, 1984.

     Interest and OID Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA Plans'). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement or annuity plans described in Section 401(a) or 403(a) of the Code ('Qualified Plans') and on individual retirement accounts ('IRAs') described in
Section 408 of the Code (collectively, 'Tax-Favored Plans'). Generally, any person who has discretionary authority or control respecting the management or disposition of 'plan assets' of any ERISA Plan or Tax-Favored Plan (collectively, 'Plans'), and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the Plan involved.

     Any fiduciary or other Plan investor considering whether to purchase any Certificates on behalf of or with 'plan assets' of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA considerations applicable to the Certificates offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the applicable Prospectus Supplement, subject to the provisions of other applicable federal and state law. However, any such plan that is a Qualified Plan and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503(b) of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of Plans and persons (referred to as 'parties in interest' in ERISA or 'disqualified persons' in Section 4975 of the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain 'parties in interest' (or 'disqualified persons') that participate in a prohibited transaction may be subject to a penalty or an excise tax imposed pursuant to Section 502 of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATION

     An investment of Plan Assets in Certificates may cause the Primary Assets and other assets of the related Trust to be deemed 'plan assets' of all Plans involved. Section 2510.3-101 of the U.S. Department of Labor (the 'DOL') regulations (the 'DOL Regulation') addresses whether a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an 'equity interest' (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulation, the assets of a Plan which acquires Certificates of any Class may be deemed to include merely its interest in the Certificates or both such interest and an undivided interest in the assets of the related Trust. For example, one of the exceptions in the DOL Regulation states that the underlying assets of an entity (such as any Class of Certificates) will not be considered to be 'plan assets' if less than 25% of the value of each class of equity interests (in such Class of Certificates) is held by 'benefit plan investors,' which are defined as ERISA Plans and Tax-Favored Plans, but this exception is tested immediately after each acquisition of the equity interest in the entity (or Certificates), whether upon initial issuance or in the secondary market. Therefore, certain Classes of Certificates may not be acquired or transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such an acquisition or transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. Therefore, it may not be appropriate to use Plan Assets to acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation because of the factual nature of these exceptions. For purposes of the sections of this Prospectus and any Prospectus Supplement headed 'ERISA Considerations,' the terms 'Plan Assets' and 'assets of a Plan' have the meaning specified in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Depositor, the Master Servicer, any Subservicer, the Trustee, any Credit Provider and certain affiliates thereof, to be considered or become 'parties in interest' (or 'disqualified persons') with respect to the assets of any Plan that are invested in Certificates issued by the Trust. If so, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulation, the Trust, including the Primary Assets and other assets held in the Trust, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, a Depositor, the

Master Servicer, a Subservicer, the Trustee, any Credit Provider or an affiliate thereof either (1) has investment discretion with respect to the investment of Plan Assets, or (2) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect thereto.

     Any person who has discretionary authority or control with respect to the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary with respect to such Plan. If the Primary Assets and other Trust assets were deemed to be Plan Assets, any party exercising management or discretionary control regarding those assets may be deemed to be a 'fiduciary' with respect to all Plans involved and, therefore, subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to such Plans. In addition, if the Primary Assets and other Trust assets were deemed to be Plan Assets, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the normal operations of the Trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Underwriters' Exemptions. The DOL has issued individual exemptions (each, an 'Exemption'), to a large number of investment banking firms, broker-dealers and banks or their affiliates (each, an 'Underwriter'), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions (among others) relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which an Underwriter to whom the DOL has issued an Exemption (or any of its affiliates) is the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent, with respect to such certificates, provided that certain conditions set forth in the applicable Exemption are satisfied. The Prospectus Supplement for each Series will state (in the section headed 'ERISA Considerations') whether the DOL has issued an Exemption to an Underwriter with respect to that Series and identify the Classes of Certificates of that Series to which any such Exemption may apply.

     General Conditions. Each Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates with Plan Assets must be on terms that are at least as favorable to the Plans involved as they would be in an arm's-length transaction with an unrelated party. Second, an Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same Trust. Third, the Certificates, at the time of their acquisition with Plan Assets, must be rated in one of the three highest generic rating categories by S&P, Moody's, D&P or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the 'Restricted Group,' which consists of any Underwriter, the Depositor, the Master

Servicer, any Subservicer and any Mortgagor with respect to Primary Assets constituting more than 5% of the aggregate unamortized principal balance of the Primary Assets held in the related Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Primary Assets and other Trust assets to the related Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicers must represent not more than reasonable compensation for such persons' services under the related Pooling and Servicing Agreement and reimbursement of such persons' reasonable expenses in connection therewith. Sixth, each Exemption states that the investing Plan must be an accredited investor as defined in Rule 501 (a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     A Plan fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions described above will be satisfied with respect to such Certificate.

     If the general conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(a) of ERISA, and the excise taxes imposed by Section 4975 (a) and (b) by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of
Section 406(a)(1)(E) and (2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the sections of this Prospectus and any Prospectus Supplement headed 'ERISA Considerations,' the term 'Excluded Plan' means a Plan sponsored by any member of the Restricted Group.

     Specific Conditions. If certain specific conditions of an applicable Exemption are also satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(b)(1) and (2) of ERISA, and the excise taxes imposed by Section 4975 (a) and (b) by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates, in the initial issuance of Certificates between a Depositor or an Underwriter and an investor of Plan Assets, when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is a Mortgagor with respect to 5% or less of the fair market value of the Primary Assets or other assets held in the Trust (or an affiliate of such a person), and (2) the direct or indirect acquisition or disposition in the secondary market and holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(a) and (b) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the

Mortgage Pools. The Depositor expects that those specific conditions of an applicable Exemption will be satisfied with respect to the Certificates so that the Exemption would provide exemptive relief from those restrictions and excise taxes for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     An applicable Exemption also may provide exemptive relief from the restrictions imposed by Section 406(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) by reason of Section 4975(e)(1)(A) through (D) of the Code, if such restrictions are otherwise deemed to apply merely because a person is deemed to be a 'party in interest' (within the meaning of Section 3(14) of ERISA) or a 'disqualified person' (within the meaning of
Section 4975(e) (2) of the Code) with respect to a Plan by virtue of providing services to the Plan(s) involved, or by virtue of having certain specified relationships to such a person, solely as a result of the ownership of Certificates by a Plan or with Plan Assets.

     Advance Determinations. Before purchasing any Class of Certificates of any Series, a Plan fiduciary or other investor of Plan Assets should itself determine that (1) the DOL has issued an Exemption to an Underwriter with respect to that Series which will be disclosed in the related Prospectus Supplement, (2) the Exemption applies to Certificates of that Class, (3) the Certificates constitute 'certificates' as defined in the Exemption, and (4) the specific and general conditions and any other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided by an applicable Exemption, the Plan fiduciary or other investor of Plan Assets should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

     Any Plan fiduciary or other investor of Plan Assets who proposes to purchase Certificates with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of exemptive relief under an Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage loans, any fiduciary or other Plan investor should consider the availability of an Exemption or Prohibited Transaction Class Exemption 83-1 ('PTCE 83-1') for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement for any Series of Certificates may contain additional information regarding the application of an Exemption, PTCE 83-1 or any other prohibited transaction exemption with respect to the Certificates offered thereby. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trusts which include Cooperative Loans.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501(a) of the Code (a 'Tax Exempt Investor') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') (within the meaning of Section 512 of the Code). All 'excess inclusions' of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and, therefore, will be subject to federal income tax. See 'Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Interests.'

CONSULTATION WITH COUNSEL

     Any Plan fiduciary or other investor of Plan Assets who proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under an Exemption, such as PTCE 83-1 (for a pool of single family residential mortgage loans) or any other prohibited transaction exemption.

                              PLAN OF DISTRIBUTION

     The Certificates of each Series may be sold to or through Underwriters by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Depositor intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the Certificates, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Depositor or the related Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such Underwriters or agents will be identified, and any such compensation received from the Depositor or the related Trust will be described, in the related Prospectus Supplement.

     Under agreements which may be entered into by the Depositor, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

     Each Class of Certificates of a Series offered pursuant hereto will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series will be passed upon for the Depositor by Morrison & Hecker L.L.P. and for the Underwriters by Brown & Wood LLP, and certain federal income tax consequences of the issuance of the Certificates will be passed upon by Brown & Wood LLP or Morrison & Hecker L.L.P. as tax counsel ('Tax Counsel'), as specified in the related Prospectus Supplement.

                              INDEX OF DEFINITIONS

            TERM                                                PAGE
            --------------------------------------------- ----------
            Accrual Certificates.........................      4, 35
            Accrual Period...............................      4, 35
            Actuarial Primary Asset......................         21
            Advances.....................................         27
            assets of a Plan.............................         80
            Available Payment Amount.....................         28
            Balloon Loans................................         13
            balloon payment..............................         19
            balloon payments.............................          6
            Bankruptcy Bond..............................          9
            Bankruptcy Loan..............................         21
            Bankruptcy Plan..............................         21
            Bay Colony...................................         31
            Block........................................         30
            BMC..........................................         30
            Book-Entry Certificates......................  5, 35, 48
            Calculation Agent............................         35
            Cash Collateral Account......................         42
            Cash Collateral Lender.......................         42
            Cash Flow Bond Method........................         77
            Cede.........................................      5, 35
            CEDEL........................................         50
            CEDEL Participants...........................         50
            Certificateholder............................         60
            Certificate Insurance Policy.................         40
            Certificates.................................       1, 3
            Chase........................................         48
            Citibank.....................................         48
            Class........................................       1, 3
            Closing Date.................................      3, 62
            Code.........................................     11, 60
            COFI Certificates............................         37
            Collection Account...........................         26
            Combined Loan-to-Value Ratio.................         20
            Commission...................................          2
            Committee Report.............................         65
            Contingent Regulations.......................         64
            Contract.....................................          1
            Contract Loan Schedule.......................         25
            Contributions Tax............................         72
            Conventional.................................         18
            Cooperative..................................         50
            Cooperative Loans............................     18, 51
            Correspondent Loans..........................         31
            Credit Provider..............................         40
            Curtailments.................................         38
            Cut-off Date.................................          3

            D&P..........................................         10
            debt.........................................         32
            Defective Primary Asset......................         26
            Definitive Certificates......................         49
            Deposit Date.................................         26
            Depositaries.................................         48
            Depositor....................................       1, 3
            Determination Date...........................          4

            TERM                                                PAGE
            --------------------------------------------- ----------
            Disqualified Organization....................         73
            Distribution Account.........................         28
            Distribution Date............................      4, 29
            DOL..........................................         79
            DOL Regulation...............................         79
            DTC..........................................  5, 35, 48
            due on sale..................................       6,19
            Due Period...................................      4, 38
            Eleventh District............................         36
            Eligible Account.............................         26
            ERISA........................................     11, 79
            ERISA Plans..................................         79
            Euroclear....................................         50
            Euroclear Operator...........................         50
            Euroclear Participants.......................         50
            Event of Nonpayment..........................         47
            excess inclusions............................      69,82
            excess servicing.............................         77
            Excess Spread................................         41
            Excluded Plan................................         81
            Exemption....................................         80
            FHA..........................................      5, 18
            FHLBSF.......................................         36
            FHLMC........................................         45
            Fitch........................................         10
            FNMA.........................................         45
            Form 8-K.....................................          7
            High LTV.....................................         32
            Holder.......................................         75
            holders......................................  5, 35, 60
            Home Equity Loans............................      5, 18
            HRB Tax Services.............................         30
            income.......................................         32
            Index of Definitions.........................         84
            Indirect Participants........................  5, 35, 49
            Insurance Proceeds...........................         38
            Insurer......................................         40
            IRAs.........................................         79
            IRS..........................................         64
            Issue Premium................................         68

            Letter of Credit.............................         41
            Letter of Credit Issuer......................         41
            Liquidated Primary Asset.....................         39
            Liquidation Proceeds.........................         38
            Loan-to-Value Ratio..........................         20
            lockout periods..............................      6, 19
            Majority in Aggregate Voting Interest........         47
            Manufactured Homes...........................         19
            manufactured home............................     19, 25
            manufactured housing.........................         25
            Mark-to-Market Regulations...................         71
            Master Servicer..............................       1, 3
            Master Servicer Termination Event............         47
            Monthly Payments.............................          6
            Moody's......................................         10
            Mortgage.....................................         18

            TERM                                                PAGE
            --------------------------------------------- ----------
            Mortgage Note................................         18
            Mortgage Rate................................          6
            mortgage related securities..................         11
            Mortgaged Properties.........................         18
            Mortgaged Property...........................          6
            Mortgagor....................................         14
            National Cost of Funds Index.................         37
            NCS..........................................         30
            Net Liquidation Proceeds.....................         38
            NFI..........................................         30
            NIV..........................................         32
            Nonrecoverable Advances......................         28
            Nonresidents.................................         78
            Notional Principal Amount....................          5
            OID Regulations..............................     60, 64
            Original Pool Principal Balance..............         18
            OTS..........................................         37
            Owners.......................................     35, 49
            P&I Advance..................................     10, 27
            Participants.................................  5, 35, 49
            Pass-Through Rate............................      3, 34
            Pass-Through Securities......................         75
            Percentage Interest..........................      4, 34
            Permitted Investments........................         26
            Plan.........................................         17
            plan assets..................................         80
            Plans........................................         79
            Pool Insurance Policy........................      9, 41
            Pool Insurer.................................         41
            Pool Principal Balance.......................         40
            Pooling and Servicing Agreement..............         23
            Prefunding Account...........................      7, 25
            Prepayment Assumption........................         62

            Prepayment Period............................         38
            Primary Assets...............................       1, 5
            Primary Asset Underwriter....................         32
            Prime Rate...................................         38
            Principal Prepayments........................         38
            Prohibited Transactions Tax..................         72
            PTCE 83-1....................................         82
            qualified mortgage...........................         25
            Qualified Plans..............................         79
            Qualified stated interest....................         62
            Rating Agency................................         10
            Ratio Strip Securities.......................         77
            Realized Losses..............................         29
            Record Date..................................          4
            Reference Banks..............................         35
            Released Mortgaged Property Proceeds.........         38
            Relief Act...................................         16
            REMIC........................................      2, 11
            REMIC Certificates...........................         60
            REMIC Provisions.............................         60
            REMIC Regular Certificates...................         61
            REMIC Regulations............................         60
            REMIC Residual Certificates..................         61

            TERM                                                PAGE
            --------------------------------------------- ----------
            REO Property.................................         21
            Reserve Account..............................      9, 41
            Reserve Interest Rate........................         36
            Restricted Group.............................         81
            Retail Loans.................................         31
            RICO.........................................         56
            Riegle Act...................................     15, 56
            Rule of 78s..................................     18, 21
            Rule of 78s Primary Asset....................         21
            Rules........................................         49
            S&P..........................................         10
            Securities...................................         76
            Seller.......................................   1, 3, 30
            Senior Certificates..........................         42
            Senior Liens.................................         12
            Series.......................................          1
            Servicer.....................................         33
            Servicing Advances...........................         27
            Servicing Fee................................ 10, 43, 76
            Simple Interest Primary Asset................         21
            Single Family Loan...........................          1
            SMMEA........................................     11, 60
            Special Hazard Policy........................      9, 41
            Spread Account...............................         41
            standard hazard insurance....................         44
            Stripped Securities..........................         76

            Subordinated Certificates....................         42
            Subservicer..................................         45
            Subservicing Agreements......................         45
            Substitution Adjustment......................         27
            Successor Master Servicer....................         48
            Tax Counsel..................................     60, 83
            Tax Exempt Investor..........................         82
            Tax Favored Plans............................         79
            Terms and Conditions.........................         50
            thrift institutions..........................         70
            Tiered REMICs................................         61
            TIN..........................................         78
            Title I Program..............................         20
            Title I Loans................................         20
            Title V......................................         55
            Trust........................................          1
            Trust Assets.................................  1, 18, 24
            Trustee......................................      3, 23
            UBTI.........................................         82
            Underwriter..................................         80
            United States person.........................         75
            VA...........................................      5, 18
            value........................................         20
            weighted average life........................         23
            Wholesale Loans..............................         31
            Yield Supplement Account.....................         41

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